EXHIBIT 10.3

AMENDED AND RESTATED LEASE AGREEMENT NO. 3,

dated as of June 9, 2015,

by and between

HPT TA PROPERTIES TRUST and HPT TA PROPERTIES LLC,

AS LANDLORD,

AND

TA OPERATING LLC,

AS TENANT

ARTICLE 1 DEFINITIONS	1
1.1 “AAA”	1
1.2 “Additional Charges”	1
1.3 “Additional Rent”	1
1.4 “Affiliated Person”	1
1.5 “Agreement”	2
1.6 “Applicable Laws”	2
1.7 “Arbitration Award”	2
1.8 “Award”	2
1.9 “Base Gross Revenues”	2
1.10 “Base Year”	2
1.11 “Business Day”	2
1.12 “Capital Addition”	2
1.13 “Capital Expenditure”	2
1.14 “Capital Replacements Budget”	3
1.15 “Change in Control”	3
1.16 “Claim”	3
1.17 “Code”	3
1.18 “Commencement Date”	3
1.19 “Condemnation”	3
1.20 “Condemnor”	3
1.21 “Consolidated Financials”	3
1.22 “Default”	4
1.23 “Disbursement Rate”	4
1.24 “Disputes”	4
1.25 “Distribution”	4
1.26 “Easement Agreement”	4
1.27 “Encumbrance”	4
1.28 “Entity”	4
1.29 “Environment”	4
1.30 “Environmental Obligation”	4
1.31 “Environmental Notice”	4
1.32 “Environmental Report”	4
1.33 “Event of Default”	4
1.34 “Excess Gross Revenues”	4
1.35 “Existing Third Party Trade Names and Service Mark Rights”	5
1.36 “Extended Term”	5
1.37 “Fair Market Value Rent”	5
1.38 “Financial Officer’s Certificate”	5
1.39 “Fiscal Year”	5
1.40 “Fixed Term”	5
1.41 “Fixtures”	5
1.42 “GAAP”	5
1.43 “Government Agencies”	5
1.44 “Gross Revenues”	5
1.45 “Ground Leases”	6
1.46 “Guarantor”	6

1.47 “Guaranty”	6
1.48 “Hazardous Substances”	6
1.49 “Immediate Family”	7
1.50 “Impositions”	7
1.51 “Indebtedness”	8
1.52 “Insurance Requirements”	8
1.53 “Interest Rate”	8
1.54 “Land”	8
1.55 “Landlord”	8
1.56 “Landlord Default”	8
1.57 “Landlord Liens”	8
1.58 “Lease Year”	8
1.59 “Leased Improvements”	8
1.60 “Leased Intangible Property”	9
1.61 “Leased Property”	9
1.62 “Legal Requirements”	9
1.63 “Lien”	9
1.64 “Management Agreement”	9
1.65 “Manager”	9
1.66 “Minimum Rent”	9
1.67 “New Property”	9
1.68 “Notice”	9
1.69 “Offer”	10
1.70 “Officer’s Certificate”	10
1.71 “Operating Rights”	10
1.72 “Original Lease”	10
1.73 “Other Leases”	10
1.74 “Overdue Rate”	10
1.75 “Parent”	10
1.76 “Percentage Reduction”	10
1.77 “Permitted Encumbrances”	10
1.78 “Permitted Use”	10
1.79 “Person”	10
1.80 “Prior Rent”	10
1.81 “Property”	10
1.82 “Property Mortgage”	11
1.83 “Property Mortgagee”	11
1.84 “Real Property”	11
1.85 “Rent”	11
1.86 “RMR”	11
1.87 “Rules”	11
1.88 “SARA”	11
1.89 “SEC”	11
1.90 “Shell”	11
1.91 “Shell Agreement”	11
1.92 “Shell SNDA”	11
1.93 “State”	11

1.94 “Subordinated Creditor”	11
1.95 “Subordination Agreement”	11
1.96 “Subsidiary”	11
1.97 “Successor Landlord”	11
1.98 “Superior Landlord”	11
1.99 “Superior Lease”	12
1.100 “Superior Mortgage”	12
1.101 “Superior Mortgagee”	12
1.102 “TA Franchise Agreement”	12
1.103 “TCA”	12
1.104 “Tenant”	12
1.105 “Tenant’s Personal Property”	12
1.106 “Term”	12
1.107 “Transferred Trademarks”	12
1.108 “Travel Center”	12
1.109 “UCC”	12
1.110 “Unsuitable for Its Permitted Use”	13
1.111 “Work”	13
ARTICLE 2 LEASED PROPERTY AND TERM	13
2.1 Leased Property	13
2.2 Condition of Leased Property	14
2.3 Term	14
2.4 Extended Terms	15
ARTICLE 3 RENT	15
3.1 Rent	15
3.1.1 Minimum Rent	16
3.1.2 Additional Rent	16
3.1.3 Additional Charges	18
3.2 Late Payment of Rent, Etc.	19
3.3 Net Lease, Etc.	20
3.4 No Termination, Abatement, Etc.	20
ARTICLE 4 USE OF THE LEASED PROPERTY	21
4.1 Permitted Use	21
4.1.1 Permitted Use	21
4.1.2 Necessary Approvals	22
4.1.3 Lawful Use, Etc.	22
4.2 Compliance with Legal/Insurance Requirements, Etc.	22
4.3 Environmental Matters	23
4.3.1 Restriction on Use, Etc.	23
4.3.2 Environmental Report	23
4.3.3 Underground Storage Tanks	24
4.3.4 Survival	24
4.4 Ground Leases	24
4.5 Shell Agreement	24
ARTICLE 5 MAINTENANCE AND REPAIRS	25
5.1 Maintenance and Repair	25
5.1.1 Tenant’s General Obligations	25

5.1.2 Landlord’s Obligations	25
5.1.3 Nonresponsibility of Landlord, Etc.	26
5.2 Tenant’s Personal Property	26
5.3 Yield Up	26
5.4 Management and Franchise Agreements	27
ARTICLE 6 IMPROVEMENTS, ETC.	28
6.1 Improvements to the Leased Property	28
6.2 Salvage	28
ARTICLE 7 LIENS	28
ARTICLE 8 PERMITTED CONTESTS	29
ARTICLE 9 INSURANCE AND INDEMNIFICATION	29
9.1 General Insurance Requirements	29
9.2 Waiver of Subrogation	30
9.3 Form Satisfactory, Etc.	30
9.4 No Separate Insurance; Self-Insurance	30
9.5 Indemnification of Landlord	31
ARTICLE 10 CASUALTY	31
10.1 Insurance Proceeds	31
10.2 Damage or Destruction	32
10.2.1 Damage or Destruction of Leased Property	32
10.2.2 Partial Damage or Destruction	32
10.2.3 Insufficient Insurance Proceeds	32
10.2.4 Disbursement of Proceeds	33
10.3 Damage Near End of Term	33
10.4 Tenant’s Personal Property	33
10.5 Restoration of Tenant’s Personal Property	34
10.6 No Abatement of Rent	34
10.7 Waiver	34
ARTICLE 11 CONDEMNATION	34
11.1 Total Condemnation, Etc.	34
11.2 Partial Condemnation	34
11.3 Abatement of Rent	35
11.4 Temporary Condemnation	35
11.5 Allocation of Award	36
ARTICLE 12 DEFAULTS AND REMEDIES	36
12.1 Events of Default	36
12.2 Remedies	37
12.3 Tenant’s Waiver	39
12.4 Application of Funds	39
12.5 Landlord’s Right to Cure Tenant’s Default	39
ARTICLE 13 HOLDING OVER	40
ARTICLE 14 LANDLORD DEFAULT	40
ARTICLE 15 PURCHASE OF TENANT’S PERSONAL PROPERTY	40
ARTICLE 16 SUBLETTING AND ASSIGNMENT	41
16.1 Subletting and Assignment	41
16.2 Required Sublease Provisions	42
16.3 Permitted Sublease	43

16.4 Sublease Limitation	43
ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	44
17.1 Estoppel Certificates	44
17.2 Financial Statements	44
ARTICLE 18 LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT	45
18.1 Inspection	45
18.2 Quality Control	45
18.3 Transferred Trademarks, Registration and Maintenance	45
18.4 Enforcement	45
ARTICLE 19 EASEMENTS	45
19.1 Grant of Easements	45
19.2 Exercise of Rights by Tenant	46
19.3 Permitted Encumbrances	46
ARTICLE 20 PROPERTY MORTGAGES	46
20.1 Landlord May Grant Liens	46
20.2 Subordination of Lease	46
20.3 Notice to Mortgagee and Superior Landlord	47
ARTICLE 21 ADDITIONAL COVENANTS OF LANDLORD AND TENANT	48
21.1 Prompt Payment of Indebtedness	48
21.2 Conduct of Business	48
21.3 Maintenance of Accounts and Records	48
21.4 Notice of Litigation, Etc.	48
21.5 Indebtedness of Tenant	49
21.6 Distributions, Payments to Affiliated Persons, Etc.	49
21.7 Prohibited Transactions	50
21.8 Liens and Encumbrances	50
21.9 Merger; Sale of Assets; Etc.	50
21.10 Bankruptcy Remote Entities	50
21.11 Trade Area Restriction	51
ARTICLE 22 ARBITRATION	51
ARTICLE 23 MISCELLANEOUS	53
23.1 Limitation on Payment of Rent	53
23.2 No Waiver	53
23.3 Remedies Cumulative	53
23.4 Severability	53
23.5 Acceptance of Surrender	54
23.6 No Merger of Title	54
23.7 Conveyance by Landlord	54
23.8 Quiet Enjoyment	54
23.9 No Recordation	54
23.10 Notices	54
23.11 Construction	55
23.12 Counterparts; Headings	56
23.13 Applicable Law, Etc.	56
23.14 Right to Make Agreement	56
23.15 Attorneys’ Fees	56

v

23.16 Nonliability of Trustees	56
23.17 Original Lease	57

AMENDED AND RESTATED LEASE AGREEMENT NO. 3

THIS AMENDED AND RESTATED LEASE AGREEMENT NO. 3 is entered into as of June 9, 2015, by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with TA Leasing LLC) are parties to that certain Lease Agreement, dated as of January 31, 2007, as amended (as so amended, the “Original Lease”); and

WHEREAS, Landlord and Tenant wish to amend and restate the Original Lease into four (4) separate leases, add certain new properties to such four (4) separate leases and make certain other modifications thereto as herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date hereof, as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.1          “AAA”  shall have the meaning given such term in Article 22.

1.2          “Additional Charges”  shall have the meaning given such term in Section 3.1.3.

1.3          “Additional Rent”  shall have the meaning given such term in Section 3.1.2(a).

1.4          “Affiliated Person”  shall mean, with respect to any Person, (a)  in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other

Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

1.5          “Agreement”  shall mean this Amended and Restated Lease Agreement No. 3, including all exhibits attached hereto, as it and they may be amended from time to time as herein provided.

1.6          “Applicable Laws”  shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, conservation of, or the protection of, real or personal property, Transferred Trademarks or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

1.7          “Arbitration Award”  shall have the meaning given such term in Article 22.

1.8          “Award”  shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

1.9          “Base Gross Revenues”  shall mean, with respect to any Property, the amount of Gross Revenues for such Property for the Base Year.

1.10        “Base Year”  shall mean the 2015 calendar year.

1.11        “Business Day”  shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

1.12        “Capital Addition”  shall mean, with respect to any Property, any renovation, repair or improvement to such Property, the cost of which constitutes a Capital Expenditure.

1.13        “Capital Expenditure”  shall mean any expenditure treated as capital in nature in accordance with GAAP.

1.14        “Capital Replacements Budget”  shall have the meaning given such term in Section 5.1.1(b).

1.15        “Change in Control”  shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant or any Guarantor, as the case may be, or the power to direct the management and policies of Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than the merger or consolidation of any Person into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock or other equity interests) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on January 31, 2007) constituted the board of directors of Tenant or any Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or any Guarantor then in office.

1.16        “Claim”  shall have the meaning given such term in Article 8.

1.17        “Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

1.18        “Commencement Date”  shall mean the date hereof.

1.19        “Condemnation”  shall mean, with respect to any Property, or any portion thereof, (a) the exercise of any governmental power with respect to such Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of such Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

1.20        “Condemnor”  shall mean any public or quasi-public Person, having the power of Condemnation.

1.21        “Consolidated Financials”  shall mean, for any Fiscal Year or other accounting period of TCA, annual audited and quarterly unaudited financial statements of TCA prepared on a consolidated basis, including TCA’s consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

1.22        “Default”  shall mean any event or condition which with the giving of notice and/or lapse of time would be an Event of Default.

1.23        “Disbursement Rate”  shall mean an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred fifty (350) basis points.

1.24        “Disputes”  shall have the meaning given such term in Article 22.

1.25        “Distribution”  shall mean (a) any declaration or payment of any dividend (except ordinary cash dividends payable in common stock or other equity interests of Tenant) on or in respect of any shares of any class of capital stock or other equity interests of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant or (d) any return of capital to shareholders.

1.26        “Easement Agreement”  shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

1.27        “Encumbrance”  shall have the meaning given such term in Section 20.1.

1.28        “Entity”  shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

1.29        “Environment”  shall mean soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

1.30        “Environmental Obligation”  shall have the meaning given such term in Section 4.3.1.

1.31        “Environmental Notice”  shall have the meaning given such term in Section 4.3.1.

1.32        “Environmental Report”  shall have the meaning given such term in Section 4.3.2.

1.33        “Event of Default”  shall have the meaning given such term in Section 12.1.

1.34        “Excess Gross Revenues”  shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Gross Revenues for such Property for such Lease Year, or portion thereof, in excess of Base Gross Revenues for such Property for the equivalent period during the Base Year.

1.35        “Existing Third Party Trade Names and Service Mark Rights”  shall mean the rights as set forth in any TA Franchise Agreement in effect as of January 31, 2007 licensed to third parties in the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto which constitute a part of the Transferred Trademarks.

1.36        “Extended Term”  shall have the meaning given such term in Section 2.4.

1.37        “Fair Market Value Rent”  shall mean the per annum minimum rent which would be payable monthly in advance for the applicable Property or the Leased Property (as the case may be) in its then current condition and for its then current use, on the terms and conditions of this Agreement (including, without limitation, the obligation to pay Additional Rent).

1.38        “Financial Officer’s Certificate”  shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers’ authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its operations for the periods covered thereby, and (b) in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, that no Event of Default has occurred and is continuing hereunder.

1.39        “Fiscal Year”  shall mean the calendar year or such other annual period designated by Tenant and approved by Landlord.

1.40        “Fixed Term”  shall have the meaning given such term in Section 2.3.

1.41        “Fixtures”  shall have the meaning given such term in Section 2.1(d).

1.42        “GAAP”  shall mean generally accepted accounting principles consistently applied.

1.43        “Government Agencies”  shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or any Property, or any portion thereof, or any Travel Center operated thereon.

1.44        “Gross Revenues”  shall mean, with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to:  all rents and revenues received or receivable for the use of or otherwise by reason of all goods sold, services performed, space or facilities subleased on such Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following:  allowances according to GAAP for uncollectible accounts, including credit card accounts and other administrative discounts; federal, state or municipal excise, sales, use, occupancy or similar taxes included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Travel Center located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; interest income from any bank account or investment of Tenant; any revenues or receipts of every kind derived from the provision, sale or trade of motor fuel and gasoline at such Property (including, without limitation, any amounts that arise out of the Shell Agreement); any revenues or receipts derived from gaming operations (but Gross Revenues shall include any revenue or receipts derived from sales of lottery tickets without adjustment for payouts); or any amount based on the income or profits of any Person if as a consequence thereof the Rent or other amounts payable by Tenant hereunder would fail to qualify, in whole or in part, as “rents from real property” within the meaning of Section 856(d) of the Code.

1.45        “Ground Leases”  shall mean, collectively, any and all ground leases in effect with respect to any portion of the Real Property.

1.46        “Guarantor”  shall mean, collectively, TCA, TravelCenters of America Holding Company LLC, and each and every other guarantor of Tenant’s obligations under this Agreement, and each such guarantor’s successors and assigns, jointly and severally.

1.47        “Guaranty”  shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant’s obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto.

1.48        “Hazardous Substances”  shall mean any substance:

(a)           the presence of which requires or may hereafter require notification, investigation or remediation under any Applicable Law; or

(b)           which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Applicable Law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

(c)           which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agencies; or

(d)           the presence of which on any Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such Property, or any portion thereof, or to the health or safety of persons; or

(e)           without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(f)            without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

(g)           without limitation, which contains or emits radioactive particles, waves or material.

1.49        “Immediate Family”  shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

1.50        “Impositions”  shall mean, collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, occupancy, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted upon the Leased Property by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord’s interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term “Impositions” shall not include (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee (but excluding any mortgage or similar tax payable in connection with a Property Mortgage) or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.1.3, (vi) any impositions imposed on Landlord that are a result of Landlord not being considered a “United States person” as defined in Section 7701(a)(30) of the Code, (vii) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord’s conduct or operation or as a result of the negligence or willful misconduct of Landlord.

1.51        “Indebtedness”  shall mean (without duplication), (i) all obligations for borrowed money, (ii) the maximum amount available to be drawn under all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of Tenant and, without duplication, all unreimbursed drafts drawn thereunder, (iii) all obligations to pay the deferred purchase price of property or services, excluding trade payables incurred in the ordinary course of business, but including all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Tenant, (iv) all leases required, in accordance with GAAP, to be recorded as capital leases on Tenant’s balance sheet, (v) the principal balance outstanding and owing by Tenant under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, and (vi) all guaranties of or other liabilities with respect to the debt of another Person.

1.52        “Insurance Requirements”  shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant, any Manager or the Leased Property.

1.53        “Interest Rate”  shall mean eight and one half percent (8.5%) per annum.

1.54        “Land”  shall have the meaning given such term in Section 2.1(a).

1.55        “Landlord”  shall have the meaning given such term in the preambles to this Agreement and shall also include their respective permitted successors and assigns.

1.56        “Landlord Default”  shall have the meaning given such term in Article 14.

1.57        “Landlord Liens”  shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property), or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property); provided, however, that “Landlord Lien” shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

1.58        “Lease Year”  shall mean any Fiscal Year or portion thereof during the Term.

1.59        “Leased Improvements”  shall have the meaning given such term in Section 2.1(b).

1.60        “Leased Intangible Property”  shall mean all agreements, service contracts, equipment leases and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Leased Property, or any portion thereof, to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Leased Property, or any portion thereof, belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits and telephone exchange numbers identified with the Leased Property; and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Leased Property.

1.61        “Leased Property”  shall have the meaning given such term in Section 2.1.

1.62        “Legal Requirements”  shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations and regulations necessary to operate any Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting any Property, including those which may (i) require material repairs, modifications or alterations in or to any Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord’s status as a real estate investment trust.

1.63        “Lien”  shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of general creditors.

1.64        “Management Agreement”  shall mean, with respect to any Property, any operating, management, franchise or branding agreement from time to time entered into by Tenant with respect to such Property in accordance with the applicable provisions of this Agreement, together with all amendments, modifications and supplements thereto, excluding, however, any TA Franchise Agreement.

1.65        “Manager”  shall mean, with respect to any Property, the operator or manager under any Management Agreement from time to time in effect with respect to such Property, and its permitted successors and assigns.

1.66        “Minimum Rent”  shall mean Forty-Eight Million Seven Hundred Eight Thousand Eighty-Four Dollars ($48,708,084) per annum, subject to adjustment as provided in Section 3.1.1(b).

1.67        “New Property”  shall mean each Property identified on Exhibit B attached hereto.

1.68        “Notice”  shall mean a notice given in accordance with Section 23.10.

1.69        “Offer”  shall have the meaning given such term in Section 4.1.1(b).

1.70        “Officer’s Certificate”  shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

1.71        “Operating Rights”  shall have the meaning given such term in Section 5.3.

1.72        “Original Lease”  shall have the meaning given such term in the recitals to this Agreement.

1.73        “Other Leases”  shall mean, collectively, (a) that certain Amended and Restated Lease Agreement No. 1, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (b) that certain Amended and Restated Lease Agreement No. 2, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (c) that certain Amended and Restated Lease Agreement No. 4, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto.

1.74        “Overdue Rate”  shall mean, on any date, a per annum rate of interest equal to the lesser of the Disbursement Rate plus four percent (4%) and the maximum rate then permitted under applicable law.

1.75        “Parent”  shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

1.76        “Percentage Reduction”  shall be eight and one-half percent (8.5%) other than for any New Property, as to which the Percentage Reduction shall be eight and six tenths percent (8.6%).

1.77        “Permitted Encumbrances”  shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

1.78        “Permitted Use”  shall mean, with respect to any Property, any use of such Property permitted pursuant to Section 4.1.1.

1.79        “Person”  shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

1.80        “Prior Rent”  shall have the meaning given such term in Section 2.4.

1.81        “Property”  shall have the meaning given such term in Section 2.1.

1.82        “Property Mortgage”  shall mean any Encumbrance placed upon the Leased Property, or any portion thereof, in accordance with Article 20.

1.83        “Property Mortgagee”  shall mean the holder of any Property Mortgage.

1.84        “Real Property”  shall have the meaning given such term in Section 2.1.

1.85        “Rent”  shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

1.86        “RMR”  shall have the meaning given such term in Article 22.

1.87        “Rules”  shall have the meaning given such term in Article 22.

1.88        “SARA”  shall mean the Superfund Amendments and Reauthorization Act of 1986, as the same has been and may be amended, restated, modified or supplemented from time to time.

1.89        “SEC”  shall mean the Securities and Exchange Commission.

1.90        “Shell”  shall mean Equilon Enterprises LLC (doing business as Shell Oil Products US), a Delaware limited liability company.

1.91        “Shell Agreement”  shall mean that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, between Tenant and Shell, together with all modifications, amendments and supplements thereto.

1.92        “Shell SNDA”  shall have the meaning given such term in Section 4.5.

1.93        “State”  shall mean, with respect to any Property, the state, commonwealth or district in which such Property is located.

1.94        “Subordinated Creditor”  shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

1.95        “Subordination Agreement”  shall mean any agreement (and any amendments thereto) executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant’s obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant’s obligations to Landlord under this Agreement.

1.96        “Subsidiary”  shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

1.97        “Successor Landlord”  shall have the meaning given such term in Section 20.2.

1.98        “Superior Landlord”  shall have the meaning given such term in Section 20.2.

1.99        “Superior Lease”  shall have the meaning given such term in Section 20.2.

1.100      “Superior Mortgage”  shall have the meaning given such term in Section 20.2.

1.101      “Superior Mortgagee”  shall have the meaning given such term in Section 20.2.

1.102      “TA Franchise Agreement”  shall mean a franchise agreement and, if applicable, any network lease agreement associated with such franchise agreement, between TCA, or one of its Affiliated Persons, as franchisor, and a Person who is not an Affiliated Person of TCA, as franchisee, for the operation of a Travel Center or other hospitality, fuel and/or service facility by such Person.

1.103      “TCA”  shall mean TravelCenters of America LLC, a Delaware limited liability company, and its permitted successors and assigns.

1.104      “Tenant”  shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

1.105      “Tenant’s Personal Property”  shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant acquired by Tenant before, on or after the Commencement Date and located at the Leased Property or used in Tenant’s business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures.

1.106      “Term”  shall mean, collectively, the Fixed Term and each Extended Term, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

1.107      “Transferred Trademarks”  shall mean all trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, owned by or licensed to Landlord and used in connection with any Travel Center or any other hospitality, fuel and service facility including without limitation trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, such as “TravelCenters of America”, “TA”, “Goasis”, “Country Pride”, “Fork in the Road” and “Buckhorn Family Restaurants” whether or not used at or on the Real Property; and all other licensable intellectual property of any kind or character belonging to Landlord with respect to the Leased Property.

1.108      “Travel Center”  shall mean, with respect to any Property, collectively, the hospitality, fuel and service facilities located at such Property, including, hotel, food and beverage services facilities, fuel pumps, facilities for the storage and distribution of petroleum products, retail shops and other facilities and services being operated or proposed to be operated on such Property.

1.109      “UCC”  shall mean the Uniform Commercial Code as in effect in the State of Ohio.

1.110      “Unsuitable for Its Permitted Use”  shall mean, with respect to any Travel Center, a state or condition such that following any damage, destruction or Condemnation, such Travel Center cannot be operated on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage, destruction or Condemnation, and as otherwise required by this Agreement, within twenty-four (24) months following such damage, destruction or Condemnation or such longer period of time as to which business interruption insurance or Award proceeds is available to cover Rent and other costs related to the applicable Property following such damage, destruction or Condemnation.

1.111      “Work”  shall have the meaning given such term in Section 10.2.4.

ARTICLE 2

LEASED PROPERTY AND TERM

2.1          Leased Property.  Upon and subject to the terms and conditions hereinafter set forth, Landlord leases and licenses to Tenant and Tenant leases and licenses from Landlord all of Landlord’s right, title and interest in and to all of the following (each of items (a) through (f) below which, as of the Commencement Date, relates to any single Travel Center, a “Property” and together with item (g) below, collectively, the “Leased Property”, and those portions of the Leased Property described in items (a) through (d) below being the “Real Property”):

(a)           those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 through A-38, attached hereto and made a part hereof (the “Land”);

(b)           all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the “Leased Improvements”);

(c)           all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)           all equipment, machinery and fixtures integral to the operation of the Leased Improvements, and other items of property now or hereafter permanently affixed or integral to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant’s Personal Property (collectively, the “Fixtures”);

(e)           all of the Leased Intangible Property;

(f)            any and all leases of space in the Leased Improvements; and

(g)           all of the Transferred Trademarks whether or not used at or on any Property (such rights of Tenant in the Transferred Trademarks being nonexclusive, worldwide, non-assignable but sublicensable to the extent expressly set forth in this Agreement).

2.2          Condition of Leased Property.  Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its “as is” condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased  Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof.  TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.  To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord’s rights to proceed against any predecessor in interest or insurer for breaches of warranties or representations or for latent defects in the Leased Property.  Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord’s or Tenant’s name, all at Tenant’s sole cost and expense.  Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) incurred by Landlord in connection with such cooperation.

2.3          Term.  The initial term of this Agreement (the “Fixed Term”) shall commence on the Commencement Date and shall expire on December 31, 2026.

The term hereof with respect to the Existing Third Party Trade Names and Service Mark Rights shall be co-terminous with the duration of the third party rights thereto as of January 31, 2007 and may extend beyond the Term, as the same may be extended pursuant to Paragraph 2.4 hereof, or any earlier termination of the Term hereof (but not later than December 31, 2027), and Tenant’s obligations hereunder to Landlord with respect to any such Existing Third Party Trade Names and Service Mark Rights shall apply throughout such additional period as if it were part of the Term; Tenant hereby representing that such extension for the period beyond what would have been the Term had it expired by passage of time does not apply to more than five (5) Travel Centers or other hospitality, fuel and service facilities in the aggregate.

2.4          Extended Terms.  Tenant shall have the right to extend the Term for two (2) renewal terms of fifteen (15) years each (each, an “Extended Term”), provided that no Event of Default shall have occurred and be continuing at the time Tenant exercises a right to extend the Term.

If and to the extent Tenant shall exercise the foregoing options to extend the Term, the first Extended Term shall commence on January 1, 2027 and expire on December 31, 2041 and the second Extended Term shall commence on January 1, 2042 and expire on December 31, 2056.  All of the terms, covenants and provisions of this Agreement shall apply to each Extended Term, except that (x) the Minimum Rent payable during such Extended Term shall be the greater of the Prior Rent and the Fair Market Value Rent for the Leased Property (such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord) (taking into account that the Base Year shall remain unchanged) and (y) Tenant shall have no right to extend the Term beyond December 31, 2056.  For purposes of this Section 2.4, “Prior Rent” shall mean an amount equal to the per annum Minimum Rent in effect on the last day of the Fixed Term or Extended Term immediately preceding such Extended Term.  If Tenant shall elect to exercise the option to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice thereof not later than December 31, 2025, and if Tenant shall elect to exercise its option to extend the Term for the second Extended Term after having elected to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice not later than December 31, 2040, it being understood and agreed that time shall be of the essence with respect to the giving of any such Notice.  If Tenant shall fail to give any such Notice, this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term as applicable and Tenant shall have no further option to extend the Term of this Agreement.  If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.  Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, at Landlord’s option, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term, as applicable, and Tenant shall have no further option to extend the Term of this Agreement.

ARTICLE 3

RENT

3.1          Rent.  Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term.  All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.  Rent for any partial calendar month shall be prorated on a per diem basis.

3.1.1       Minimum Rent

(a)           Payments.  Minimum Rent shall be paid in equal monthly installments in arrears on the first Business Day of each calendar month during the Term.

(b)           Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.2(b), 10.2.3 and 11.2.  Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.2(b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed.

3.1.2       Additional Rent

(a)           Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount equal to three percent (3%) of Excess Gross Revenues at such Property.

(b)           Quarterly Installments.  Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid quarterly in arrears, on the first Business Day of the subsequent quarter, together with an Officer’s Certificate setting forth the calculation of Additional Rent due and payable for such quarter.

(c)           Reconciliation of Additional Rent.  In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Gross Revenues for each Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such report is true, correct and complete, and (ii) a statement showing Tenant’s calculation of Additional Rent due for such preceding Lease Year based on the Gross Revenues set forth in such financial report, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such statement is true, correct and complete.

If the annual Additional Rent for such preceding Lease Year as set forth in Tenant’s statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.  If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be.  If such credit cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

(d)           Confirmation of Additional Rent.  Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Gross Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year.  Landlord, at its own expense, shall have the right, exercisable by Notice to Tenant, to review Tenant’s books and records and/or to retain an independent public accounting firm of Landlord’s choice to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above and, in connection with any such audit, to examine Tenant’s books and records with respect thereto (including supporting data and sales and excise tax returns).  Landlord shall begin any such review or audit as soon as reasonably possible following its receipt of the applicable Officer’s Certificate (or in the case of an audit after a review, promptly following completion of the review) and shall complete such review or audit as soon as reasonably possible thereafter.  Any such review or audit shall be performed at the location where such books and records are customarily kept and in such a manner so as to minimize any interference with Tenant’s business operations.  If any such review of Tenant’s books and records by Landlord discloses a deficiency in the payment of Additional Rent and Tenant agrees, or the decision of any arbitration shall have been that there shall have been a deficiency in payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of such deficiency together with interest at the Interest Rate from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as determined by such audit, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent of more than five percent (5%), Tenant shall forthwith pay to Landlord an amount equal to one hundred twenty-five percent (125%) of any third party costs incurred by Landlord in connection with such audit.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and Landlord agrees with the result of such audit or such overpayment shall have been determined by arbitration if Landlord does not agree with such audit, Landlord shall, at Landlord’s option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  Any dispute concerning the correctness of an audit or a Landlord review shall be settled by arbitration pursuant to the provisions of Article 22.

Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.  The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

3.1.3       Additional Charges.  In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay (or cause to be paid) to the appropriate parties and discharge (or cause to be discharged) as and when due and payable the following (collectively, “Additional Charges”):

(a)           Impositions.  Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay, or cause to pay, such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto.  Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file, or cause to be prepared and filed, all tax returns and pay all taxes due in respect of Landlord’s net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock or other equity interests, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies.  If any refund shall be due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant, the same shall be paid over to or retained by Tenant.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file, or cause to be filed, all personal property tax returns in such jurisdictions where it may legally so file.  Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest.  All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8.

Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord’s failure to give any such notice shall in no way diminish Tenant’s obligation hereunder to pay such Impositions.

(b)           Utility Charges.  Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

(c)           Insurance Premiums.  Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

(d)           Other Charges.  Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, all amounts payable under any equipment leases and all agreements to indemnify Landlord under Section 9.5.

(e)           Reimbursement for Additional Charges.  If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts.  Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

(f)            Deferral Rent.  Tenant shall pay to Landlord, contemporaneously with the last installment of Minimum Rent attributable to the Fixed Term (or if earlier, on or before the termination of this Agreement), the amount of Twenty-Nine Million Three Hundred Twenty-Three Thousand Nine Hundred Forty-Nine Dollars ($29,323,949).

3.2          Late Payment of Rent, Etc.  If any installment of Minimum Rent or Additional Rent or any Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment or amount to the date of payment thereof.  To the extent that Tenant pays any Additional Charges directly to Landlord or any Property Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.  If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

3.3          Net Lease, Etc.  The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including those provisions for adjustment or abatement of such Rent.  Landlord and Tenant acknowledge and agree that none of the Rent provided for under this Agreement is allocable to any personal property included in the Leased Property.

3.4          No Termination, Abatement, Etc.  Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement.  In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property, or any portion thereof, from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord).  Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property, or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder.  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

ARTICLE 4

USE OF THE LEASED PROPERTY

4.1          Permitted Use

4.1.1       Permitted Use

(a)           Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of any Property, continuously use and operate, or cause to be used and operated, such Property as a Travel Center, as currently operated, and any uses incidental thereto.  Tenant shall operate the Travel Centers under the name “TA”, “Travel Centers of America” or “Goasis”, or such other name as TCA shall use for all or substantially all of the travel center locations operated by it and its Affiliated Persons as of January 31, 2007, except that Tenant may operate the Travel Centers at the Properties identified on Exhibit C attached hereto under the name “Petro” or “Petro Stopping Centers”.  Tenant shall not use (and shall not permit any Person to use) any Property, or any portion thereof, for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available) or which would constitute a default under any ground lease affecting such Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations.  Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements.  Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.

(b)           In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.  Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the Minimum Rent be reduced or abated as a result thereof.  If Landlord and Tenant fail to agree on an alternative use for such Property within sixty (60) days after commencing negotiations as aforesaid, Tenant may market such Property for sale to a third party.  If Tenant receives a bona fide offer (an “Offer”) to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party.  In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt of such Notice, such Offer shall be deemed to be rejected by Landlord.  If Landlord shall sell the Property pursuant to such Offer, then, effective as of the date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option, (x) eight and one half percent (8.5%) of the net proceeds of sale received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  If Landlord shall reject (or be deemed to have rejected) such Offer, then, effective as of the proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option (x) the applicable Percentage Reduction of the projected net proceeds determined by reference to such Offer or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  Notwithstanding the foregoing, Tenant shall not have the right to invoke the provisions of this Section 4.1.1(b) with respect to more than 15 Properties in the aggregate under this Agreement and the Other Leases during the Term.  For purposes of the preceding sentence, “Properties” shall include any Property under this Lease and any “Property” (as defined therein) under any Other Lease.

4.1.2       Necessary Approvals.  Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Travel Center located thereon under applicable law.

4.1.3       Lawful Use, Etc.  Tenant shall not, and shall not permit any Person to, use or suffer or permit the use of any Property or Tenant’s Personal Property, if any, for any unlawful purpose.  Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Travel Center, nor shall Tenant cause or permit any unlawful nuisance thereon or therein.  Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord’s or Tenant’s title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property, or any portion thereof.

4.2          Compliance with Legal/Insurance Requirements, Etc.  Subject to the provisions of Section 5.1.2(b) and Article 8, Tenant, at its sole expense, shall (i) comply with (or cause to be complied with) all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of any Property and with the terms and conditions of any ground lease affecting any Property, (ii) perform (or cause to be performed) in a timely fashion all of Landlord’s obligations under any ground lease affecting any Property except as provided in Section 4.4 and (iii) procure, maintain and comply with (or cause to be procured, maintained and complied with) all material licenses, permits and other authorizations and agreements required for any use of any Property and Tenant’s Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

4.3          Environmental Matters.

4.3.1       Restriction on Use, Etc.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store on, release or spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws).  Tenant shall promptly (and shall direct any Manager to promptly):  (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to Landlord a copy of any report which is required to be filed by Tenant or any Manager with respect to any Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or any Manager or their respective agents or representatives with respect to Hazardous Substances or violations or alleged violations of Applicable Law (each an “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) observe and comply with (or cause to be observed and complied with) all Applicable Laws relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance, or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related to Hazardous Substances or violations of Applicable Law for which Tenant or any Person claiming by, through or under Tenant and/or Landlord are legally liable, unless Tenant or any Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not materially and adversely affected thereby.

If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant’s right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Law, (i) to clean up and remove from and about such Property all Hazardous Substances thereon, (ii) to contain and prevent any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property and (iii) to use good faith efforts to eliminate any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property.

4.3.2       Environmental Report.  Tenant shall, at its sole cost and expense, provide Landlord with an Environmental Report (as hereinafter defined), prepared by an environmental consultant reasonably acceptable to Landlord and dated within sixty (60) days of the expiration or sooner termination of this Agreement concluding, subject to customary limitations and standards, that Tenant shall have complied with all of its obligations under Section 4.3 of this Agreement to date and that the Leased Property does not contain any Hazardous Substances, other than in compliance with Applicable Laws, and which, at Landlord’s request, Tenant shall remove from the Leased Property on or before the expiration or sooner termination hereof.  An “Environmental Report” shall be a so-called “Phase I” report or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would be needed to make the conclusions required above or which would customarily follow any discovery contained in any initial report(s), and for which the investigation and testing on which the conclusions shall have been based shall have been performed not earlier than thirty (30) days prior to the date of such report.

4.3.3       Underground Storage Tanks.  It is expressly understood and agreed that Tenant’s obligations under this Agreement shall include the maintenance and, if necessary, replacement of underground storage tanks at the Leased Property.  Upon the expiration or sooner termination of this Agreement, Tenant shall pay to Landlord the amount of any asset retirement obligation reserve for underground storage tanks located at the Leased Property that Tenant would be required to recognize on its books and records pursuant to GAAP if Tenant owned those underground storage tanks.  Upon such payment, Tenant’s obligations under this Agreement with respect to the maintenance and replacement of underground storage tanks shall terminate.

4.3.4       Survival.  The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Agreement.

4.4          Ground Leases.  Tenant shall pay and perform all of Landlord’s obligations as tenant under the Ground Leases.  If Landlord has the right, under the provisions of any of the Ground Leases, to elect to renew or extend the term of such Ground Leases or to purchase the ground leased property, Tenant shall so notify Landlord at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Landlord is obligated to notify the landlord under such Ground Leases of its election to renew, extend or purchase, as the case may be.  Such notice from Tenant shall contain all of the relevant facts about the impending election to renew, extend or purchase, including, as applicable, the length of the period of renewal, the rental rate and/or the purchase price.  In the event of the expiration or termination of any Ground Lease, this Agreement shall terminate with respect to such Property as of the date of such expiration or termination; provided, however, in such event, there shall be no reduction in the Minimum Rent.  Landlord shall provide Tenant copies of notices received by Landlord from the lessor under any Ground Lease.

4.5          Shell Agreement.  Tenant shall comply with its obligations under the Shell Agreement and Landlord and Tenant agree that this Agreement and the Other Leases shall, for purposes of Section 2 of the Subordination, Non-Disturbance and Attornment Agreement among Landlord, HPT PSC Properties Trust, HPT PSC Properties LLC, Tenant and Shell entered into as of April 15, 2013 (“Shell SNDA”)in connection with the Shell Agreement, constitute a replacement “Lease”, as defined in the SNDA, for the Original Lease.

ARTICLE 5

MAINTENANCE AND REPAIRS

5.1          Maintenance and Repair

5.1.1       Tenant’s General Obligations

(a)          Tenant shall keep (or cause to be kept), at Tenant’s sole cost and expense, the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant’s Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s or any Manager’s use, any prior use, the elements or the age of the Leased Property or Tenant’s Personal Property or any portion thereof), and shall promptly make or cause to be made all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise).  All repairs shall be made in a good, workmanlike manner, consistent with industry standards for comparable Travel Centers in like locales, in accordance with all applicable federal, state and local statutes, ordinances, codes, rules and regulations relating to any such work.  Tenant shall not take or omit to take (or permit any Person to take or omit to take) any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any material part thereof for its Permitted Use.  Tenant’s use, occupancy and maintenance of the Leased Property shall comply with all published requirements imposed from time to time on a system-wide basis for TCA Travel Centers.  Tenant’s obligations under this Section 5.1.1 shall be limited in the event of any casualty or Condemnation as set forth in Article 10 and Article 11 and Tenant’s obligations with respect to Hazardous Substances are as set forth in Section 4.3.

(b)          Tenant shall prepare and submit to Landlord for Landlord’s approval, on or before December 1 of each Lease Year during the Term hereof and for the next following Lease Year, a detailed budget (the “Capital Replacements Budget”) for each Property, projecting all costs, expenses and expenditures expected to be incurred at such Property during the following Lease Year for Capital Additions.  Each Capital Replacements Budget shall be supplemented by such information as Landlord shall reasonably request from time to time.

5.1.2       Landlord’s Obligations

(a)           Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Real Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way.  Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the Commencement Date or thereafter enacted.  Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic’s lien laws now or hereafter existing.

(b)           If, pursuant to the terms of this Agreement, Tenant is required to make any Capital Expenditures, including, without limitation, the Capital Expenditures identified in any Capital Replacements Budget, Tenant may, at its election, advance such funds or give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required Capital Expenditure, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require.  Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  Notwithstanding the foregoing, Landlord may elect not to disburse such required funds to Tenant; provided, however, that if Landlord shall elect not to disburse such required funds as aforesaid, Tenant’s obligation to make such required Capital Expenditure shall be deemed waived by Landlord, and, notwithstanding anything contained in this Agreement to the contrary, Tenant shall have no obligation to make such Capital Expenditure.

5.1.3       Nonresponsibility of Landlord, Etc.  All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord’s interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished to Tenant or any Manager or for any other purpose during the term of this Agreement.

Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord’s estate in the Leased Property or any part thereof to liability under any mechanic’s lien law of any State in any way, it being expressly understood Landlord’s estate shall not be subject to any such liability.

5.2          Tenant’s Personal Property.  Tenant shall provide and maintain (or cause to be provided and maintained) throughout the Term all such Tenant’s Personal Property as shall be necessary in order to operate in compliance with applicable material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.  If, from and after January 31, 2007, Tenant acquires an interest in any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property, or any portion thereof, which belongs to anyone other than Tenant, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant’s rights and obligations under such agreement upon Landlord’s purchase of the same in accordance with the provisions of Article 15 and the assumption of management or operation of the Travel Center by Landlord or its designee.

5.3          Yield Up.  Upon the expiration or sooner termination of this Agreement, Tenant shall remove all of Tenant’s Personal Property (other than that purchased by Landlord pursuant to Article 15) and vacate and surrender the Leased Property to Landlord (except that Tenant shall not surrender its rights to use the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, to the extent necessary for it to comply with its obligations with respect to the Existing Third Party Trade Names and Service Mark Rights until the various dates on which the rights thereto of such third parties expire, to the extent and as more particularly described in Section 2.3) in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with Article 10 or Article 11, excepted).

In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord’s sole cost and expense, use its good faith efforts to transfer (or cause to be transferred) to Landlord or its nominee, and cooperate with Landlord or Landlord’s nominee in connection with the processing of all applications for, licenses, operating permits and other governmental authorizations and all contracts, including contracts with Government Agencies and rights with third party franchisors which may be necessary for the use and operation of the Travel Centers as then operated (all such licenses, permits, authorizations and contracts being “Operating Rights”).  Tenant hereby appoints Landlord as its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this paragraph and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with Government Agencies, and executing any instruments, assignments, conveyances, and other transfers which are required to be taken or executed by Tenant, on its behalf and in its name, which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution of Tenant.

If requested by Landlord, Tenant shall continue to manage one or more of the Travel Centers after the expiration of the Term for up to one hundred eighty (180) days, on such reasonable terms (including receipt by Tenant of a market management fee), as Landlord shall reasonably request.

5.4          Management and Franchise Agreements.  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to Tenant’s Affiliated Persons), enter into, amend or modify the provisions of, or extend or renew (or allow to be entered into, amended, modified, extended or renewed) any Management Agreement or TA Franchise Agreement.  Any agreements entered into pursuant to the provisions of this Section 5.4 shall be subordinate to this Agreement and shall provide, inter alia, that all amounts due from Tenant thereunder shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due from it thereunder) and for termination thereof, at Landlord’s option, upon the termination of this Agreement.  Tenant shall not take any action, grant any consent or permit any action or consent under, any Management Agreement or TA Franchise Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord.  Tenant shall enforce, or cause to be enforced, all rights of the franchisor under the TA Franchise Agreements.

ARTICLE 6

IMPROVEMENTS, ETC.

6.1          Improvements to the Leased Property.  Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned provided that (a) construction or installation of the same would not adversely affect or violate any material Legal Requirement or Insurance Requirement applicable to any Property and (b) Landlord shall have received an Officer’s Certificate certifying as to the satisfaction of the conditions set out in clause (a) above; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property or with respect to any Capital Addition approved in the applicable Capital Replacements Budget and having an aggregate cost not to exceed $250,000.  Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request.  Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal.  Failure of Landlord to respond to Tenant’s proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same.  Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put.  No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to any Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities.  Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant’s interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord’s sole discretion.  Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

6.2          Salvage.  All materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.

ARTICLE 7

LIENS

Subject to Article 8, Tenant shall use its best efforts not, directly or indirectly, to create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant’s leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, (g) any Property Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.

ARTICLE 8

PERMITTED CONTESTS

Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant’s obligation to pay (or cause to be paid) any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any ground lease, mortgage or deed of trust encumbering the Leased Property, or any portion thereof (Landlord agreeing that any such ground lease, mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property, or any portion thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Landlord in connection therewith or as a result thereof.  Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same.  Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant.  If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

ARTICLE 9

INSURANCE AND INDEMNIFICATION

9.1          General Insurance Requirements.  Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any Property, or any portion thereof, keep

(or cause to be kept) such Property and all property located therein or thereon, insured against the risks and in such amounts as Landlord shall reasonably require and may be commercially reasonable.  Tenant shall prepare a proposal setting forth the insurance Tenant proposes to be maintained with respect to each Property during the ensuing Lease Year, and shall submit such proposal to Landlord on or before December 1st of the preceding Lease Year, for Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.  In the event that Landlord shall fail to respond within thirty (30) days after receipt of such proposal, such proposal shall be deemed approved.

9.2          Waiver of Subrogation.  Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Landlord or Tenant shall self insure in accordance with the terms hereof, Landlord or Tenant, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.  In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

9.3          Form Satisfactory, Etc.  All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable, and issued by reputable insurance companies authorized to do business in the State and having a general policy holder’s rating of no less than A in Best’s latest rating guide.  All property, business interruption, liability and flood insurance policies with respect to each Property shall include no deductible in excess of Five Hundred Thousand Dollars ($500,000).  At all times, all property, business interruption, liability and flood insurance policies, with the exception of worker’s compensation insurance coverage, shall name Landlord and any Property Mortgagee as additional insureds, as their interests may appear.  All loss adjustments shall be payable as provided in Article 10, except that losses under liability and worker’s compensation insurance policies shall be payable directly to the party entitled thereto.  Tenant shall cause all insurance premiums to be paid and shall deliver (or cause to be delivered) policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy).  All such policies shall provide Landlord (and any Property Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy.  In the event Tenant shall fail to effect (or cause to be effected) such insurance as herein required, to pay (or cause to be paid) the premiums therefor or to deliver (or cause to be delivered) such policies or certificates to Landlord or any Property Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

9.4          No Separate Insurance; Self-Insurance.  Tenant shall not take (or permit any Person to take) out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Property Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement.  In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.  Tenant shall not self-insure (or permit any Person to self-insure).

9.5          Indemnification of Landlord.  Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the following, except to the extent caused by Landlord’s gross negligence or willful misconduct:  (a) any accident or injury to, or death of, persons or loss of or damage to property occurring on or about any Property or portion thereof or adjoining sidewalks or rights of way during the Term, (b) any past, present or future condition or use, misuse, non-use, management, maintenance or repair by Tenant, any Manager or anyone claiming under any of them of any Property, Tenant’s Personal Property or Transferred Trademarks, or any litigation, proceeding or claim by governmental entities (other than Condemnation proceedings) or other third parties relating to any Property or portion thereof or Tenant’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof, including failure to perform obligations under this Agreement, to which Landlord is made a party during the Term (limited, in the case of Environmental Obligations, to those provided in Section 4.3.1), (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys’ fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned).  The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement.

ARTICLE 10

CASUALTY

10.1        Insurance Proceeds.  Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to any Property, or any portion thereof, and insured under any policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance or insurance proceeds for Tenant’s Personal Property) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be paid directly to Tenant and such losses may be adjusted without Landlord’s consent.  If Tenant is required to reconstruct or repair any Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4.  Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant.  In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 10.2.1.

10.2        Damage or Destruction

10.2.1     Damage or Destruction of Leased Property.  If, during the Term, any Property shall be totally or partially destroyed and the Travel Center located thereon is thereby rendered Unsuitable for Its Permitted Use, either Landlord or Tenant may, by the giving of Notice thereof to the other, terminate this Agreement with respect to such affected Property, whereupon, this Agreement shall terminate with respect to such affected Property, Landlord shall be entitled to retain the insurance proceeds payable on account of such damage, Tenant shall pay to Landlord the amount of any deductible under the insurance policies covering such Travel Center, the amount of any uninsured loss and any difference between the replacement cost of the affected Property and the casualty insurance proceeds therefor, and the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the total amount received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

10.2.2     Partial Damage or Destruction.  If, during the Term, any Property shall be totally or partially destroyed but the Travel Center located thereon is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore such Travel Center as provided in Section 10.2.4.

10.2.3     Insufficient Insurance Proceeds.  If the cost of the repair or restoration of the applicable Travel Center exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable in Landlord’s sole discretion by Notice to Tenant, given within sixty (60) days after Tenant’s notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property by Notice to the other, whereupon, this Agreement shall so terminate and insurance proceeds shall be distributed as provided in Section 10.2.1.  It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

10.2.4     Disbursement of Proceeds.  In the event Tenant is required to restore any Property pursuant to Section 10.2 and this Agreement is not terminated as to such Property pursuant to this Article 10, Tenant shall commence (or cause to be commenced) promptly and continue diligently to perform (or cause to be performed) the repair and restoration of such Property (hereinafter called the “Work”), so as to restore (or cause to be restored) the applicable Property in material compliance with all Legal Requirements and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction.  Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair.  Any such advances shall be made not more often than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord).  Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) conditional lien waivers of general contractors, if available, (v) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vi) if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3, Tenant depositing the amount thereof with Landlord and (vii) such other certificates as Landlord may, from time to time, reasonably require.

Landlord’s obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Property Mortgagee to Landlord.

Tenant’s obligation to restore the applicable Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Property Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

10.3        Damage Near End of Term.  Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of any Property occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of the Term, the provisions of Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Travel Center thereon rendered Unsuitable for Its Permitted Use.

10.4        Tenant’s Personal Property.  All insurance proceeds payable by reason of any loss of or damage to any of Tenant’s Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant’s Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant’s Personal Property.

10.5        Restoration of Tenant’s Personal Property.  If Tenant is required to restore any Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant’s Personal Property, or (b) replace such alterations and improvements and Tenant’s Personal Property with improvements or items of the same or better quality and utility in the operation of such Property.

10.6        No Abatement of Rent.  This Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property, or any portion thereof (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder).  The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property, or any portion thereof, and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

10.7        Waiver.  Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property, or any portion thereof.

ARTICLE 11

CONDEMNATION

11.1        Total Condemnation, Etc.  If either (i) the whole of any Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any Property renders any Property Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Property, and Tenant and Landlord shall seek the Award for their interests in the applicable Property as provided in Section 11.5.  Upon payment to Landlord of any such Award, the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the amount of such Award received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

11.2        Partial Condemnation.  In the event of a Condemnation of less than the whole of any Property such that such Property is still suitable for its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence (or cause to be commenced) promptly and continue diligently to restore (or cause to be restored) the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Legal Requirements, subject to the provisions of this Section 11.2.  If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord’s sole election by Notice to Tenant given within sixty (60) days after Tenant’s Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property and the entire Award shall be allocated as set forth in Section 11.5.

Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award received by Landlord and necessary to complete such repair or restoration, together with severance and other damages awarded to Landlord for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration.  Landlord may, at its option, condition advancement of such portion of the Award and other amounts on (a) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (b) general contractors’ estimates, (c) architect’s certificates, (d) conditional lien waivers of general contractors, if available, (e) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (f) if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (g) such other certificates as Landlord may, from time to time, reasonably require.  Landlord’s obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Property Mortgage, and the release of such Award by the applicable Property Mortgagee.  Tenant’s obligation to restore the Leased Property shall be subject to the release of any portion of the Award by the applicable Property Mortgagee to Landlord.

11.3        Abatement of Rent.  Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property, or any portion thereof.  The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

11.4        Temporary Condemnation.  In the event of any temporary Condemnation of any Property or Tenant’s interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay (or cause to be paid), in the manner and on the terms herein specified, the full amount of the Rent.  Tenant shall continue to perform and observe (or cause to be performed and observed) all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed.  The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.  Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the affected Property to the condition that existed immediately prior to such Condemnation, in material compliance with all applicable Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

11.5        Allocation of Award.  Except as provided in Section 11.4 and the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord.  Any portion of the Award made for the taking of Tenant’s leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant’s Personal Property, the taking of Capital Additions paid for by Tenant and Tenant’s removal and relocation expenses shall be the sole property of and payable to Tenant.  In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

ARTICLE 12

DEFAULTS AND REMEDIES

12.1        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due and should such failure continue for a period of five (5) Business Days after Notice thereof from Landlord to Tenant; or

(b)           should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clause (a) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such default with all due diligence; or

(c)           should any obligation of Tenant or any Guarantor in respect of any Indebtedness of Ten Million Dollars ($10,000,000) or more for money borrowed or for any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness any event of default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause any such obligations to become due prior to its stated maturity; or

(d)           should an event of default occur and be continuing beyond the expiration of any applicable cure period under any Guaranty; or

(e)           should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; or

(f)            should any petition be filed by or against Tenant or any Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant or any Guarantor seeking to adjudicate Tenant or any Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Tenant’s or any Guarantor’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or any Guarantor or for any substantial part of the property of Tenant or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; or

(g)           should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

(h)           should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8); or

(i)            should there occur any direct or indirect Change in Control of Tenant or any Guarantor, except as otherwise permitted by Article 16; or

(j)            should there occur any “Event of Default” (as defined therein) under any Other Lease.

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Leased Property (except with respect to any Existing Third Party Trade Names and Service Mark Rights to the extent and as more particularly described in Section 2.3) by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate with respect to all or the designated portion of the Leased Property and all rights of Tenant under this Agreement with respect thereto shall cease.  Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant’s breach of this Agreement.

Upon the termination of this Agreement in connection with any Event of Default, Landlord may, in addition to any other remedies provided herein (including the rights set forth in Section 5.3), enter upon the Real Property, or any portion thereof and take possession thereof, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord).

12.2        Remedies.  None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property, or any portion thereof, (c) the failure of

Landlord to relet the Leased Property, or any portion thereof, nor (d) the reletting of all or any of portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property, or terminated portion thereof, through and including the date of such termination.  Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property, or any portion thereof, shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent and Additional Charges to be reasonably calculated by Landlord) which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased Property, or any portion thereof, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the present value (as reasonably determined by Landlord using a discount rate equal to five percent (5%) per annum) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Additional Rent and Additional Charges would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the fair market rental for the same period.  Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property, or any portion thereof, as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting.  To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.

Notwithstanding anything to the contrary set forth in this Agreement, if an Event of Default shall be triggered solely with respect to any of Sections 3.1.2(c), 3.1.2(d), 5.4, 9.5(d), 12.1(c), 12.1(d), 12.1(i), 17.2(a), 17.2(b), 21.1, 21.3, 21.4 or 21.9 (and not with respect to any other Section of this Agreement), in no event shall the damages recovered by Landlord pursuant to this Agreement exceed an amount equal to the sum of (i) the present value (as reasonably determined by Landlord using a discount rate equal to ten and nine tenths percent (10.9%) per annum) of the Minimum Rent which would be payable hereunder from the date of such termination for what would be the then unexpired Term of this Agreement if the same remained in effect; and (ii) all amounts due and unpaid under this Agreement as of the date of the occurrence of the Event of Default.

12.3        Tenant’s Waiver.  IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

12.4        Application of Funds.  Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant’s current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.  Any balance shall be paid to Tenant.

12.5        Landlord’s Right to Cure Tenant’s Default.  If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Real Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord’s sole and absolute discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

ARTICLE 13

HOLDING OVER

Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis).  Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

ARTICLE 14

LANDLORD DEFAULT

If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting the Leased Property, the performance of which is not Tenant’s obligation pursuant to this Agreement, and any such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Property Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a “Landlord Default” by a second Notice to Landlord and to such Property Mortgagee.  Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Tenant in curing the same, together with interest thereon (to the extent permitted by law) from the date Landlord receives Tenant’s invoice until paid, at the Overdue Rate.  Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof.  If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord’s Notice of dispute, either may submit the matter for resolution in accordance with Article 22.

ARTICLE 15

PURCHASE OF TENANT’S PERSONAL PROPERTY

Landlord shall have the option to purchase Tenant’s Personal Property and any other property of any of Tenant’s subtenants which are Affiliated Persons of Tenant and which is used in connection with the operation of any Travel Center, at the expiration or sooner termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed such as equipment leases, conditional sale contracts and other encumbrances securing such liabilities to which such Personal Property or property of such subtenant is subject.  In addition, upon the expiration or sooner termination of this Agreement, Landlord shall have the right (i) to require Tenant or any Affiliated Person of Tenant to grant a perpetual license to Landlord or its nominee all software programs and similar intellectual property owned or licensed by Tenant or any such Affiliated Person used at the Travel Centers for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed, and (ii) to offer employment to any and all employees of Tenant and any Affiliated Person of Tenant employed at the Travel Centers.  Tenant shall cause each Affiliated Person of Tenant to enter into any license and sub-license necessary to effectuate the foregoing and shall not interfere with, and shall cause each such Affiliated Person to cooperate with Landlord and its nominees, and not to interfere with, the exercise of such right.

ARTICLE 16

SUBLETTING AND ASSIGNMENT

16.1        Subletting and Assignment.  Except as provided in Section 16.3, Tenant shall not, without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease or permit the sublease (which term shall be deemed to include the granting of concessions, licenses, sublicenses and the like), of the Leased Property, or any portion thereof, or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property, or any portion thereof, by anyone other than Tenant or any Manager approved by Landlord pursuant to the applicable provisions of this Agreement, or the Leased Property, or any portion thereof, to be offered or advertised for assignment or subletting.

For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include, without limitation, any direct or indirect Change in Control of Tenant.

If this Agreement is assigned or if the Leased Property, or any portion thereof is sublet (or occupied by anybody other than Tenant or any Manager and their respective employees), after termination of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

Any assignment or transfer of Tenant’s interest under this Agreement shall be subject to such assignee’s or transferee’s delivery to Landlord of a Guaranty, which Guaranty shall be in form and substance satisfactory to Landlord in its sole discretion and which Guaranty shall constitute a Guaranty hereunder.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1.  No assignment, subletting or occupancy shall affect any Permitted Use.  Any subletting, assignment or other transfer of Tenant’s interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord’s option.

16.2        Required Sublease Provisions.  Except for subleases which are terminable at will by Tenant on not more than sixty (60) days’ prior notice, any sublease of all or any portion of the Leased Property entered into on or after the Commencement Date shall provide (a) that the subtenant shall, at Landlord’s or Tenant’s request pursuant to Tenant’s obligations or Landlord’s rights under Section 5.3 or Article 15, transfer as so requested any of its Operating Rights and/or other property relating to such Leased Property (and shall be deemed to have granted Landlord the power of attorney with respect to its Operating Rights and other property as Tenant has granted pursuant to the second sentence of the second paragraph of Section 5.3); (b) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (c) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Property Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month’s rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the applicable Property, or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (d) in the event that such subtenant receives a written Notice from Landlord or any Property Mortgagee stating that this Agreement has terminated, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct.  Such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this

Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

16.3        Permitted Sublease.  Subject to the provisions of Section 16.2 and Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance without consent, (a) enter into third party agreements or sublease space at any Property for fuel station, restaurant/food service or mechanical repair purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Property Mortgagee may reasonably require, and (b) enter into one or more subleases or licenses with Affiliated Persons of Tenant with respect to the Leased Property, or any portion thereof (including but without limitation with respect to any trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, constituting part of the Transferred Trademarks), provided such subleases or licenses or sublicenses do not grant any rights beyond the Term.  Landlord and Tenant acknowledge and agree that if Tenant enters into one (1) or more subleases, licenses or sublicenses with Affiliated Persons of Tenant with respect to any Property, or any portion thereof, in accordance with the preceding clause (b), Tenant may allocate the rent and other charges with respect to the affected Property in any reasonable manner; provided, however, that such allocation shall not affect Tenant’s (nor any Guarantor’s) liability for the Rent and other obligations of Tenant under this Agreement; and, provided, further, that Tenant shall give Landlord prompt written notice of any allocation or reallocation of the rent and other charges with respect to the affected Property and, in any event, Tenant shall give Landlord written notice of the amount of such allocations at least ten (10) Business Days prior to the date that Landlord or Hospitality Properties Trust is required to file any tax returns in any State where such affected Leased Property is located.

16.4        Sublease Limitation.  Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or sublicense the Leased Property, or any portion thereof, on any basis such that the rental to be paid by any sublessee or sublicensee thereunder would be based, in whole or in part, on the net income or profits derived by the business activities of such sublessee or sublicensee, any other formula such that any portion of such sublease rental or sublicense would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or would otherwise disqualify Landlord or any Affiliated Person for treatment as a “real estate investment trust” under the Code.

ARTICLE 17

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

17.1                        Estoppel Certificates.  At any time and from time to time, but not more than a reasonable number of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer’s Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request.  Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property, or any portion thereof, or the leasehold estate created hereby.

17.2                        Financial Statements.  Tenant shall furnish or cause TCA to furnish, as applicable, the following statements to Landlord:

(a)                                 within forty-five (45) days after each of the first three fiscal quarters of any Fiscal Year, the most recent Consolidated Financials, accompanied by the Financial Officer’s Certificate;

(b)                                 within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials and financials of Tenant for such year, certified by an independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer’s Certificate;

(c)                                  within forty-five (45) days after the end of each month, an unaudited operating statement and statement of Capital Expenditures prepared on a Property by Property basis and a combined basis, accompanied by a Financial Officer’s Certificate;

(d)                                 at any time and from time to time upon not less than twenty (20) days Notice from Landlord or such additional period as may be reasonable under the circumstances, any Consolidated Financials, Tenant financials or any other audited or unaudited financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith;

(e)                                  promptly after receipt or sending thereof, copies of all notices alleging a material default given or received by Tenant under any Management Agreement or TA Franchise Agreement; and

(f)                                   promptly upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant, any Guarantor, and/or any Affiliated Person of Tenant as Landlord reasonably may request from time to time.

Landlord may at any time, and from time to time, provide any Property Mortgagee with copies of any of the foregoing statements, subject to Landlord obtaining the agreement of such Property Mortgagee to maintain such statements and the information therein as confidential.

ARTICLE 18

LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT

18.1                        Inspection.  Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property, or any portion thereof, during usual business hours upon not less than forty-eight (48) hours’ notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant’s use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

18.2                        Quality Control.  Landlord shall have the right to exercise quality control over the use made by Tenant (and any and all Affiliated Persons and permitted sublicensees) of the Transferred Trademarks to a degree reasonably necessary to maintain the validity and enforceability of the Transferred Trademarks and to protect the goodwill associated therewith.  Tenant (and any and all Affiliated Persons and permitted sublicensees) shall not combine the Transferred Trademarks with any other trademarks, service marks, trade names, logos, domain names or other brand-source indicia unless it obtains Landlord’s prior written consent.

18.3                        Transferred Trademarks, Registration and Maintenance.  Tenant shall be responsible for trademark registration and maintenance on behalf of Landlord.

18.4                        Enforcement.  In the event that Tenant (or any Affiliated Person or sublicensee) learns of any infringement or unauthorized use of any of the Transferred Trademarks, it shall promptly notify Landlord.  If requested to do so, Tenant (and any and all Affiliated Persons and sublicensees) shall cooperate with and assist Landlord in any action that Landlord may commence to protect its right, title and interest in the Transferred Trademarks, including joining the action as a party if necessary.

ARTICLE 19

EASEMENTS

19.1                        Grant of Easements.  Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

(a)                                 the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned);

(b)                                 Landlord receives an Officer’s Certificate from Tenant stating (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument; and

(c)                                  Landlord receives evidence satisfactory to Landlord that the Manager has granted its consent to such grant, modification or abandonment in accordance with the requirements of such Manager’s Management Agreement or that such consent is not required.

19.2                        Exercise of Rights by Tenant.  So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request.  Tenant shall perform all obligations of Landlord under the Easement Agreements.

19.3                        Permitted Encumbrances.  Any agreements entered into in accordance with this Article 19 shall be deemed a Permitted Encumbrance.

ARTICLE 20

PROPERTY MORTGAGES

20.1                        Landlord May Grant Liens.  Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement (“Encumbrance”) upon the Leased Property, or any portion thereof, or interest therein, whether to secure any borrowing or other means of financing or refinancing.

20.2                        Subordination of Lease.  This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property, or any portion thereof, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust.  This section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to is herein called “Superior Landlord” and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder, trustee or beneficiary of a Superior Mortgage is herein called “Superior Mortgagee”.  Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person, “Successor Landlord”), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, at such Successor Landlord’s request, Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord’s interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord’s obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such Person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord (other than the lessors under any ground leases with respect to the Leased Property, or any portion thereof) in form and substance reasonably satisfactory to Tenant.  Notwithstanding the foregoing, any Successor Landlord shall be liable (a) to pay to Tenant any amounts owed under Section 5.1.2(b), and (b) to pay to Tenant any portions of insurance proceeds or Awards received by Landlord or the Successor Landlord required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, or any portion thereof, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

20.3                        Notice to Mortgagee and Superior Landlord.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Property Mortgagee or Superior Landlord under a lease with Landlord, as ground lessee, which includes the Leased Property, or any portion thereof, as part of the demised premises and which complies with Section 20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Property Mortgagee or Superior Landlord unless and until a copy of the same is given to such Property Mortgagee or Superior Landlord at the address set forth in the above described Notice, and the curing of any of Landlord’s defaults within the applicable notice and cure periods set forth in Article 14 by such Property Mortgagee or Superior Landlord shall be treated as performance by Landlord.

ARTICLE 21

ADDITIONAL COVENANTS OF LANDLORD AND TENANT

21.1                        Prompt Payment of Indebtedness.  Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant’s Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant’s Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

21.2                        Conduct of Business.  Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto) and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and its rights and licenses necessary to conduct such business.

21.3                        Maintenance of Accounts and Records.  Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP.  Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, where applicable, except for changes approved by such independent public accountants.  Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

21.4                        Notice of Litigation, Etc.  Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant.  Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two

Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

21.5                        Indebtedness of Tenant.  Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

(a)                                 Indebtedness of Tenant to Landlord;

(b)                                 Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

(c)                                  Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

(d)                                 unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant’s obligations under this Agreement; or

(e)                                  Indebtedness for purchase money financing in accordance with Section 21.8(a) and other operating liabilities incurred in the ordinary course of Tenant’s business;

(f)                                   Indebtedness of Tenant as guarantor or borrower secured by Liens permitted under Section 21.8(c); or

(g)                                  A guaranty of TCA’s obligations under its revolving line of credit and for any privately placed or publicly issued debt.

21.6                        Distributions, Payments to Affiliated Persons, Etc.  Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing.  Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant’s obligations under this Agreement.

21.7                        Prohibited Transactions.  Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are commercially reasonable.

21.8                        Liens and Encumbrances.  Except as permitted by Article 7 and Section 21.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant’s assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

(a)                                 Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

(b)                                 Permitted Encumbrances;

(c)                                  Security interests in Accounts or Chattel Paper, in Support Obligations, General Intangibles or Deposit Accounts relating to such Accounts or Chattel Paper, in any Instruments or Investment Property evidencing or arising from such Accounts or Chattel Paper, in any documents, books, records or other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any property described in this Section 21.8(c) or in any Proceeds of any of the foregoing (capitalized terms used in this Section 21.8(c) without definition being used as defined in or for purposes of Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts); or

(d)                                 As permitted pursuant to Section 21.5.

21.9                        Merger; Sale of Assets; Etc.  Without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion), Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

21.10                 Bankruptcy Remote Entities.  At Landlord’s request, Tenant shall make such amendments, modifications or other changes to its charter documents and governing bodies (including, without limitation, Tenant’s board of directors), and take such other actions, as may from time to time be necessary to qualify Tenant as a “bankruptcy remote entity”, provided that Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the making of such amendments or modifications.

21.11                 Trade Area Restriction.  Notwithstanding anything to the contrary in this Agreement, except for Travel Centers owned by Landlord or any Affiliated Person of Landlord, neither Tenant nor any Affiliated Person of Tenant shall acquire, own, franchise, finance, lease, manage, operate or open any Travel Center or similar business (it being agreed by Landlord and Tenant that convenience stores which provide services primarily to non-professional drivers shall not be a “similar business”) within seventy-five (75) miles in either direction along the primary interstate on which any Property is located without Landlord’s consent, which consent may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Landlord confirms that, subject to the other terms and conditions of this Agreement, Tenant or any Affiliated Person of Tenant may acquire, own, franchise, finance, lease, manage, operate or open the Travel Centers identified on Exhibit D attached hereto.

ARTICLE 22

ARBITRATION

Any disputes, claims or controversies arising out of or relating to this Agreement, (i) between the parties or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Article 22, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including Reit Management & Research LLC (“RMR”) or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article 22.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Article 22, the term “party” shall include any direct or indirect parent of a party.

There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be at the office of the AAA in Boston, Massachusetts unless otherwise agreed by the parties and all parties waive all questions of personal jurisdiction and venue for the purpose of carrying out this paragraph.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent as otherwise agreed by the parties after the date of this Agreement, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

This Article 22 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE 23

MISCELLANEOUS

23.1                        Limitation on Payment of Rent.  All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount.  This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

23.2                        No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.  To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

23.3                        Remedies Cumulative.  To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

23.4                        Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

23.5                        Acceptance of Surrender.  No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

23.6                        No Merger of Title.  It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Agreement or the leasehold estate created hereby and the fee estate or ground landlord’s interest in the Leased Property.

23.7                        Conveyance by Landlord.  If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

23.8                        Quiet Enjoyment.  Tenant shall peaceably and quietly have, hold and enjoy the Real Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant’s ability to operate any Travel Center and (d) liens that have been consented to in writing by Tenant.  Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

23.9                        No Recordation.  Neither Landlord nor Tenant shall record this Agreement.

23.10                 Notices.

(a)                                 Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)                                 All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)                                  All such notices shall be addressed,

if to Landlord:

c/o Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  Mr. John G. Murray

Telecopier No. (617) 969-5730

if to Tenant:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio  44145

Attn:  Mr. Thomas M. O’Brien

Telecopier No. (440) 808-3301

(d)                                 By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

23.11                 Construction.  Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration.  In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition.  Time is of the essence with respect to the provisions of this Agreement.  Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement.  Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this Agreement as a single lease in all respects was and is of primary importance, and a material inducement, to Landlord to enter into this Agreement.  Without limiting the generality of the foregoing, the parties hereto acknowledge that this Agreement constitutes a single lease of the Leased Property and is not divisible notwithstanding any references herein to any individual Property and notwithstanding the possibility that certain individual Properties may be deleted herefrom pursuant to the express provisions of this Agreement.

23.12                 Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.  Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

23.13                 Applicable Law, Etc.  Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of Landlord for obligations of Landlord, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

23.14                 Right to Make Agreement.  Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken.  Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

23.15                 Attorneys’ Fees.  If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

23.16                 Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF SUCH ENTITY REFERS TO THE TRUSTEES UNDER

SUCH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY.  ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.17                 Original Lease.  The Original Lease shall continue to govern the rights and obligations of the parties with respect to periods prior to the Commencement Date.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

HPT TA PROPERTIES LLC

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

TENANT:

TA OPERATING LLC

By:	/s/ Mark R. Young
Mark R. Young
Executive Vice President

[Signature Page to Amended Restated Lease No. 3]

EXHIBITS A-1 through A-38

Land

Exhibit	TA Site No.	Property Address
A-1	16	3501 Buttermilk Road, Cottondale (Tuscaloosa), AL 35453.
A-2	225	1010 North 339th Avenue, Tonopah, AZ 85354.
A-3	40	3524 S. Highway 99 W., Corning, CA 96021.
A-4	26	4265 East Guasti Road, Ontario, CA 91761.
A-5	228	2200 Ninth Street, Limon, CO 80828.
A-6	154	1875 Meriden-Waterbury Turnpike, Milldale, CT 06467.
A-7	247	P.O. Box 638, Baldwin, FL 32234.
A-8	258	2995 US Highway 17 South, Brunswick, GA 31525.
A-9	146	981 Cassville-White Road, Cartersville, GA 30121.
A-10	92	505 Truckers Lane R.R. #7, Bloomington, IL 61701.
A-11	35	1702 West Evergreen, Effingham, IL 62401.
A-12	10	2510 Burr Street, Gary, IN 46406.
A-13	173	5930 E. State Road 334, Whitestown, IN 46075.
A-14	93	7777 Burlington Pike, Florence, KY 41042.
A-15	161	1701 N. University Avenue, Lafayette, LA 70507.
A-16	216	5501 O’Donnell St. Cutoff, Baltimore, MD 21224.
A-17	198	6364 Dixie Highway, Saginaw, MI 48722.
A-18	116	6100 Sawyer Road, Sawyer, MI 49125.
A-19	51	854 State Highway 80, Matthews, MO 63867.
A-20	181	6000 E. Frontage Road, Mill City, NV 89418.
A-21	218	I-295 Exit 18 Berkley Rd., Paulsboro, NJ 08066.
A-22	229	1700 U.S. Route 66 West, Moriarty, NM 87035.
A-23	210	125 Neelytown Road, Montgomery (Maybrook), NY 12549.
A-24	11	6762 St. Rt. 127, Eaton (Dayton), OH 45320.
A-25	87	3483 Libbey Road, Perrysburg (Toledo), OH 43551.
A-26	36	801 South Council Road, Oklahoma City (East), OK 73128.
A-27	183	790 NW Frontage Road, Troutdale, OR 97060.
A-28	213	10835 John Wayne Drive, Greencastle, PA 17225.
A-29	214	875 N. Eagle Valley Rd., Milesburg, PA 16853.
A-30	25	1402 E. Main Street, Duncan (Spartanburg), SC 29334.
A-31	157	4400 Peytonville Road, Franklin, TN 37064.
A-32	55	7000 I-40 East Whitaker Road, Amarillo, TX 79118.
A-33	235	8301 N. Expressway 281, Edinburg, TX 78541.
A-34	233	1700 Wilson Road, Terrell, TX 75161.
A-35	186	1100 North 130 West, Parowan, UT 84761.
A-36	142	10134 Lewison Rd., Ashland, VA 23005.
A-37	50	5901 Highway 51, DeForest (Madison), WI 53532.
A-38	234	1400 Higley Blvd., Rawlins, WY 82301.

[See attached copies.]

EXHIBIT A-1

TA Tuscaloosa
3501 Buttermilk Road
Cottondale (Tuscaloosa), AL

LEGAL DESCRIPTION

All that certain lot or parcel of land situated in the County of Tuscaloosa, State of Alabama, and being more particularly described as follows:

SURFACE RIGHTS ONLY in and to the following:

A parcel of land located in the Southwest Quarter of the Northeast Quarter and in the Northwest Quarter of the Northeast Quarter and in the Northeast Quarter of the Northeast Quarter of Section 35; Township 21 South, Range 9 West, Huntsville Meridian in Tuscaloosa County, Alabama, and being more particularly described as follows:

As the POINT OF BEGINNING, start at a Concrete Monument accepted to mark the Southeast corner of the Southwest Quarter of the Northeast Quarter of said Section 35, Township 21 South, Range 9 West and run North 1 degrees 32 minutes, 23 seconds West (Magnetic) and along accepted the East boundary of said Southwest Quarter of the Northeast Quarter of Section 35 for a distance of 1324.98 feet to an iron pipe accepted to mark the Northeast corner of said Southwest Quarter of the Northeast Quarter; thence run South 88 degrees 42 minutes 30 seconds East for a distance of 107.80 feet to the centerline of Little Hurricane Creek; thence run North 11 degrees 45 minutes 32 seconds West and along said centerline of said creek for a distance of 89.0 feet to a point; thence run North 84 degrees 58 minutes 25 seconds West for a distance of 1364.77 feet to a point lying on the Eastern right of way margin of the Buttermilk Road, said point lying 100 feet from the relocated centerline of the Buttermilk Road; thence run South 2 degrees 37 minutes 32 seconds East and along said Eastern right of way margin for a distance of 340.34 feet to PT Station 357+61.81, said curve being concave to the West and having a Delta of 3 degrees 30 minutes and a centerline Radius of 11459.19 feet; thence run South 1 degrees 05 minutes 46 seconds East and along said right of way curve for a chord distance of 617.08 feet to a point, said point being Station351+50 on said right of way; thence run South 61 degrees 56 minutes 19 seconds East and along the right of way for I-59 for a distance of 101.56 feet to a point on a curve being concave to the South and having a Delta of 35 degrees 59 minutes 46 seconds and a Radius of 782.95 feet; thence run South 74 degrees 44 minutes 55 seconds East and along said right of way curve for a chord distance of 204.39 feet to a point; thence run South 45 degrees 16 minutes 33 seconds East and along said right of way for a distance of 102.81 feet to PT Station 717+41.19; thence run South 40 degrees 42 minutes 01 seconds East and along said right of way for a distance of 162.62 feet to a point; thence run South 63 degrees 07 minutes 44 seconds East and along said right of way for a distance of 112.72 feet to PC Station 720+12.72 of a curve being concave to the Northeast and having a Delta of 29 degrees 01 minute and a Radius of 1020.91 feet; thence run South 60 degrees 38 minutes 08 seconds East and along said right of way curve for a chord distance of 266.75 feet to a point, said point lying on the South boundary of the Southwest Quarter of the Northeast Quarter of said Section 35; thence run South 88 degrees 16 minutes 01 seconds East and along said South boundary of the Southwest Quarter of the Northeast Quarter of said Section 35 for a distance of 425.78 feet to the POINT OF BEGINNING, forming an interior angle of closure of 88 degrees 43 minutes 38 seconds. LESS AND EXCEPT any part of the subject property which may be contained within that certain condemnation proceeding filed in the Probate Office of Tuscaloosa County, Alabama, identified by Case No. 87-185, and recorded in Probate Minutes Record 189, at Page 651, et seq. Also LESS AND EXCEPT that certain property described in Deed Book 1006, at Page 318 in said Probate Office.

EXHIBIT A-2 TA Tonopah 1 010 North 339th Avenue Tonopah, AZ PARCEL NO. 1: (FEE PARCEL) TliE EAST ONE-HALF OF THE NORTliEAST QUARTER OF SECTION 5,TOWNSHIP 1NORTH, RANGE 5 WEST, OF TilE GILA AND SALT RNER BASE AND MERIDIAN,MARICOPA COUNTY, ARIZONA. EXCEPT TiiE SOUlff 15 FEET FOR ROAD PURPOSES. ALSO EXCEPT THAT PORTION OF THE EAST HALF OF THE NORTHEAST QUARTER OF SEcnON 5, TOWNSHIP 1 NORnf, RANGE. 5 WEST,OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA,WHICH UES WITHIN THE FOU.OWING DESCRIBED TRACT Of LAND: BEGINNING AT THE NORTHEAST CORNER OF SAID SECTION 5; 11-IENCE NORTH 89 DEGREES 58 MINlfTES 36 SECONDS WEST ALONG THE NORlli LINE OF SAID SECTlON 5,A DISTANCE OF 405.18 FEET; TI-!ENCE SO.UTH 54 DEGREES 43 MINlJTES 23 SECONDS WEST 154.79 FeET; 1HENCE SOIITH 79 DEGREES 39 MINUTES 57 SECONDS WEST 774.31 FEET; THENCE NORTI-1 75 DEGREES 01 MINliTES 36 SECONDS WEST 28.56 FEET TO THE WEST LINE OF SAID EAST HALF OF ntE NORTHEAST QUARTER; lliENCE SOlffil 00 DEGREES 13 MINUTES tO SECONDS EAST AlONG SAID WEST UNE A DISTANCE OF 357.72. FEET; THENCE SOUll-1 70 DEGREES 27 MINUTES 10 SECONDS EAST 235.56 FEET; THENCE SOUTH 47 DEGREES 33 MINUTES 41 SECONDS EAST 563.51FEET; THENCE SOUTH 23 DEGREES 11MINIJTES 51 SECONDS EAST 759.29 FEEri THENCE NORTH 89 DEGREES 48 MINUTES 09 SECONDS EAST 286.55 FEET; THENCE SOUTH 00 DEGREES 11 MINlffES 51 SECONDS EAST 300.00 FEET; THENCE NORTH 89 DEGREES 48 MINUTES 09 SECONDS EAST tOO FEET TO THE EAST LINE OF SAID SECTlON 5; THENCE NORTH 00 DEGREES 11 MINUTES 51SECONDS WEST ALONG SAID EAST SECTION LINE, A DlST NCE OF 2034.12 FEET TO THE POir-IT OF BEGINNING; AND EXCEPT ANY PORTION LYING NORTH OF THE NORTH LINE OF EHRENBERG-PHOENIX HIGHWAY, INlERSTATE ROUTE 10 (I-10}. THE FOREGOING PROPERTY IS ALSO DESCRIBED ft5 FOLLOWS: PARCEL NO. 1: A PORTION OF THE NORTHEAST QUARTER OF SECT10N S,TOWNSHIP 1 NORTl-f, RANGE S WEST Of THE GILA AND SAlT RIVER BASE AND MERIDlAN1 MARICOPA COUNlY, ARIZONA, DESCRIBED AS FOLLOWS: .

COMMENONG AT THE NORTHEAST CORNER OF SAID SECTION 5; THENCE ALONG THE EAST UNE OF SAID SECTION 5, BEING AlSO THE BASIS OF BEARINGS FOR TlfiS DESCRIPTION, SOUTH 00 DEGREES 11 11-UNUTES 51 SECONDS EAST, 2034.11 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINU[NG SOlJTH 00 DEGREES 11 MINUTES 51 SECONDS EAST, 594.97 FEET; TliENCE SOUTii B9 DEGREES 53 MINlJTES 20 SECONDS WEST, 1322.58 FEET TO AN IRON BAR Wffii CAP LS28232; THENCE NORTH 00 DEGREES 10 M[NlfTES 43 SECONDS WEST, 2053.33 FEET TO AN IRON BAR Willi CAP LS69l5; THENCE SOtJTH 70 DEGREES 27 MINUTES 10 SECONDS EAST1 235.56 FEET (RECORD)1 TO AN ARIZONA HIGHWAY RIGHT..OF-WAY MONUMENT; THENCE SOUTH 47 DEGREES 32 MINUTES 57 SECONDS EAST1 563.51FEET MEASURED, SOlJlli 47 DEGREES 32 MINUTES 41SECONDS EAST, 563.51FEET (RECORD) TO AN ARIZONA HIGHWAY RIGHT OF-WAY MONUMENT; THENCE SOUTH 2J DEGREES 12 MlNUTES 06 SECONDS EAST, 759.15 FEET MEASURED,SOOTH 23 DEGREES 11 MINl!TES 51SECONDS EAST, 759.29 FEET (RECORD) TO AN IRON BAR Wffif CAP L513tn; THENCE NORTH 89 DEGREES 47 MINUTB 14 SECONDS EAST, 288,49 FEET TO A POINT 100.00 FEET WEST Of THE EAST UNE OF SAID SECTION 5,SAID POINT BEING ALSO 0.36 FEET EAST OF A FOUND ARIZONA HIGHWAY RIGf-ff-OF-WAY MONUMENT; THENCE SOUTH 00 DEGREES 11 MINUTES 51 SECONDS EAST, 300.00 FEET TO A P.K. SURVEY NAIL WITH BRASS TAG; THENCE NORll-t 89 DEGREES 49 MINtifES 09 SECONDS EAST, 100.00 FEET TO TI-lE TRUE POINT OF BEGINNING. LEASEHOLD PARCEL Parcel containing approximately ten (10) acres known as Land# 01.0-N-05.0-W-05-07-031-1003 NWNESE.

EXHIBIT A-3

TA Corning
3524 S. Highway 99 W.
Corning, CA

The land referred to herein is situated in the City of Corning, County of Tehama, State of California, and is described as follows:

Parcel One:

Parcels 1 and 2 of Parcel Map No. 338, being a portion of Lot 4, Block 113, Maywood Colony No. 15, as the same are shown on the map filed in the Tehama County Recorder's Office, May 31, 1973 in Book 1 of Parcel Maps at page 127.

Parcel Two:

All of Lot 5 and the North half of Lot 8 in Block 113 of Maywood Colony No. 15, as the same are shown on the map entitled: "Maywood Colony No. 15 Tehama County, California T24 N R 3 W", filed in the office of the County Recorder of the County of Tehama, State of California, March 20, 1899 in Book B of Maps, at page 36.

Excepting therefrom that portion thereof conveyed to the State of California by Deed dated June 29, 1961 and recorded August 14, 1961 in Book 397 of Official Records at page 61, Records of Tehama County.

Parcel Three:

Parcel C of Parcel Map No. 87-40 (being a division of a portion of Lot 1, Block 113, Maywood Colony No. 15, filed March 20, 1899 in Book B of Maps at page 36) as shown on the map filed February 10, 1988 in Book 8 of Parcel Maps at page 232.

EXHIBIT A-4 TA Ontario 4265 East Guasti Road Ontario, CA 91761 PARCEL 1OF PARCEL MAP NO. l8B9,IN lliE CITY OF ONTARIO,COUNTY OF SAN BERNARDINO,SfATE OF CAUFORNIA, AS PER PLAT RECORDED IN BOOK 37 OF PARCEL MAPS, PAGE(S) 5,RECORDS OF SAID COUNTY. EXCEPTING THEREFROM THAT PORTION TAKEN BY llfE cnY OF ONTARIO, A MUNICIPAL CORPORATION PURSUANT TO TiiE ORDER FOR PREJUDGMENT POSSESSION RECORDED NOVEMBER 14, 1995,INSTRUMENT NO. 95-393353,OFACIAL RECORDS AND FINAL ORDER OF CONDEMNATION RECORDED AUGUST 6,1997,INSTRUMENT NO. 97-2786n,OFFICIAL RECORDS, DESCRIBED AS FOUOWS: THAT PORTION OF PARCfl. 1OF PARCEL MAP NO. 1889,IN THE CITY OF ONTARIO, COUN1Y OF SAN BERNARDINO,STATE OF CALIFORNIA, AS PER PlAT RECORDED IN BOOK 37 OF PARCEL MAPS, PAGE(S) 5, RECORDS OF SAID COUNTY, DESCRIBED AS FDLLOWS: BEGINNING AT THE NORTHWESf CORNER OF SAID PARCEL 1; THENCE ALONG THE NQRTHERLY LINE OF SAID PARCEL 1 SOUTH 85 DEG. 33' 35" EAST 421.93 FEET;TiiENCE ALONG A TANGENT CURVE CONCAVE NORTHERLY HAVING A RADIUS OF 3000.00 FEET, THROUGH A CENTRAL ANGLE OF 4 DEG. 22' 44" A DISTANCE OF 229.28 FEET ALONG SAID NORlliERLY UNE; THENCE CONTINUING ALONG SAIO NORTHERLY LINE SOUTH 89 OEG. 56' 19" EAST 80.71 FEET; THENCE ALONG A TANGENT CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 450.00 FEET,lliROUGH A CENTRAL ANGLE OF 25 DEG. 59' 37" A DISTANCE OF 201.15 FEET;THENCE AlONG A NON-TANGEf'IT UNE SOlJTl-1 64 DEG. 02' OS" EAST 718.90 FEET ALONG SAID NORTiiERLY UNE TO A POINT 47.16 FEET FROM lHE NORlliEAST CORNER OF SAID PARCEL 1; THENCE LEAVING SAID NORTHERLY UNE SOUTH 90 DEG. 00' 00'' WEST 110.76 FEET;THENCE ALONG A TANGENT CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 360.00 FEET,lliROUGH A CENTRAL ANGlE OF 37 DEG. 46' 48H A DISTANCE OF 237.38 FEET;THENCE NORlli 52 DEG. 13' 12" WEST 116.40 FEET; THENCE ALONG A TANGENT CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 950.00 FEET,THROUGH A CENTRAL ANGLE OF 32 DEG. 49' 54" A DISTANCE OF 544.37 FEET; TiiENCE NORTii 85 DEG. 04' 06" WEST 652.96 FEET TO Tl-IE WESTERLY UNE OF SAID PARCELl; TliENCE NORTH 00 OEG. 21' 44" WEST 3.72 FEET TO THE POINT OF BEGINNING. ALSO EXCEPTING THEREFROM ALL OIL,PETROLEUM, HYDROCARBONS, GAS, BREA, ASPHALTUM AND AlKl INDRED SUBSTANCES AND OTHER MINERAlS LYING BELOW A DEPTH OF 500 FEET FROM TiiE SURFACE OF SAID LAND, A5 CONVEYED TO ACTION TRADING COMPANY, A NEVADA CORPORATION,BY DEED RECORDED JULY 30,1968,IN BOOK 7068, PAGE 672, 0Ff1CIAL RECORDS. APN: 0210-212·15-0-000

EXHIBIT A-5 TA Limon 2200 Ninth Street Limon,CO ParceJ ..D" of West Limon Addition to the Towa·ofLimon, Lincoln County, Colorado, less tract deeded to the town of timon in Book 393 at Page 539.. The foregoing property is also described as: A parcel ofrand situated in the Northof Section 18. Township 9 Soutl\, Range 56 West of the G'h P.M., being Parcel D, West Limon Addition to the Town of Limon, Lincoln County, Colorado, more particularly described as follows: Beginning at the Southeasterly comer of said Parcel D; Thence North 68°30'37" West along the Northerly right of way line of91 Street a distance of547.5J feet to a h point of curve; Tlmnce along a curve to the right non-tangent to the last described course whose chord bears Noeth 41°15'40" West a distance of 49.90 feet, said curve having a central angle of 19°09'0 I", a mdius of 150.00 feet, an urr: Jcngrh of 50.!4 feet to a point lying non-tangent on a curve on the Easterly right of way line of U.S. Highway 24; Thence along a curve to the left along said Easterly right of way line whose chonf be<1rs North 20°17'08" East a distance of 385.57 feet, said curve having a central angle of 14°41'40", a radius of 1507.50 feel, an arc length of 386.63 feet; Thence North 31<t 18'45" East non-tangent to thflfast described coue and along the Southerly right of way tine of Interstate 70 a distance of221.50 feet, Thence North 74°49"00" East along said Southerly right of way line a distance of 700.96 feet; n1ence South 21°29'23" West along the Westerly rig]Jt of way fine of R Avenue n distance of 1045.23 feet to the point ofbeginning, County of Lincoln, State of Colorado.

EXHIBIT A-6

TA Southington
1875 Meriden-Waterbury Turnpike
Milldale (Southington), CT

ALL that certain real property located in the County of Hartford, State of Connecticut, being more particularly described as follows:

A certain piece or parcel of land located on the northerly side of the Meriden-Waterbury Turnpike (Route #66) in the Town of Southington, County of Hartford and State of Connecticut, being more particularly bounded and described as follows;

BEGINNING at a point on the northerly highway line of the Meriden-Waterbury Turnpike (Rt. #66), said point being marked by a monument which is approximately 370 feet easterly of the center line of Ruggles Row;

THENCE RUNNING North 75 degrees 20 minutes 30 seconds West along the northerly non-access highway line of said Meriden-Waterbury Turnpike a distance of 167.15 feet to a point marked by an iron pin;

THENCE RUNNING North 17 degrees 46 minutes 10 seconds East along the easterly boundary of land now or formerly of Madeline Mirando a distance of 99.80 feet to a point marked by an iron pin;

THENCE RUNNING North 18 degrees 26 minutes 50 seconds East along the easterly boundary of land now or formerly of Ernest Mirando a distance of 69.39 feet to a point marked by an iron pin;

THENCE RUNNING North 18 degrees 43 minutes 16 seconds East along the easterly boundary of land now or formerly of Luigi Della-Bitta a distance of 233.43 feet to a point;

THENCE RUNNING North 78 degrees 40 minutes 30 seconds West along the northerly boundary of land of said Della-Bitta a distance of 90.00 feet to a point marked by an iron pin;

THENCE RUNNING North 11 degrees 19 minutes 30 seconds East along the easterly boundary of land of said Della-Bitta a distance of 13.00 feet to a point marked by an iron pin;

THENCE RUNNING North 72 degrees 02 minutes 50 seconds West along the northerly boundary of land of said Della-Bitta a distance of 93.59 feet to a point on the proposed street line of Ruggles Row;

THENCE RUNNING North 24 degrees 30 minutes 10 seconds East along the easterly street line of said Ruggles Row a distance of 372.82 feet to a point of

Page 2 ")e.. curvature; THENCE continuing along the easterly street line of said Ruggles Row in a curve to the right whose radius is 455.00 feet and length Is 164.68 feet to a point; THENCE continuing North 45 degrees 14 minutes 25 seconds East along the easterly street line of said Ruggles Row a distance of 60.86 feet to a point; THENCE RUNNING South 79 degrees 35 minutes 10 seconds east along the southerly boundary line of property now or fonnerty of John R. Lacey a distance of 463.15 feet to a point; THENCE RUNNING South 9 degrees 05 minutes 20 seconds West along the westerly boundary of land of said John R. Lacey a distance of 987.71 feet to a point on the northerly highway line of said Meriden-Waterbury Turnpike; THENCE RUNNING North 81 degrees 12 minutes 40 seconds West along the north highway line of said Meriden-Waterbury Turnpike a distance of 386.43 feet to the point an place of BEGINNING. Said parcel of land contains 12.76 acres and is more particularly shown on a map entitled "Property of Louise Fontana, Meriden-Waterbury Turnpike, Southington, Conn. Scale 1 inch equals 50 feet August 22, 1975, revised to February 9, 1976''. as prepared by Clarence Blair Associates, Inc., Civil Engineers and Land Surveyors of New Haven, Connecticut. Together with all appurtenances thereto belonging or in anywise appertaining, and all right, title and interest of Grantor in and to any and all roads, street, alleys and ways bounded said premises. EXCEPTING THER FROM the following piece oparcel of land conveyed to the State of Connecticut by Quit Claim Deed form Union Oil Company of California dated August 3, 1977 and recorded in Volume 286 at page 2 of the Southington . Land Records; That certain parcel of land situated hi the town of Southington, County of Hartford and State of Connecticut, on the northerly side of the Meriden-Waterbury Turnpike, Route 66, containing 0.04 of an acre, more or less, bounded and de cribed as follows; Northerly by remaining land of the Releasor herein, 386.61 feet by a line designated "Taking Line", as shown on the map hereinafter referred to;

•. Page3 Easterly by land now or formerly of John R. Lacy, 10.00 feet; Southerly by the Meriden-Waterbury Turnpike, Route 66, 386.43 feet; Westerly running to a point. The land herein conveyed comprises a portion of the premises acquired by the Releasor herein by a Warranty Deed dated May 5, 1976, and recorded in Volume 275 at Page 548 of the Southington Land Records. All of the above-described land being the same as follows; BEGINNING at a point on the easterly sideline of Ruggles Row, said point being the westerly corner of said parcel; THENCE RUNNING North 24 degrees 30 minutes 10 seconds East 372.82 feet to a point of curvature; THENCE RUNNING Northeasterly 164.68 feet by a curve to the right having a radius of 455.00 feet to a point of tangency; THENCE RUNNING North 45 degrees 14 minutes 25 seconds East 60.86 fee to a point, said last three courses being by the easterly sideline of Ruggles Raw; THENCE turning and running South 79 degrees 35 minutes 10 seconds East 463.15 feet to a concrete bound; THENCE turning and running South 09 degrees 05 minutes 20 seconds West 977.71 feet to a point on the northerly sideline of the Meriden Waterbury Turnpike, said last two courses being by land now or formerly of the The Robert L. Jacks and Ted J. Crew Partnership; THENCE turning and running North 82 degrees 41 minutes 36 seconds West 386.61 feet to a point; THENCE turning and running North 75 degrees 20 minutes 30 seconds West 167.15 feet to a point, said last two courses being by the Meriden Waterbury Turnpike; THENCE Turning and running North 17 degrees 46 minutes 15 seconds East 99.80 feet by land now or formerly of Emerick Mirando and Domenick Mirando to

Page4 a pipe; THENCE turning and running North 18 degrees 26 minutes 50 seconds East 69.39 feet to a point; THENCE turning and running North 18 degrees 43 minutes 10 seconds East 233.43 feet to a point; THEnCE turning and running North 78 degrees 40 minutes 30 seconds West 90.00 feet to a point; THENCE turning and running North 11 degrees 19 minutes 30 seconds East 13.00 feet to a point; THENCE turning and running North 72 degrees 02 minutes 50 seconds West 93.59 feet to the point of beginning, said last six courses being by land now or fonneny of Ted J. Crew and Robert L. Jacks Partnership Containing 554,061 square feet, more or less, of 12.719 acres, more or less.

EXHIBIT A-7 TA Balchvin l-10, Exit 343, 1024 US 301 South (I-10 Exit 343) Baldwin, FL Legal Description PARCEL A: Part of the Northeast 1/<1 of Section 34, Township 2 South,Range 23 East,Duval County,Rorlda,more partlrufarly described as follows: Commence at the center line intersection of Interstate No. 10 and U.S. No. 301; thence South 0°40'05 East 1156.88 feet along the renter line of said U.S. No. 301to the point of curve of a curve concave to the West and having a radius of 2864.79 feet; thence around and along said curve an arc distance of 552.03 feet to a point,. said arc being subtended by a cilord having a bearing and distance of South 01°51'08" West, 551.17 feet; thence North 79°14' West, 751.92 feet to the Point of Beginning; thence continue North 79°14' West, 400.72 feet to an iron rod; thence North 0"14' East, 916.24 feet to an iron rod; thence South 69°29'49" East, 419.97 feet to an iron rod; thence South 0°14' Wes4 8<14.0 feet to the Point of Beginning. EXCEPTING THEREFROM; A 100.0 foot strip of land as a right-of-way line for Aorida Power and Light Company. PARCEL B: That certain piece,parcel or tract of land,situate, lying and being in the County of Duval and State of Ronda, and being more particularly described as follows: A part of the Northeast 1/4 of Section 34, Township 2 South,Range 23 East. Duval County, Rorida, described as follows: Commence at the Southerly terminus or Point of Beginning of that certain curve concave to the Southwest and having a radius of 625.0 feet, as desertbed in O.R. Volume 694 1 Page 21, of the Public Records of said County; thence North 86°10' East, 21.0 feet to the Westerly right-of-way of U.S. Highway No. 301; (which Is the Easterly terminus of a limited access fence); thence South 5°00'23" West, 60.0 feet as measured along the chord of a curve concave to the West having a radius of 2n8.79 feet to the Point of Beginning; thence continue along the last described OJrve, a chord bearing and distance of South 8°16'43" West, 250.0 feet; the last two described calls are along the Westerly rlght of-way line of U.S. Highway No. 301; thence North 79°14' West, 615.92 feet; thence North 0°14' East, 844.0 feet; thence South 69°29'49" East1 209.92 feet; thence Southeasterly along a curve concave to the Southwest having a radius of 565.0 feet, a chord bearing and distance of South 32°34'07" East, 678.92 feet; thence South 14°21' East, 63.35 feet; thence South 85°38'2511 East 60.0 feet to the Polnt of Beginning. AU. OF THE ABOVE-DESCRlBED PARCELS A-B BEING THE SAME AS FOLLOWS: LEGAL DESCRIPTION OVERALL: Part of the Northeast 1/4 of Section 34, Township 2 South, Range 23 East, Duval County, Ronda, more particularly desoibed as follows: Commence at the center line Intersection of Interstate No. 10 and U.S. No. 301; thence South 0°40'05" East,1,156.88 feet along the center line of said U.S. No. 301 to the Point of Curve of a curve concave to the West and having a radius of 2,864.79 feet; thence around and along said curve an arc distance of 552.03 feet to a point, said arc being subtended by a chord having a bearing and distance of South l of2

4°51'08" West, 551.17 feet; thence North 79°14'00" West, 136.00 feet to the Point of Beginning; thence continue North 79°14'00" West, 1,016.64 feet; thence North 0°14'00" East, 916.24 feet; thence South 69°29'49" East, 629.89 feet to the point of curve of a curve concave to the West and having a radius of 565.00 feet; thence around and along said curve an arc distance of 728.31 feet to a point, said arc being subtended by a chord having a bearing and distance of South 32°34'07" East, 678.92 feet; thence South 14°21'00" East, 63.35 feet; thence South 85°38'25" East, 80.00 feet to a point on a curve; thence Southerly 250.00 feet along the arc of a curve concave to the Northwest having a radius of 2728.79 feet and a chord bearing and distance of South 08°16'43" West, 250.00 feet to the Point of Beginning

2 of 2

EXHIBIT A-8 TA Brunswick 2995 US Highway 1 7 South Brunswick. GA ) ALL TRAT CERTAIN LOT, TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN GEORGIA MILITIA DISTRICT 27, GLYNN COUNTY GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A CONCRETE MONUMBNT FOUND AT THE INTERESECTION OF THB SOUTHERN RIGHT-OF-WAY OF U.S. HIGHWAY NO. 17 AND THE WESTERN RIGHT-OF-WAY OF INTERESTATE 95 -RAMP "M". PROCEED ALONG SAID RAMP RIGHT-OF-WAY SOUTH 21 DEGREES 26 MINUTES 31 SECONDS BAST FOR A DISTANCE OF 302.45 FEST TO A CONCRETE MONUMENT FOUND, THENCE CONTINUING ALONG SAID RAMP RIGHT-OF-WAY SOUTH QO OEGREBS 42 S CONDS WEST fOR A DISTANCE OF 144.27 FEET TO A CONCRETE MONUM8NT FOUND, THENCE SOUTH 63 DEGREES 57 MINUTES 27 SBCONDS WEST FOR A DISTANCE OF J 17.16 FEIIT TO A CONCRETE MONUMENT FOUND, THENCE PROCEED SOUTH 13 DEGREES 12 MINUTES 21 SECONDS EAST FOR A DISTANCE OF 800.B 6 FEE:T TO A CONCRETE MONUMENT FOUND, THENCE SOUTH 14 DEGREES )7 MINUTES 37 SECONDS W ST FOR A DISTANCE OF 86.09 FEET TO A CONCRETE MONUMENT FOUND, THENCE SOUTH 27 DEGREES 23 MINUTES 47 SBCONDS WEST FOR A DISTANCE OF 500.10 FEET TO A CONCRETE MONUMENT FOUND, THENCE SOUTH 28 DEGREES 32 MINUTES 12 SECONDS WEST FOR A DISTANCE OF 399.80 FEET 1.'0 A CONCRETE MONUMENT FOUND, TifENCE SOUTH 28 DEGREES 32 MINUTES 32 SECONDS WEST FOR A DISTANCE OF 599.99 FEET TO A CONCRETE MONUMENT FOUND, THENCE NORTH 61 DBGREES 30 MINUTES 00 SECONDS WEST FOR A DISTANCE 01 .15 FEET TO A CONCRBTE MONUMENT OUND, THENCE NORTH 1 DEGREE 22 MINUTES 09 SECONDS EAST FOR A DISTANCB OF 612.80 FEET TO A CONCRETE MONUMENT FOUND, THENCE NORTH 33 DEGREES 21 MINUTES 51 SECONDS EAST POR A OISTANCB OF 983.50 FEET TO A CONCRETE MONUMENT FOUND, THENCE NORTH 33 DEGREES 21 MINUTES 5l SECONDS EAST FOR A DISTANCE OF 140. 00 FEET TO AN IRON PIN SET, THENCE NORTH l2 DEGREES 08 MINUTES 47 SECONDS·WEST FOR A DISTANCE OF 534.38 fEET TO AN IRON PIN SET, THENCE NORTH 84 OBGREBS 08 MINUTES 14 SECONDS WEST FOR A DISTANCE OF 236.69 FEET TO AN IRON PIN SET, THENCE SOUTH 71 DEGREES 52 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 255.71 FEET TO AN IRON P!NSBT, THENCE NORTH 66 DEGREES 41 MINUTES 30 SECONDS WEST FOR A DISTANCE OF 469.36 FEET TO AN IRON PIN SE , SAID MONUMENT BEING LOCATED ON TH8 EAST8RN LINE OF DUNGENBSS DRIVE, A 100 FOOT WIDE PRIVATE! EASEMBNT, THENCE ALONG SAID EASTERN LINE OF DUNGBNESS DRIVB NORTH 24 DEGREBS 59 MINUTES 00 SECONDS BAST FOR A. DISTANCE OF 954.87 FEET TO A CONCRETE MONUMENT FOUND, SAID MONUMENT BEING LOCATED AT INTERSECTION OF THE SAID EASTERN LINE OF DUNGENESS DRIVE AND THE SOUTHERN RIGHT-OF-WAY OF U.S. HIGHWAY NO. 17, THENCE PROCEED ALONG SAID RIGHT-OF WAY OF U.S. HIGHWAY NO. 17 SOUTH 64 DEGREES 57 SECONDS 28 SECONDS E ST R A DISTANCE OF 413.6)FeET TO A CONCRETE MONUMENT FOUND, TH8NCE CONTINUING ALONG SAID RIGHT-OF-WAU OF U.S. H£GHWA.Y NO. 17 SOUTH 64 DEGREES 57 MINUTES 26 SBCONDS EAST fOR A DISTANCe OF 382.77 FEET TO A CONCRETE MONUMENT FOUND AND THE TRUE POINT 0BEGINNING. 1 of3

Also being insured as follows: Also encumbering the following described land to the extent not included in toe aforedescribed land: All of those certain tracts or parcela ol land sicuate, lying, and being the 27th G.M.D. in Glynn County, Georgia and being a tract of 16.02 acres and tract of 7.87 acres lying together and forming one tract of land described ad identified accordingto the plat of survey by COMINE COASTAL SURVEYING, INC. entitled "A boundary survey for TRUCKSTOP'S INCORPORATED OF AMERICA, a portion the S.W. quadrant of the intersection of U.S. Highway 17 and Interstate 95 G.M.D. 27, Glynn County, Georgia, December 10, 1976, Scale 1-"' = 100'." Reference is hereby made to·said plat for the purpose of establishing the location, boundaries and dimensions of the tracts hereby conveyed, which are more particularly described as follows, to-wit: To find the beginning point commence at the point of intersection of the centerline of U. S. Highway No. 17 with the centerline of I-95 and run N 64°01' W 1,745.77 feet to a pointi thence run S 21°59'W 150 feet to a point thence run S 65°01' E 50 feet to a concrete monument marking the northwest corner of said 16.02 acre tract and the BEGINNING POINT; and from said beginning point running thence·on the following stated courses for the following stated distances: S 65°01' E for 413.63 feet; S 13°11' E ·for 1,548.00 feet feet to a feet to a feet to a feet to a .to a concrete monument; S 14°37'30« W for 86,09 concrete R/W monument; s 27°23'06" W concrete R/W monument; S 28°29'56• W concrete R/W monumenti S 28°29'56 W concrete R/W monument; N 6!030'04." "I for 500.04 for 399.80 Eor 600.05 for 20.00 feet to a concrete monument; N 01°22'09" S for 612.80 feet to a concrete monument; N monument; N monument; N 33°21'51" E! 33°2l'Sln E 12°08'47" W for 96).50 feet to a a a concrete concrete concrete monument for 140.00 for 534.38 feet to feet to N 84°06'14" W for 236.69 feet to a concrete monument; S 71°52' W for 255.71 feet to a concrete monument; N 66°41'30" W for 469.36 feet to a concrete monument; N 2q 59' E for 965.34 feet to the BEGINNING POINT. 2 of3

Also included are the following rights: 1. The non-exclusive right to use the lake adjacent to the above conveyed premises in a reasonable manner for recreational purposes, subject to prudent rules and regulations promulgated by The 17-5 Corporation (a Georgia corporation which conveyed the above described property to Lessor and which hereinafter is referred to as ''Lessor'a Grantor"} from time to time. Such Lessor's Grantor has not guaranteed, however, the maintenance of any water level in said lake·. 2. The nonexclusive right df sur:-face drainagefrom the described premises into said lake. ).The non xcluaive right of ingress through, over, on and across the one hundred (100) foot road which borders the premises above described said Conine survey. on the westerly side as shown on All that certain lot, tract or parcel of land situate, lying and being in Glynn County, Georgia, in the 27th District, G.M. therein, described and identiEied according to a plat of survey made by James .Conine, Georgia Registered Surveyor No.l545, dated May 27, 1980 a copy of said plat being attached hereto as ExhibitAft and made a part hereof, as follows, to-wit: BEGINNrNG at a point where the southern line of U.S. Highway No. 17,-a 300 foot right-of-way, is intersected by the western entrance ramp·to Interstate Highway No. 95, and from said beginning point run thence South 21 degrees 30 minutes Eaat for a distance of 302.23 feet to a concrete monumenti thence run South 00 degrees 42 minutes 46 seconds West for a distances of 144.27 feet to a concr:-ete monument; thence run South 6J degrees 45 minutes West for a distance of 317.57 feet to a concrete monument; thence run North 13 degrees 11 minutes West for a distance at 746.8 feet to a concrete monument located on the southern line of U.S. Highway No. 1.7; thence run South 65 degrees Ol minutes East along said line of said Highway No. 17, for a distance of JB2.15 feet to the point or place of beginning. 3of3

EXHIBIT A-9

TA Cartersville
981 Cassville-White Road
Cartersville, GA

All that tract or parcel of land lying and being in Land Lot 190 of the 5th District, 3rd Section, Bartow County, Georgia, being more particularly described as follows:

BEGINNING at a 5/8 inch rebar set at the intersection of the north right of way of Cassville-White Road (150 foot right of way) and the westerly right of way of Five Forks Road (variable right of way); thence along a curve to the left having a radius of 2944.79 feet and an arc length of 290.99 feet, being subtended by a chord of north 86 degrees 11 minutes 58 seconds west along the right of way of Cassville-White Road (150 foot right of way) for a distance of 290.87 feet to a point; run thence north 88 degrees 55 minutes 19 seconds west continuing along said right of way, for a distance of 201.94 feet to a ½ inch rebar set; thence leaving said right of way north 00 degrees 50 minutes 56 seconds east along the right of way of proposed Kent Road (60 foot right of way), for a distance of 53.15 feet to a point; thence along a curve to the left having a radius of 134.50 feet and an arc length of 105.63 feet, being subtended by a chord of north 21 degrees 39 minutes 01 seconds west along said right of way for a distance of 102.94 feet to a point; thence north 44 degrees 08 minutes 57 seconds west along said right of way, for a distance of 518.25 feet to a point; thence north 32 degrees 53 minutes 34 seconds west along said right of way, for a distance of 259.03 feet to a ½ inch rebar set; thence north 02 degrees 11 minutes 01 seconds east for a distance of 705.60 feet to a ½ inch rebar found; thence south 56 degrees 00 minutes 00 seconds east a distance of 154.04 feet to a point; thence south 84 degrees 00 minutes 00 seconds east a distance of 131.28 feet to a point; thence south 70 degrees 00 minutes 00 seconds east a distance of 106.56 feet to a point; thence south 74 degrees 29 minutes 00 seconds east a distance of 110.27 feet to a ½ inch rebar set; thence south 33 degrees 08 minutes 04 seconds east a distance of 694.53 feet to a ½ inch rebar set; thence north 90 degrees 00 minutes 00 seconds east a distance of 216.21 feet to ½ inch rebar set on the westerly right of way of Five Forks Road (variable right of way); thence south 07 degrees 57 minutes 35 seconds east along said right of way for a distance of 70.99 feet to a point; thence south 06 degrees 35 minutes 37 seconds east along said right of way for a distance of 112.63 feet to a point; thence south 04 degrees 45 minutes 39 seconds east along said right of way for a distance of 106.82 feet to a point; thence south 02 degrees 44 minutes 29 seconds east along said right of way for a distance of 79.11 feet to a ½ inch rebar set; thence north 88 degrees 32 minutes 07 seconds west along said right of way for a distance of 44.89 feet to a ½ inch rebar set; thence south 01 degrees 21 minutes 14 seconds west along said right of way for a distance of 200.01 feet to a ½ inch rebar set; thence south 15 degrees 12 minutes 09 seconds west along said right of way for a distance of 112.61 feet to a ½ inch rebar and the POINT OF BEGINNING. Containing 21.442 acres.

LESS AND EXCEPT All that tract or parcel of land lying and being in Land Lot 190 of the 5th District, 3rd Section, Bartow County, Georgia as conveyed by virtue of that certain Limited Warranty Deed recorded on February 27, 1998 at Deed Book 1097, Page 126 and being more particularly described as follows:

Commences at a 5/8 inch rebar located at the intersection of the North Right-of-Way of Cassville-White Road and the Westerly Right-of-Way of Five Forks Road; thence along a curve to the left having a radius of 2944.79 feet and an arc length of 290.99 feet, being subtended by a chord of

North 86 degrees 11 minutes 58 seconds West along the Right-of-Way of Cassville-White Road, for a distance of 290.87 feet to a 5/8 inch rebar; thence North 88 degrees 55 minutes 19 seconds West continuing along said Right-of-Way, for a distance of 201.94 feet to an iron pin set and the TRUE POINT OF BEGINNING; thence North 88 degrees 55 minutes 19 seconds West, for a distance of 197.07 feet to an ½ inch rebar found; thence North 02 degrees 09 minutes 10 seconds East, for a distance of 210.77 feet to an iron pin set; thence South 44 degrees 06 minutes 57 seconds East, for a distance of 88.94 feet to an iron pin set; thence along a curve to the right having a radius of 134.50 feet and an arc length of 105.63 feet, being subtended by a chord of South 21 degrees 39 minutes 01 second East, for a distance of 102.94 feet to a point; thence South 00 degrees 50 minutes 56 seconds West, for a distance of 53.15 feet to an iron pin at the TRUE POINT OF BEGINNING,

Access Rights in Book 1104, Page 583.

EXHIBIT A-10 TA Bloomington 505 Truckers Lane, R.R. #7 Bloomington, JL Legal Description PARCEL 1: AlOl F LOTS 6 & 7 AND THAT PART OF LOTS 2, 3, 4 AND 5 OF E. AWN'S SUBDMSION OF THE WEST 1/2 OF lliE SOUTH EAST 1/4 AND THE SOUTH WEST 1/4 OF THE NORTI-i EAST 1/4 OF SECTION 31, TOWNSHIP 24 NORTH,RANGE 2 EAST OF THE 11-liRD PRINCIPAL MERIDIAN, AND LOT -1 OF THE SUBDMSION OF SECTION 6, TOWNSHIP 23 NORlli_, RANGE 2 EAST OF THE THIRD PRlNC{PAL MERIDIAN, LY.ING EAST OF THE EAST R[GHT OF WAY UNE OF FA!ROUTE 55 IN MCLEAN COUNTY,IWNOIS, AS SAID E. ALUN'S SUBDIVISION IS RECORDED IN BOOK 1 OF PlATS, AT PAGE 2.81. SA!D PROPERTY MAY ALSO BE DESCRIBED AS FOLLOWS: BEGINNING AT AN IRON ROD AT ntE NORTH EAST CORNER OF SAID LOT 7, TI-iENCE NORTH 89 DEGREES 57 MINUTES 49 SECONDS WEST 665.5 FEET ALONG THE NORTH UNE OF SAID LOT 7 TO AN IRON ROD AT THE NORll-1 WEST CORNER THEREOF, THENCE SOUTH 0 DEGREES 50 MINUTES EAST 676.98 FEET ALONG THE WEST UNE OF SAID LOTS 7, 6, AND S TO AN lRON ROD ON THE EAST RIGHT Of WAY UNE OF FAIROUTE 55, THENCE SOlfTH 29 DEGREES 25 MINUTES EAST l95.3l FEET ALONG SAID RIGHT OF WAY UNE TO AN IRON PIPE 300 FEET LEFT OF TRANSIT UNE 11 AT SAID FAI ROUTE 55 AT HIGHWAY STATION 462+00,n-tENCE SOUTH 64 DEGREES 58 MINUTES 13 SECONDS EAST 353.3 FEET ALONG SAID RIGHT OF WAY UNE TO AN IRON PIPE 620 FEET LEFf OF TRANSIT UNE 11 AT SAID FAI ROUTE 55 AT HIGHWAY STATION 463+50,THENCE SOVTH 35 DEGREES 35 MINlffES 02 SECONDS EAST 309.02 FEET AlONG SAID RIGHT OF WAY UNE TO A RIGHT OF WAY MARKER 800 FEET LEFT OF TRANSIT UNE 11 OF SAlD FAIROUTE 55 AT HIGHWAY STATION 466+00,lliENCE SOUTH 11 DEGREES 05 MINUTES 51 SECONDS EAST 438.95 FEET ALONG SAID RIGHT OF WAY UNE TO AN IRON PIPE ON 11-iE EAST UNE OF SAID LOT 2, THENCE NORTii 0 DEGREES 50 MINUTES WEST 1,678.05 FEET ALONG THE EASf UNE OF SAID LOTS 2, 3 1 4, 5 1 6 AND 7 TO TliE POINT Of BEGINNING, EXCEPT THAT PART CONVEYED TO THE CITY OF BLOOMINGTON BY WARRANTY DEED RECORDED AS DOCUMENT NO. n 2045, IN MCLEAN COUNTY 1 ILUNQ[S. PARCEL 2: ALSO, THAT PORTION OF THE NORll-l SOLJn-i PUBUC ROAD WHlCH UES WEST OF THE WEST UNE OF SAID PARCEL NO.1 AND EAST Of THE EAST RIGHT Of WAY UNE OF FAI ROUTE 55 AND 74 AS VACATED BY ORDINANCE 1976-46 BY 1HE 0TY OF BLOOMINGTON RECORDED MAY 10, 1976 AS DOCUMENT NO. 76 5543 1 IN MO£AN COUNTY, ILUNOIS. PARCEL 3: A PART Of THE SOUTH .EAST 1/4 OF SECllON 31, TOWNSHIP 24 NORTH, RANGE 2 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: BEGINNING AT AN IRON ROD WHICH MARKS 11-lE NQRlli EAST CORNER OF LOT 7 OF E. ALUN'S SUBDIVISION OF TI-fE WEST 1/2 OF THE SOUTH EAST 1/4 AND THE SOUTH WEST 1/4 OF THE NORTI-i EAST 1/4 OF SEOlON 31, TOWNSHIP 24 NORTH, RANGE 2 EAST OF THE THIRD PRINOPAL MERIDIAN,AND LOT 4 Of ll-fE SUBDMSION OF SECTION 6, 1 of3

TOWNSHIP 23 NORTH, RANGE 2 EAST OF THE THIRD PRINCIPAL MERIDIAN;FROM SAID POINT OF BEGINNING THENCE NORTH 0 DEGREES 50 MINUTES WEST q)6.57 FEET ALONG n-tE EAST llNE OF THE WEST 1/2 OF THE SOUTH EAST l/4 OF SAID SECTION 31,THENCE SOUTH 89 DEGREES 29 MINUTES WEST 659.02 FEET TO THE EAST RIGHT Of WAY UNE OF FA.I ROUTES 55 & 741 THENCE SOUTH 0 DEGREES 00 MINUTES WEST 430.45 FEET ALONG SAID EAST RIGiiT OF WAY UNE TO THE NORTH WEST CORNER OF SAID LOT 7,lliENCE SOUTH 89 DEGREES 57 MINUTES 49 SECONDS EAST 665.5 FEET ALONG THE NORTH UNE OF SAID LOT 7 TO THE POINT OF BEGINNING. LESS AND EXCEPT THAT PORTION OF THE ABOVE DESCRIBED PROPER1Y CONVEYED TO THE 0TY OF BLOOMINGTON BY DEED DATED FEBRUARY 11, 1977 AND MORE PARTIUJlARLY DESCRIBED AS FOLLOWS: COMMENQNG AT THE NORTH WEST CORNER OF LOT 7 OF E. AWN'S SUBDMSION OF niE WEST 1/2 OF TlfE SOlllli EAST 1/4 AND lliE SOUTH WEST 1/4 OF TliE NORTH EAST 1/4 OF SECTION 31, TOWNSHIP 24 NORll-1, RANGE 2 fAST OF WE THIRD PRlNCIPAL MERIDIANr TiiENCE SOUTH 0 DEGREES SO MINVTES EAST 676.98 FEET ALONG THE WEST UNE OF THE SAID LOT 7 AND ADJACENT LOT 6 TO AN TRON PIN, 111ENCE SOUTH 19 DEGREES 25 MINUTES EASf 195.31FEET TO AN IRON PINr THENCE SOUTH 64 DEGREES 58 MINlJTES 13 SECONDS EAST 353.3 FEEf TO AN IRON PIN, THE POINT OF BEGINNING OF PARCEL NUMBER 1,THENCE SOUTH 35 DEGREES 35 MINVTES 02 SECONDS EAST 309.02 FEET TO A RIGHT-QF-WAY MARKER, THENCE NORTH 22 DEGREES 32 MINUTES 11 SECONDS WEST 166 FEET1 THENCE NORTH 49 DEGREES 51MINUTES '10 SECONDS WEST 152 FEET TO THE POINT OF BEGINNING OF PARCEL 1RUNNING SOUTH 35 DEGREES 35 MINUTES 02 SECONDS EAST 309.02 FEETr THENCE SOLJTl-l 11 DEGREES OS MINUTES 51SECONDS EAST 43S.95 FEET TO THE POINT OF BEGINNING OF PARCEL 2, A POINT ON THE WEST UNE OF LOT 1 OF n-tE LES WILSON SUBDIVISION, THENCE NORTH 0 DEGREES 50 MINUTES WEST 11FEET, n-tENCE NORTH WESTERL'( 3.5 FEET TO A POINT OF INTERSECTION OF THE EAST RIGHT-Qf-WAY UNE OF F.A.L ROUTE SSr SAID POINT BEING 14 FEET DISTANT FROM THE POINT OF BEGINNING, lliENCE SOUTH 11 DEGREES SO MINLJTES 51 SECONDS EAST H FEITTO THE POINT OF BEGINNING, IN MCLEAN COUNTY, llllNOIS, AND ALSO EXCEPT TiiE FOLLOWING DESCRIBED TRACT AS CONTAINED IN CORPORATION GRANT DEED DATED FEBRUARY 26, 1992 RECORDED MARCH 6, 1992 AS DOCUMENT NO. 92-6494 FROM UNION OIL COMPANY OF CALIFORNIA, A CAUFORNIA CORPORATION DBA UNOCAL TO RICK BURGER THE FOLLOWING DESCRIBED PROPERTY: A PART OF THE SOUTH EAST 1/4 OF SEmON 31, TOWNSHIP 24 NORTii, RANGE 2 EAST OF THE THIRD PRINCIPAL MERIDlAN, AND ALSO A PART OF LOTS 8 AND 9 IN E. ALLIN'S SUBDIVISION OF THE WEST 1/2 OF THE SOUTH EAST 1/4 AND THE SOUTH WEST 1/4 OF THE NORTH EAST 1/4 OF SAID SECT10N 311 IN MCLEAN COUNTY, IWNOIS,MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON 11-iE EAST UNE OF SAID LOT 8 LYING 242.78 FEET NORTH OF THE SOUTH EAST CORNER THEREOF. FROM SAID POINT OF BEGINNING THENCE NORIH 0 DEGREES 50 MINtiTES WEST 193.79 FEET ALONG SAID EAST UNE AND ALONG TiiE EAST UNE OF SAID LOT 9; THENCE SOUTH 89 DEGREES 29 MINUTES WEST 659.02 FEET TO A POINT ON THE f.AST RIGHT-OF-WAY LINE OF FAIROUTES 55 AND 74 LYING 430.45 FEET NORTH OF THE SotffH WEST CORNER OF SAID LOT B, THENCE SOUTH 0 DEGREES 00 MINUTES WEST 197.85 FEET ALONG SAID EAST RIGHT-OF-WAY UNE; THENCE NORTH 89 DEGREES 08 MINl.JfES EAST 661.88 FEET TO THE POINT OF BEGINNING, IN MCLEAN COUNTY, ILUNOIS. BEING THE SAME DESCRIBED AS FOLLOWS: ALL OF LOTS 6 AND 7 AND PART OF LOTS 2, J, LJ, 5 AND 8 OF F. ALUN'S SUBDIVISION OF THE WEST HALF Of THE SOUTHEAST QUARTER AND THE SOUTHWEST QUART_ER OF THE NORTHEAST QUARTER OF SECTION 31, TOWNSHIP 24 NORTH, RANGE 2 2 ofJ

EAST OF TiiE THIRD PRINCIPAL MERIDIAN AND LOT 4 OF THE SUBDMSION OF SECTION 6,TOWNSHIP 23 NORTH, RANGE 2 EAST OF THE THIRD PRINOPAL MERIDIAN lYING EAST OF RIGHT Of WAY UNE OF FARI OUTE 55 IN MCLEAN COUNTY, IUlNOIS AS SAID E. ALUN'S SUBDIV£SION IS RECORDED IN BOOK 1OF PLATS AT PAGE 281 AND ALL OF THAT PART OF THE NORTli-SOum PUBUC ROAD WHICH UES WEST OF TI-lE WEST UNE OF SAID LOTS 5, 6 AND 7 AND EAST OF THE EAST RIGKf-QF-WAY UNE OF FAI ROUTE 55 AND 7<1 fJ.5 VACATED BY ORDINANCE 1976-46 BY lliE OTY OF BLOOMINGTON, RECORDED MAY 10, 1976 AS DOa.JMENT NUMBER 76-5543 IN MCLEAN COUNTY, ILUNOIS, MORE PARTICUlARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE EAST LINE OF SAID LOT B LYING 242.78 FEET NORTH OF THE NORTHEAST CORNER OF SAID LOT 7, FROM SAID POINT OF BEGINNING ntENCE SOtmi 89 DEGREES 08 MINUTES 00 SECONDS WEST 661.88 FEET TO A PDrNT ON THE WEST UNE OF SAID LOT B LYlNG 232.60 FEET NORTH OF THE NORTHWEST CORNER OF SAID LOT 7, SAID POINT ALSO BEING ON THE EAST RIGHT OF WAY UNE OF FA[ ROUTE 03, SECTION 57-6 (I-55 AND 7<t);THENCE SOUTH 0 DEGREES 00 MINUTES 00 Sf::CONDS WEST 891.84 FEEf ALONG SAID EAST R£GHT--QF-WAY UNE;THENCE SOUTli 29 DEGREES 25 MINUTES 00 SECONDS EAST 215.36 FEET ALONG SAID EAST RIGHT-DF·WAY UNE TO A POITIIT LYING 300 FEET LEFT OF TRANSIT UNE 11 OF SAID FA! ROUTE 03 OF HIGHWAY STATION '162+00;THENCE SOUTH 64 DEGREES 58 MINUTES 13 SECONDS EAST 353.30 FEET ALONG SAID EAST RIGHT-OF-WAY UNE TO A POINT LYING 620 FEET LEFT OF SAID TRANSIT UNE 11AT HIGHWAY STATION <163+50;THENCE SOUTH 49 DEGREES 51MINUTES <10 SECONDS EAST 152.00 FEET ALONG THE NORTHEAST UNE OF PROPERTY CONVEYED TO THE QTY OF BLOOMINGTON BY DEED DATED FEBRlJARY 11, 1977, RECORDED AS DOCUMENT NUMBER 77-2045; THENCE SOUTH 22 DEGREES 32 MINUTES 11 SECONDS EAST 166.00 FEET ALONG SAJD NORntEAST UNE TO THE SOUTHERN MOST CORNER THEREOF, SAID CORNER LYING 800 FEET LEFT OF SAID TRANSIT UNE 11 AT HIGHWAY STATION 466+00;THENCE SOUTl-i 11 DEGREES OS MINUTES 51SECONDS EAST 424.95 FEET ALONG SAID EAST RIGHT-OF-WAY UNE;THENCE SOIJTl-f 42 DEGREES 46 MINUTES 40 SECONDS EAST 3.<10 FEET TO THE WEST UNE OF LOT 1IN LES WILSON SUBDMSION; THENCE NORTl-1 0 DEGREES SO MlNLJTES 00 SECONDS WEST 1909.63 FEET ALONG THE WEST UNE OF L£S WILSON SUBDIVISION AND ALONG TI-lE EAST UNES OF LOTS 2 THROUGH 8, INCLUSIVE, IN SAID E. ALUN'S SUBDIVISION TO THE POINT OF BEGINNING, IN MCLEAN COUNTY, ILUNOIS. 3 of3

EXHIBIT A-ll TA Effingham 1702 West Evergreen l:llingham, fL . Tract# 1: A part of the Southwest Quarter of the Southeast Quarter of Section 18, Township 8 North, Range 6 East of the Third Principal Meridian, situated in the City of Effingham, County of Effingham and State of Illinois, more particularly described as follows: Beginning at a point on the East line of the said Southwest 1/4 of the Southeast 1/4, South oo 11' East 568.8 feet from the Northeast corner of the Southwest 1/4 of the Southeast 1/4 of said Section 18, (being the Southeast corner of the tract deeded to Leroy J. Berries and Maryann Borries by Ralph H. Koester and Marie C. Koester, on August 16, 1968, recorded in Book 384 page 337, of the Effingham County records); thence South oo 11' East 333 feet to the Northerly right-of-way line of the frontage road conveyed to the State of Illinois by Warranty Deed dated June 18, 1956, and recorded in Book 319 page 482, of the Effingham County records; thence along the Northwesterly right-of-way line of said frontage road South 31o 00' West a distance of 139 feet; thence along said frontage road right-of-way along a curve to the right having a radius of 471.7 feet, and tangent· to the last named bearing, for a distance of 496.7 feet; thence due South 20 feet; thence due West 47 feet; thence North oo 11' West 692 feet, thence North 89° 49' East 137 feet to the Southwest corner of the aforesaid tract deeded to Leroy J. Berries and Maryann Borries; thence along the South line of said tract, North 85° 58' East, a distance of 386.3 feet to the Place of Beginning; Tract #2: A part of the Southwest Quarter of the Southeast Quarter of Section 18, Township 8 North, Range 6 East of the Third Principal Meridian, situated in the City of Effingham, County of Effingham and State of Illinois, mor.e particularly described as follows: Beginning at a point West 386.3 feet and South oo 11' East 500 feet from the Northeast corner of the Southwest Quarter of the Southeast Quarter of said Section 18, thence South 85° 58' West 451.7 feet; thence South ao 11' East 761 feet to the North right-of-way line of a Township Road; thence East 314.7 feet, thence North oo 11' West 692 feet; thence North 89° 49' East 137.0 feet; thence North oo 11' West 100 feet to the Point of Beginning. The above two tracts are also described as follows: A part of the Southwest Quarter of the Southeast Quarter of Section 18, Township 8 North, Range 6 East of the Third Principal Meridian, more particularly described as follows: Commencing at the Northeast corner of the Southwest Quarter of the Southeast Quarter of said Section 18, thence S ooo 02' 37" E (record bearing S ooo 11' 00" E), along the East line of the Southwest Quarter of the Southeast Quarter of said Section 18, a distance of 571.65 feet (record distance of 568.8 feet) to the POINT OF BEGINNING (being the Southeast comer of the tract deeded to Leroy J. Berries and Maryann Berries by Ralph H. Koester and Marie C. Koester, on August 16, 1968, recorded in Book 384 page 37 in the Recorder's Office of Effingham County); thence, S ooo 02' 37" E (record bearing S ooo 11' 00" E), a distance of 333.82 feet (record distance 333 feet), to the Northerly Right-of-Way line of the frontage road conveyed to the State of Illinois by Warranty Deed dated June 18, 1956, as recorded in Book 319 page 1 of2

482 in the Recorder's Office of Effingham County; thence along the Northwesterly Right-of-Way line of said frontage road, S 29° 46' 21" W (record bearing S 31° 00' 00" W), a distance of 140.78 feet (record distance 139 feet); thence, along said frontage road Right-of-Way along a curve to the right having a radius of 471.70 feet and tangent to the last named bearing, for a distance of 497.98 feet (record distance of 497.70 feet); thence S 00° 15' 37" W (record bearing of South), a distance of 25.00 feet (record distance of 20.00 feet); thence N 89° 44' 23" W (record bearing of West), a distance of 358.49 feet (record distance of 361.70 feet); thence N 00° 11' 52" E (record bearing of S 00° 11' 00" E), a distance of 764.15 feet (record distance of 761.00 feet); thence N 86° 31' 37" E (record bearing of S 85° 58' 00" W), a distance of 451.49 feet (record distance of 451.70 feet); thence S 00° 23' 17" E (record bearing of N 00° 11' 00" W), a distance of 100.00 feet; thence N 86° 14' 22" E (record bearing N 85° 58' 00" E), a distance of 386.69 feet (record distance of 386.30 feet), to the PLACE OF BEGINNING, situated in the City of Effingham, County of Effingham and State of Illinois.

2 of 2

EXHIBIT A-12 ·r·A Gary 2:; I 0 Burr Street Gary. IN I J Legal Description Parcel 1: The East 527.8 feet of rhe Northeast l/4 of the Southwest 1/4 of Section 13, Township 30 North, Ra.oge 9 West of the 2nd P.M., in Lake County, Indiana except that part described as follows: Part of the East 1/2 of the Northeast 1/4-of the Southwest 1/4 of Section 13, Townsrup 36 North, Range 9 West of the 2nd P.M., described as commencing at a point on the Southeast corner of the Northeast 1/4 of the Southwest 1/4 in said section 13, said point being point of beginning; thence in a W terly direction on the South l/4 section line of the East 1/2 of the Northeast 1/4 of the Southwest 1/4 of said section 13, a distance of 527.8 feet; thence in a Northerly direction parallel ro the West line of the East 1/2 of the Northe;tSt 1/4 of the Southwest 1/4 of said Section 13, a clisrance of 256.3 feet; thence in a Northeasterly direction a distance of 12.5 feet to a point being 260 fcc:t from the said South line of said Northeast 1/4 of the Southwest 1/4 measured at rigbt angles; thence in a Northeasterly direction a distance of 246.4 feet to a point being 300 feet from the East 1/4 section line of the Northeast 1/4 of the Southwest 1/4 of said section 1.3, measured at right aogles; thence in a Northeastecly direction a distance of 151.2 feet to a point being 215 feet from the said East line of said Northeast 1/4 of the Southwest 1/4 measured at right angles; thence in a Northeasterly direction a distance of 211.5 feet to a point being 190 feet from the said East line of said Northeast 1/4 of the Southwest 1/4 measured at right angles; thence in an Easterly_ direction a ilistance of 105 feet to a point being 85 feet from the said East line of said Northeast 1/4 of the Southwest 1/4 measured at right aogles; thence in a Northeasterly direction a distance of382.9 feet to a point being 30 feet from the said East line of said Northeast 1/4 of the Southwest 1/4 measured at right angles; thence in an Easterly direction a distance of 30 fee.t to a point; thence in a Southerly direction on the said East properi:y line a d.istmce of 1089 feet to the point of beginning, also except that part described as: That part of the East 527.8 feet of the Northeast 1/4 of the Southwest 1/4 of Section 13, Township 36 North, Range 9 West of the 2nd p.m., described as follows: Beginning at a point au the East line of t:he Northeast 1/4 of the Southwest 1/4 of said section 13, 1089 feet North of the Southeast comer thereof; thence West along a line at eight angles to said East line a distance of 30 feet; thence in a Southwesterly direction a distance of 332.9 feet to a point being 85 feet West of the East line of said Northeast 1/4 of the Southwest 1/4 of section 13, measured a right angles therero; thence West along a line perpendicular to the East line of said Northeast 1/4 of the Southwest 1/4 of section 13 a clistancc of 442.77 feet to the West line of the East 527.8 feet of the Northeast 1/4 of the Southwest 1/4 of said sectioo 13; thence North aloog the West line of the East 527.8 feet of said Northeast 1/4 of the Southwest 1/4 of sc:ction.13 a distance of 610.88 feet to the North line of the Northeast 1/4 of the Southwest 1/4 of section 13; thence East along the North line of sald Northeast l /4 of the Southwest 1/4 a distance of 527.8 feet to the Northeast comer thereofj thence South along rhe East line of the Northeast 1/4 of rhe Southwest 1/4 of section 13 to the point of beginning, in Lake County, Indiana Pared 2: An ·irregular shaped parcel of land in the Northeast 1/4 of the Southwest 1/4 of section 13, township 36 North, range 9 West of the 2nd p.m., Calwnet Township, Lake County, [ncliaaa described as commencing at a point on the East line of said Northeast 1/4 of the Southwesr 1/4 (said East line being also the centerline of Burr Street) 1079.3 feet Norof the Southeast comer of the Northeast 1/4 of the Southwest 1/4 of Section 13; thence West on a line which is paraUel to and 240 feet South of the Nmth line of said Southwest 1/4 of section 13 (which North line is also the centerline of 25th Avenue) a·distance of 31.41 feet to the point of beginning thence in a Southwesterly direction a distance of'373.10 feet ro a point being 85 feet West of rhe Ease line of said Northeast l of4

114 of the Southwest.l/4 measured at cight angles theretothence West along a line perpendicular to the East line of said Southwest 1/4 a distance of 15 feet; thence Northeascedy along a line paral.lel to aforesaid 373.10 foot line 30.0 feetthence East parallel to aforesaid 15 foot line 9.95 feet to a line that is parallel to and 5 feet from aforesaid 373.10 foot line; thence Northeasterly parallel to and 5 feet from aforesaid 373.10 foot line a distance of 279.26 feet to the intersection of a line that is pacalld to and 45 feet West of the East line said Northeast 1/4 of the Southwest 1/4; thence North on said 45 foot parallel line 63.31 feet to the South line of property conveyed to Humble Oil and Refining Company in deed record 1326, page 192, in the Recorders Office of Lake County Indiana; thence East along said Humble Oil and Refio.ing Companys South property line 13.59 feet to the point of begino.ing. Parcel 3: A. pan of the Northeast 1/4 of the Southwest 1/4 of .section 13, township 36 North, Range 9 West of the 2nd p.m., in Calwnet Township, Lake County, Indiana, described as beginning at the Northeast comer of the Southwest 1/4 wbich is the iote.resection of the ccntc.rline of 25th Avenue and the centerline of Burr Street; thence Westerly on the North line of said Soi.ubwest 1/4 240 feet; thence Southerly parallel to the East line of said Southwest 1/4 240 feet; thence Easterly parallel to the North line of said Southwest 1/4 240 feet to the East line of said Southwest 1/4 saki point bg 1D79.3 feet North of the Southeast corner of sa.id Northeast 1/4 of the Southwest 1/4 as measured aloog the East line of said 1/4 1/4 section; thence Northerly on the Eas't line of said Southwest 1/4 240 feet to the point of beginning, except therefrom the North 40 feet which is cmbcaced io the .cight of way of 25th Avenue, and except the East 40 feet the£eof which is embraced in the right of way of Burr Street. Pared 4: The West231.9 fc:er of the East 263.9 feet of the West 791.7 feet of the Northc:ast 1/4 of the Southwest 114 of section 13, township 36 Nonh, range 9 West of the 2nd p.m., in Lake county, Indiana, excepting therefrom a parcel described as follows: · Commencing at a point on the West line: of said tract 190.0 feet North of the Southwest comer of said tract; thence South 190.0 feet to said Southwest carrier; thence Ease along the South line of said Northeast 1/4 of the Southwest l/4 231.9 feet to the Southeast comer of said tract; thence North along the East line of said tract 248.0 feet; thence Soutbweste.cly 239.04 feet to the point of beginning, all in Lake County, Iodiana Parcel 5: A parcel described as follows: Commencing at the Southeasterly point of parcel 4 above; thence North 74.3 feet to the Northeast cornu of parcel4 above; !:hence East 32 feet to a pointi, thence South 1074.3 feet to a point; thence West to the point of beginning, all in the Northeast 1/4 of the Southwest 1/4 of section 13, township 36 North, range 9 West of the 2nd p.m., in Lake County, fndiana. Parcel 6: That part of the East 527.8 feet of the Northeast 1/4 of the Southwest 1/4 of sect:loa 13, townshlp 36 North, range 9 West of the 2nd P.M, described as foUi:;ws: Beginning at a point on the East line of the Northeast 1 I4 of the Southwest 1/4 of said section 13, 1089 feet North of the Southeast earner thereof, thence West along a lioe at right angles to said East line a distance of 30 feet; thence in a Southwesterly direction a distance of 382.9 feer to a point being 85 feet West of the East line of said Northeast 1I4 of the Southwest 1/4 of section 13, measured at right angles theretothence West along a line perpendicular to the East line of said Northeast·I /4 of the Southwest 1 I4 of section 13 a distance of 442.77 feet to the West line of the East 527.8 feet of the Northeast 1/4 of the Sou!Pwest 1/4 of section 13; thence North 2 of4 along the West line of the East 527.9 feet of said Northeast 1/4 of the Southwest 1/4 of section 13 a distance of 610.88 feet to the Noeth line of tbe Nmtheast 1/4 of the Southwest 1/4 of section 13; thence East along the North line of said Northeast 1 I4 of the Southwest 1/4 a distance of 527.8 feet to the Northeast comer thereof; thence South along the East line of the Northeast 1/4 of the Southwest 1/4 of section 13 to the point of begi.noing, in Lake County, Indiana, except therefrom that part described as: A part of the Northeast 1/4 of the Southwest 1/4 of section 13, township 36 North, range 9 West of the 2nd p.m.. in Calwnc:t Township, Lake County, Indiana, described as bc:gioning at the Northeast comer of the Southwest 1/4 which is the intersection of the center line of 25th Avenue and the centerline of Burr Street; thence Westerly on the North line of said Southwest 1 I4 240 feet; thence Southerly parallel to the East line of said Southwest 1/4 240 feet; thence Easterly parallel ro the North line of said Southwest 1/4 240 feet to the Ea!!t line of said Southwest 1/4 said point being 1079.3 feet North of the East line of said Southwest 1/4 240 feet to the point of beginning, and aJso excc:pt therefrom that part descr:ibed as foUows: an i.r:regubr shaped parcel of land in the n.artheast 1/4 of the Southwest 1/4 of Section 13, township 36 North, lUnge 9 West of the 2nd P,M Calwnet Township, Lake County, Indiana, described as commencing at a point oo the East line of said Northeast 1/4 of !he Southwest 1/4 (said East line being also the centerline of Burr Street) 1079.3 feet North of the: Southeast corner of the Northeast 1/4 of the Southwest 1/4 of Section 13; thence West on a line wb.icb is parallel to and 240 feet south of the Ngrth line of said Southwest 1I4 f section 13 (which Noeth line is also the· center line of 251" Avenue) a distance of3141 feet to the point of beginning, thence in a Southwesr:erly direction a distance of 373.10 feet to a point being 85 feet West of the East line of said Northeast 1/4 of the Southwest 1/4 measured at right angles thereto; thence West aloog a line perpendicular to the East line of said Southwest 1/4 a distance of 15 feet; thence N ortheaste:dy along ·a line parallel to aforesaid 373. I 0 foot line 30.0 f'eet; thence East pual.lel to aforesaid 15 foot Line 9.95 feet to a line tb:t is parallel to and 5 feet from aforesaid 373.10 foot line thence Northeasterly parallel to aod 5 feet from aforesaid 373.10 foot line a distance of 279.26 feet to the intersection of a line that is parallel to and 45 feet West of the East line of said Northeast 1/4 of the .Southwest 1/4; thence North on said 45 foot paralld Line "63.31 feet to the South line of property conveyed to Humble Oil and Reficing Company in Deed Reco.cd 1326; page 192, in e Recorder's Office of Lake County, Indiaoa; thence East along sald Humble Oil·and Refining Company's South pwperty line 13.59 feet to the place of gincing. Parcel 7: The Soud1 112 of tbe West 527.8 feet of the Northeast 1/4 of the Southwest 1/4 of section 13, township 36 North, range 9 Wes-t of the 2nd Priucipal Meridian, in Lake County, Indiana, except that part lying south of the following described l.irtc: Commencing on the West Line of the aforesaid I/4 1/4 199.0 feet North of the Southwest comer thereof, thence East 33.0 feet parallel with the South line of said Northeast 1/4 of the Southwest 1/4, thence Southeasterly 50.87 feet to a point 174.00 feet North of said South line, thence Easterly 450.75 feer ro a point on the East line of said West 527.8 feet being 188.0 feet North of the South line of said Norrl)east 1/4 of the Southwest 1/4. Parcel 8: Lot 7 in Oak Gardens, as per plat thereof, recotded in Plat Book 25, Page 49, in the Office of the Recorder of Lake County, Indiana.. Parce19: Lot 9 in OaGardens, as"per plat thereof, recorded in Plat Book 25, Page 49, in the Office of the Recorder of Lake Couaty, Indiana. 3 of4

Parcel10: Lot 10 in Oak Gardens, as pe{ plat thereof, recorded in Plat Book 25, Page 49, in the Office of the Recorder of Lake CoW1ty, Indiana. Parcc:ll1: Lots 11 aod 12 in Oak Gardens, as pl':f plat thereof, rcco£ded in Plat Book 25, page 49, in the Office of the Recorder of Lake County, Indiana 4 of4

EXHIBIT A-13 TA \Vhi testown 5930 E. State Road 334 \Vhitestown, fN Legal Description J All that cem.in real property located in the County of Boone, State of Indiana, more pa..cticu1a.rly described as follows: A part of the Northeast Quarter of Section 1, Township 17 North, Range I East., Pcny Township, Boone County, Indiana, being bouoded as follows: Conunencing at the Southeast come.r of the Northeasr Quarter of Section 1, Township 17 North, Range I East, said poiat bc.ing North 85 degrees 03 minutes 37 second.s East_2,604.50 feet from the Southwest comer (PK nail found at the Boone County Surveyor's referenced location) of said Northeast Quarter, said point also be.iog South 01 degree 03 minutes 36 seconds West 2,698.00 feet from the Northeast comer (stone found at the Boone County SU!Veyoc's referenced location) of said Northeast Quarter; thence North 01 degree 03 m.iriutes 36 seconds East 181.07 feet oo and along the east line of said" Northeast Quarter, thence South 88 degrees 03 minutes 37 seconds West 6.25 feet parallel with the south line of said Northeast Quarter to the Point of Beginning of this dcscriptiou, said point being an 5/8" fran tod with C'o1p, said point being previously desccibed in Deed Record 184, Page 636 as being on the East line of said Northeast Quarter, said point also being on the northerly righ t-of way line of the State Road 334 approach to 1-65 (the oext five courses are in and along said cight-of-way line); 1.) thence South 62 degrees OS minutes 24 seconds West 180.45 feet to a 5/8" Iron rod with cap (0.4 feet, more or Less, Northwest of an existing .right-of-way marker); 2.) thence South 73 degrees 09 minutes 10 seconds West 192.43 feet to a 5/f!l' iron rod with cap (6.4 feet, more or less, East of an existiog right· of-way, marker), said point being oa a curve ro the right, said point also being South 09 degrees 52 mioutes 46 seconds East 1,383.88 feet from the radius point of said curve; 3.) thence westerly 244.66 feet on and along said curve to rbe right to the point of tangency, said poinr being a 5/8'' iron cod with cap (0.10 feet, more or less, East of an existing right-of-way marker), said point also bcing South 00 degrees 15 minutes 00 seconds West 1,383.88 feet from the radius point of said curve; 4.) thence North 89 degrees 45 minutes 00 seconds West 146.50 feet to a 5/8" iron rod with cap; 5.) thence North 66 degrees 17 minurcs 50 seconds West 108.73 feet to a 5/8" iroo rod with cap (0.3 feet, more or less, East of an existing rigbt-of-way marker, said point also being on the easterly right-of-way line of Old State Road 52 (Lakeview Drive) (the next three courses arc on and along said right-of-way line); L) thence North 34 degrees 59 minutes 00 seconds West 71.58 feet to a 5/8" iron rod with cap; 2.) rhence Noeth 35 degrees 23 minutes 00 seconds West 179.72 feet to a 5/8" iron rod with cap, said point also being rhe point of curvature of a curve to the left, said point being North 54 degrees 37 minutes 00 conds East 8,595.59 feet from the radius point of said curve; 3.) thence Northwesterly 523.65 feet on and along said cu.rve to a 5/8" iron rod with cap (3.0 feet, more or less, south and 4.5 feet, more or less, east on an existing iron rod with Carl Andersoa cap), said point being North 51 degrees 07 minutes 34 seconds East 8,595.59 feet from the radius point of said curve; !:hence North 00 degrees 10 m.icutes 00 seconds East 1,489.50 feet to an iron rod, said point also being oo the Southwesterly right-of-way line of Interstate 65 (the next three courses are on :&nd along said right-of-way line); 1.) thence South 43 degrees 27 m.inutes.OO seconds West 1.419.17 feet to a 5/8" iron rod with cap (0.8 feet, more or less, east of an existing right-of-way marker); 2.) thence South 40 degrees 30 minutes 00 secoods East 200.00 feet to a 5/8" U:on rod wich cap (0.4 feet, more or less, East of an existing right-of-way marker; 3.) thence South 26 degrees 43 minutes 40 seconds East 422.40 feet to a 5/8" iron rod with cap (0.38 feet, more or less, North and 1.64 feet, more or less, west of an existing 1/2" iroo rod); said point being South 88 degrees 03 minutes 32 seconds West 8.54 feet from the East line of"sa.id Northeast Quarter; thence South 00 degrees 46 minutes 00 seconds West 436.24 feet to rbe POINT OF BEGINNING. Containing 38.85 acres, more or less, being subject to all applicable easements and rights-of-way of .tecord. All of rhe above describcd land being the s:tme as follows: 1 of2

Part of the Northeast Quatrer of Sc:ction 1, Towash.ip 17 North. Range I East, Boone County, Indiana, more particularly described as follows: Commencing at the Southeast comer of said 114 Section running thence North 0 degrees 46 minutes East aod along the East line of said 114 Section 212.50 feet to the beginning poi.Ot of this descriptioo, said point being on the Northerly right of way line of State Road 334 approach ro 1-65; (the next five courses being along said RIW li.ae); thence South 62 degrees 08 minutes 24 seconds West 180.45 feet; thence South 73 degrees 09 minutes 10 seconds West 192.43 feet to a point on a curve to the right. said curve having a radius of 1,363.88 feet; thence Westerly along said curve 244.66 feet to the P.T. of said cwve; thence North 89 degrees 45 minutes West 146.50 fcer; thence North 66 d grees 17 minutes 50 seconds West 108.73 feet to the Easterly R/W line of State Road 52; (the next three courses being aloag s:Ud R/W Line running thence North 34 degrees 69 minutes West 71.58 feet; North 35 degrees 23 mJ.nutes Wesr 179.72 feet to the P.C. of a CUIVe to the left, said cUIVe having a radius of 8,595.59 feethence in a Northwesterly direcrioo aloag said curve 523.66 feet; thence North 0 degrees 10 minutes East 1,489.50 feet to the Southwesterly R/W line of 1-65; (the next three coutses being along said R/W Line); running thence South 43 degrees 27 minutes East 1419.17 feet; thence South 4{) degrees 30 minutes East 200 feet; thence Soutb 26 degrees 43 minutes 40 seconds East 422.40 feet to the East line of said 1/4 Sectioo; thence South 0 degrees 46 minutes West and along sa.id East Line 436.24 feet to the point of beginning. 2 of2

EXHIBIT A-14 TA Florence 7777 Burlington Pike Florence. KY PARCa 1: . LOCATED GENERALLY IN PRECINCT #4 OF THE CITY OF FLORENCE. SOONE COUNlY, KENTUCKY, ON THE SOUTHEAsT CORNER OF THE INTERSECTION OF RELOCATED TANNER'S LANE (SERVICE ROAD f#1 AND KENTUCKY HIGHWAY 318 AND DESCRIBED PARTfCUlARLY BY METES AND BOUNDS THUS: BEGINNlNG AT THE INTERSECTION OF THE SOUTH RIGHT OF WAY LINE (75 FEET FROM CENTERLINE) OF KENTUCKY STATE HIGHWAY#18 WITH THE EAST RJGHT OF WAY LINE {26 FEET FROM CENTERLINE} OF THE RELoCATED PORTION OF TANNER'S LANE; THENCE ALONG SAID LINE OF SAID STATE HIGHWAY SOUTH 81 DEGREES 47' 30• EAST,118.49 FEET;.SOUTH 66 DEGREES 1(f 2tr EAST,238.72 FEET TO A POINT THEREIN; THENCE LEAVING SAID HIGHWAY AND RUNNING WITH LINES OF THE ORIGINAL SCHREIVER 16.75 ACRE TRACT, SOliTH 2 DEGREES 63' 3<r EAST, 306.13 FEET; SOUTH 88 DEGREES 64 oo· EAST, 323.00 FEET;SOIJTH 83 DEGREES 29' 00" EAST, 115.23 FEET;SOUTH 43 DEGREES T 30" WEST 672.00 FEEt:SOUTH 46 DEGREES 31' oo• WEST,665.72 FEET TO A POINT IN THE EAST RIGHT OF WAY UNE OF TANNER'S LANE;THENCE ALONG AND WITH SAID RIGHT OF WAY LINE (26 FEET FROM CENTERLINE) WITH TANGS«S OF CURVES THEREIN, NORTH 44 DEGREES 24' 50" WEST,167.36 FEET;NORTii 37 DEGREES 16' oo-WEST, 234.22 FEET:NORTH 7 DEGREES 6' 1s-WEST,143.12 FEETiNORlli 17 DEGREES 49' oo· EAST,638.44 FEET TO A POINT IN THE SAID EAST RIGHT OF WAY UNE OF TANNER'S LANE: NORTH 32 DEGREES 00' O<r EAST, 328.46 FEET TO THE PLACE OF BEGINNING. LESS AND EXCEPTING THAT PORTlON OF THE PREMISES CONVEYED TO THE CITY OF FLORENCE IN HIGHWAY DEED BOOK 7 PAGE 638 AND TO QUEEN CllY SELF STORAGE IN DEED BOOK 301 PAGE 40. PARCEL II: LOCATED GENERALLY IN THE CrTY OF FLORENCEi BOONE COUNTY, KENTUCKY, SOUTH OF KENTUCKY HIGHWAY NO. 18 AND APPROXrMATELY 1,000 FEET EAST OF THE CENTERLINE OF INTERSTATE HIGHWAY NO. 75 AND DESCRIBED PARTICULARLY THUS; BEGINNING AT AN IRON PIN THE NORTHEAST CORNER OF THE ORIGINAL RAY HANSER LOT (DEED BOOK 153, PAGE 222 BOONE COUNlY CLERK'S RECORDS) WHICH IS SOUTH 81 DEGREES T 30" EAST 118.49 FEET, SOUTH 86 DEGREES 10' 20• EAST 238.72 FEET,NORTH 2 DEGREES 63' 30• WEST 25 FEET, SOUTH 86 DEGREES 64' 40"' EAST 39.37 FEET, SOUTH 2 DEGREES 54' 55" EAST 162.70 FEET FROM THE INTERSECTION OF THE SOUTH RIGKT OF WAY LINE OF KENTUCKY HIGHWAY NO. 18 REVISED WITH 11-fE EAST RIGHT OF WAY UNE OF SERVICES ROAD NO. 10 AND 1-75; THENCE wmr THE SOUTH LINE OF THE PROPERTY OF IPHIGENE NoRTH 89 DEGREES 41' oo-EAST 202.20 FEET TO AN IRON PIN ON THE NORTHEAST CORNER OF SAID RAY HANSER LOT; THENCE WITH THE WEST LINE OF niE PROPERTY OF TINNIE LAND, SOUTH 0 DEGREES 6T 00' EAST 84.66 FEET TO AN IRON PIN THE NORTHEAST CORNER OF THE FLOYD WILCOXEN LOT;THENCE WITH THE NORTH LINE OF SAID LOT SOUTH 88 DEGREES 34' 20• WEST 199.36 FEET TO AN IRON PIN THE NORTHWEST CORNER OF SAlD WILCOXEN LOT IN THE EAST UNE OF A STRIP OF LAND JOINTLY OWNED BY RAY HANSER AND FLOYD WILCOXEN WHICH IS DESIGNATED FOR ACCESS; THENCE 11-IEREWITH NORTH 2 DEGREES 48' 55" WEST 88.60 FEET TO THE PLACE OF BEGINNING, CONTAINING 0.396 ACRES, MORE OR LESS. ALSO: LOCATED GENERALLY IN THE CITY OF FLORENCE, BOONE COUNTY, KENTUCKY SOlJTH OF KENTUCKY HIGHWAY NO.18 AND APPROXtMATaY 1,000 FEET EAST OF THE CENTERUNE OF INTERSTATE HIGHWAY NO. 75 AND DESCRIBED PARTICULARI..Y lliUSi BEGINNING AT AN IRON PIN THE NORTHWEST CORNER OF THE ORIGINAL FLOYD WILCOXEN LOT WHICH IS SOUTH 81 DEGREES 4r 30• EAST,118.49 FEET, SOUTH 86 DEGREES 10' EAST 238.72 FEET, NORTH 2 DEGREES 63' 30'" WEST 25 FEET.SOUTH 86 DEGREES 54' 40" EAST 39.37 FEEr,SOUTH 2 DEGREES 54' ss• EAST 162.70 FEET, SOUTH 2 DEGREES 46' 55" EAST 88.60 FEET FROM THE

.-f S CTION OF T.t!E SOUTH RIGHT QF WAY LIN!;OF KENTUCHIGHWAY N0.16 RE,VlSED :; WfnflliE EAST RIGHT OF WAY LINE OF SERVICe ROAD N0.10 AND 1-76; THENCE WtTH THE COMMON UNE OF THE PROPERTIES OF SAID HANSER AND SAID WILCOXEN NORTH 88 _ ;, -·-- ,--DEGREES 34' 20• EAST 199.38 FEET TO AN IRON PIN THE NORTHEAST CORNER OF THE ORIGINAl. FLOYD WILCOXEN LOT; n-IENCE WITH THE WEST LINE OF rne TINNIE LAND PROPERlY SOtJTH 0 DEGREES &r oo-EAST 87.31 FEET ()R SUFFICIENT TO REACH THE NORlli UNE OF THE PROPERTY OF 1liE PURE OIL CONPANY; THENCE THEREWITH NORTH 88 DEGREES 54' oo• WEST 196.98 FEET TO AN IRON PIN THE ORIGINAL SOUTHWEST CORNER OF THE FLOYD WILCOXEN LOT IN SAID LINE OF SAID PURE OIL COMPANY LAND; THENCE WITH THE EAST LINE OF A STRIP OF LAND DESIGNATED AND OWNED BY SAID WILCOXEN AND SAID HANSER FOR ACCESS PURPOSES NORTH 2 DEGREES 46' 55• WEST 78.54 FEET TO THE PLACE OF BEGINNING.CONTAINING 0.3T7 ACRES MORE OR LESS. ALSO: LOCATED GENERALLY IN THE CJlY OF FLORENCE. BOONE COUNTY, KENTUCKY ON THE SOUTH SIDE OF KENTUCKY HIGHWAY NO.18 AND APPROXJMATELY 1,000 FEEtr EAST OF THE CENTERLINE OF INTERSTATE HIGHWAY NO. 75 AND DESCRIBED PARTICULARLY THUS; BEGINNING AT AN IRON PIN ON THE INTERSECTION OF THE NORTHWARD PROJECTION OF THE WEST LINE OF THE PROPERTY OF THE PURE OIL COMPANY WITH THE SOUTH RIGHT OF WAY LINE (50 FEET FROM CENTERLINE) OF KENTUCKY HIGHWAY NO. 18 REVISED AND RELOCATED WHICH IS SOUTH 81 DEGREES 4T so• EAST 118.49 FEET, SOUTH 86 DEGREES 10' 20• EAST 236.72 FEET, NORTH 2 DEGREES 53' 30" WEST 26 FEET FROM THE INTERSECTION OF THE SOUTH LINE OF KY. RT. 18 REVISED WITH lliE EAST RIGHT OF WAY LINE OF SERVICE ROAD NO. 10 AND 1-75; THENCE Wfrn SAJD SOUTH LINE 86 DEGREES 54' 40'" EAST 39.37 FEET TO AN IRON PIN A CORNER WITH TiiE PROPERTY OF IPHIGeJE BETTMAN; THENCE WITH THE WEST UNE OF SAID BETTMAN PROPERTY SOUTH 2 DEGREES 54' 55• EAST 162.70 FEET TO AN IRON PIN THE NORTHEAST CORNER OF THE RAY HANSER ET M.. PROPERTY; THENCE WITH THE WEST LINE TO THE PROPERlY OF SAID HANSER AND THE PROPERTY OF FL0'\"0 WILCOXEN ET /Jd.. SOUTH 2 DEGREES 46' 55• EAST 1frl.24 FEET TO AN IRON PIN IN THE NORTH LINE OF PROPERTY OF THE PURE OIL COMPANY:THENCE THEREWITH NORTH 88 DEGREES 54' oo· WEST 39.00 FEET TO AN IRON PIN A CORNER WITH SAID PURE OIL COMPANY PROPERTY NORTI-i 2 DEGREES 53' 30• WEST 331.13 FEET TO THE PLACE OF BEGINNING. CONTAINING 0.297 ACRE, MORE OR LESS. . EXCEPTING SO MUCH OF THE FOLLOWING DESCRIBED PROPERTY OF RECOROIN DEED BOOK 760,PAGE 311,IN THE OFFICE AFORESAID, MORE PARTICULARLY DESCRIBED AS FOllOWS; A PARCEL OF LAND LYING NEAR THE WESTERLY SIDE OF EWING BlVD., IN FLORENCE, BOONE COUNlY,KENTUCKY, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINMNG AT A POINT, SAJD POINT BEING·THE MOST SOUTHWESTERLY CORNER OF A 1.06 ACRE PARCEL PREVIOUSLY CONVEYED BY U.LH.&P.lP THE CrTY OF FLORENCE (DEED BOOK 487,PAGE 95}, AND RUNNING THENCE: S 84-24-01 E, A DISTANCE OF 115.80 FEET,TO A POINT, THENCE S 41..0D-OO W, A DISTANCE OF 159.26 FEET, TO A POINT, THENCE N 22 W, A DISTANCE OF 130.27 FEET, TO THE PLAVE OF BEGINNING AND CONTAINING 7437.90 SQUARE FEET, MORE OR LESS. THE ABOVE DESCRIBED PARCEL BEING SUBJECT TO AN'( AND ALL EASEMENTS ANOfOR RIGHTS OF WAY OF RECORD. Being the same property conveyed to National Aulo!T'ruckstops, Inc., a Delaware Corporation by deed dated 04/1211993 of record In Deed Book 608.Page 13,In the Ofl1oe of the Clerk of, Kentucky. · · . ·-·-:---::-.....:.

EXHIBIT A-15

TA Lafayette
1701 N. University Avenue
Lafayette, LA

Legal Description

Item I, Fee Simple

A ten (10) acre tract of land situated at the Northwest Quadrant of the intersection of I-10 and La. Highway 182 and located in Section 23, Township 9 South, Range 4 East, Lafayette Parish, Louisiana.

Begin at the point designated as "end control access", station 54 + 17.50 of Interstate Highway I-10 (Louisiana State Project 450-05-02). Thence South 24 degrees 37 minutes 54 seconds East for a distance of 17.5 feet to a concrete marker. Thence South 11 degrees 33 minutes 46 seconds West for a distance of 38.82 feet to an iron rod. Thence South 57 degrees 30 minutes 58 seconds West along the Northerly right-of-way line of the required drainage servitude for a distance of 787.20 feet to an iron rod. Thence North 08 degrees 15 minutes 40 seconds West for a distance of 847.10 feet to an iron rod. Thence South 89 degrees 23 minutes 20 seconds East for a distance of 625.00 feet to an iron rod. Thence South 15 degrees 10 minutes 10 seconds East along the westerly right-of-way line of La. Highway 182 for a distance of 7.5 feet to an iron rod. Thence South 24 degrees 37 minutes 54 seconds East along the Westerly right-of-way line of La. Highway 182 for a distance of 382.5 feet to the Point of Beginning.

Being shown on Plat of Survey prepared by Roland W. Laurent, Registered Surveyor, dated March 14, 1972, revised on March 22, 1972 and September 15, 1972, a copy of which is annexed to the Act of Sale registered under Document No. 598327, in Book G-67, Page 521.

Together with those incorporeal rights in favor of the land and established as follows:

Restrictive Covenants granted by Paul J. Dominique, a partnership in commendam, dated and filed December 22, 1972 as Instrument No. 598328, registered at COB F-66, Page 553 (the "Incorporeal Rights").

Acquired by Cash Sale recorded under Entry No. 93-013465.

Item II, Leasehold Interest

That certain parcel of ground, without improvements, situated in Section 23, Township 9 South, Range 4 East, Lafayette Parish, Louisiana, containing and measuring four acres, more or less, and being bounded, now or formerly, North and West by the property of Roland A. Dominigue, East by National Auto/Truckstops, Inc. and South by property of the widoe and heirs of Alcide Dominigue or assigns and/or a drainage easement in favor of the State of Louisiana, Department of Highways.

Being a portion of the same property acquired by Roland A. Dominigue, husband of Seiglinde E. Liebrich, as his separate and paraphernal property, by virtue of Entry No. 80-13704, records of Lafayette Parish, Louisiana.

EXHIBIT A-16

TA Baltimore
5501 O'Donnell St. Cutoff
Baltimore, MD

Legal Description

All of those lots or parcels of land located in Baltimore County, Maryland and more particularly described as follows:

5401 O'DONNELL STREET CUTOFF

BEING DESIGNATED AS LOT NO. 58-B IN WARD 26, SECTION 1, IN BLOCK NUMBERED 6820 IN THE OFFICE OF THE BUREAU OF SURVEYS FOR THE CITY OF BALTIMORE AND INTENDED TO INCLUDE A PORTION OF THE LAND ACQUIRED BY EXXON CORPORATION (ESSO STANDARD OIL COMPANY) BY DEED DATED NOVEMBER 4, 1948 AND RECORDED AMONG THE LAND RECORDS OF BALTIMORE CITY IN LIBER MLP NO. 7622, FOLIO 244, AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING FOR THE SAME AT A POINT ON THE SOUTHEASTERN RIGHT-OF-WAY LINE OF THROUGH HIGHWAY FOR INTERSTATE ROUTE 95 (INTERSTATE AVENUE), AT THE BEGINNING POINT OF THE QUITCLAIM DEED DATED JANUARY 3, 1989 AND RECORDED AMONG THE LAND RECORDS OF BALTIMORE CITY IN LIBER S.E.B NO. 1972, FOLIO 443 BETWEEN EXXON CORPORATION AND THE MAYOR AND CITY COUNCIL OF BALTIMORE.

THENCE NORTHEASTERLY BY A LINE DEFLECTING TO THE RIGHT WITH A RADIUS OF 101.93 FEET ALONG SAID RIGHT-OF-WAY LINE OF THROUGH HIGHWAY OF INTERSTATE 95, AND BINDING REVERSELY ON THE 7TH LINE OF SAID QUITCLAIM DEED, FOR AN ARC LENGTH OF 161.24 FEET, WITH A CHORD BEARING NORTH 79 DEGREES 18 MINUTES 44 SECONDS EAST, 144.95 FEET TO THE END OF SAID CURVE AND TO THE SOUTHWEST SIDE OF O'DONNELL STREET CUT-OFF,

THENCE SOUTH 55 DEGREES 22 MINUTES 10 SECONDS EAST ALONG THE SOUTHWEST SIDE OF O'DONNELL STREET CUT-OFF, OF VARIABLE WIDTH RIGHT-OF-WAY, BINDING REVERSELY ON THE 6TH LINE OF SAID QUITCLAIM DEED FOR A DISTANCE OF 90.00 FEET TO A POINT OF CURVE.

THENCE SOUTHEASTERLY BY A LINE DEFLECTING TO THE RIGHT, WITH A RADIUS OF 290.00 FEET, ALONG SAID SOUTHWEST RIGHT-OF-WAY OF O'DONNELL STREET AND BINDING REVERSELY ON THE 5TH LINE OF SAID QUITCLAIM DEED FOR AN ARC LENGTH OF 17.33 FEET, WITH A CHORD BEARING SOUTH 53 DEGREES 39 MINUTES 28 SECONDS EAST, 17.33 FEET TO THE END OF SAID CURVE.

THENCE SOUTH 51 DEGREES 58 MINUTES 43 SECONDS EAST, ALONG SAID SOUTHWEST SIDE OF O'DONNELL STREET CUT-OFF, BINDING REVERSELY ON THE 4TH LINE OF SAID QUITCLAIM DEED FOR A DISTANCE OF 31.63 FEET TO THE SOUTHEAST BOUNDARY OF LOT "1" AS SHOWN ON A

1 of 3

SUBDIVISION PLAT ENTITLED, "SUBDMSION PLAN OF EXXON CORPORATION PROPERlY AND BALTIMORE PORT TRUCK PLAZA UMITEO PARlNERSHIP PROPERlY'', RECORDED AMONG SAID LAND RECORDS IN PLAT FOLDER S.E.B. NO. 3092. THENCE SOUTH 33 DEGREES 59 MINt.JTES 39 SECONDS WEST,BINDING ON THE SOUTHEAST BOUNDARY OF SAID LOT "1",FOR A DISTANCE OF 276.00 FEET TO fflE SOUTiiWEST BOUNDARY OF SAID lOT "1", THENCE NORTH 56 DEGREES 00 MINUTES 21 SECONDS WEST, BINDING ON TliE SOUlliWEST BOUNDARY OF SAID LOT"1" 1 FOR A DISTANCE OF 41.92 FEET TO THE AFORESAID SOUTHEASTERN RIGHT-OF-WAY UNE OF THROUGH HIGHWAY FOR INTERSTATE ROUTE 95, TliE CE NORTH 33 DEGREES 59 MINUTES 39 SECONDS EAST, ALONG THE SOUlliEAST SIDE OF SAID INTERSTATI: ROUTE 95 FOR A DISfANCE OF 178.02 fEET TO THE PLACE OF BEGtNNlNGr CONTAINING 55,339 SQUARE FEET OR 1.500 ACRES OF lAND, MORE OR LESS. 5501 O'DoNNEllSTR_EET aJT-QFF BEGINNING AT A P.OINT ON TI-fE SOUlHWESTERLY RIGHT OF WAY UNE OFO'DONNELL STREET ct.rr OFF (VARIABLE WIDTH PUBUC RIGHT OF WAY),SAID POINT BEING LOCATED lltE FOUOWING THREE COURSES AND DISTANCES FROM THE NORTHERLY TERMINUS OF AN ARC HAVING A RADIUS OF 101.93 FEET CONNECTING THE SOVTHWESTERLY RIGHT OF WAY UNE Wffii lliE EASTERLY RIGHT OF WAY UNE OF INTERSTATE AVENUE VARIABLE WIDTH PUBUC RIGKT OF WAY); A. SOLTTH 55 DEGREES 22 IN10 SECONDS EAST A DISTANCE OF 90.00 FEET TO A POINT OF CURVATURE, lliENCE . B. ALONG lliE ARC Of A CURVE TO TiiE RIGHJ HAVING A RADIUS OF 290.00 FEET, TURNING A CENTRAL ANGLE OF 03 DEGREES 25 MINUTES 27 SECONDS FOR NJ ARC lENGTH OF 17.33 FEET,THE OiORO OF SAID ARC BEARING SOUTH 53 DEGREES 39 MINUTES 27 SECONDS EAST FOR A OiORD DISTANCE OF 17.33 FEET TO A POINT OF TANGENCY,THENCE_ C. SOlJTli 51DEGREES 56 MINUTES 43 SECX>NDS EAST TO THE TRUE POINT AND PlACE OF BEGINNING, AND FROM SAID BEGINNING POINT RUNNING THENCE, 1. llfE FOLLOWING COUR-SES AND DISTANCES ALONG THE SoUTHW!,:STERLY RIGHT OF WAY UNE OF O'DONNEU STREET CUT·OFF, SOlffif 51 DEGREES 56 MINUTES 43 SECONDS EAST A DISTANCE OF 100.44 FEET TO A POINTr THENCE 2. AlONG 11-iE ARC OF A CURVE TO Tlif LEFT-HAVING A RADIUS OF 310.00 FEET AND TURNING A CENTRAl ANGLE OF 03 OEGRE25 MlNlJTES 29 SECONDS FOR AN AC LENGTH OF 74.75 FEET,THE CHORD-OF SAID ARC BE:ARING SOUTH 53 DEGREES 39 MINlffES 28 SECONDS EAST FOR A OiORO DISTANCE OF 18.53 FEET TO A POINT OF TANGENCY,THENCE 3. SOUTI-i 55 DEGREES 22 MINIJTES 10 SECONDS EAST A DISTANCE OF 0.45 FEET TO A POINT, THENCE 4.SOlffif 34 DEGREES 39 MINUTES 28 SECONDS WEST A DISTANCE OF 13.19 FEET TO A POINT, THENCE 5.SOlJTH 54 DEGREES 56 MINUTES 13 SECONDS EAST A DISfANCE OF 9.59 FEET TO A POINT, 111ENCE 6. NORTH 35 DEGREES 50 MINUTES 56 SECONDS EAST A DISTANCE OF 13.26 FEET TO A POINT, THENCE ' 7. SOUTH 55 DEGREES 22 MINUTES 10 SECONDS EAST A DISTANCE OF 317.25 FEET TO A POINT, 111ENCE - _ 8. AlONG THE ARC OF A NON-TANGENT CURVE TO THE RlGHT HAVING A RADIUS OF 30.00 FEET AND TURNING A CENTRAL ANGLE OF 55 DEGREES 47 MINUTES 42 SECONDS FOR AN ARC lENGTH OF 29.21 FEET,THE CHORD OF SAID ARC BEARING NORTI-t 87 DEGREES 04 MINUTES 30 SECONDS EAST FOR A CHORD LENGTH OF 28.07 FEET TO A POINT OF TANGENCY,ll-fENCE 9.SOurn 55 DEGREES 22 MINlfTES 10 SECONDS EAST A DISTANCE OF 336.86 FEET TO A POINT OF CURVATURE,THENCE 10. ALONG THE ARC OF A OJRVE TO THE lEFf HAVING A RADIUS OF 670.00 FEET AND TURNING A 2 of3

CENTRAL ANGLE OF 06 DEGREES 23 MINUTES 32 SECONDS FOR AN ARC LENGlli OF 74.75 FEET,THE CHORD OF SAID ARC BEARING SOlJlli 58 DEGREES 33 MINUTES 56 SECONDS EASf FOR A CHORD DISTANCE OF 74.71 FEET TO A POINT OF TANGENCY1 lliENCE 11. LEAVING THE SOUTHWESTERLY RIGHT OF WAY UNE OF O'DONNELL STREET ClJT·OFF AND RUNNING THE FOlLOWING COURSES AND DISTANCES ALONG THE BLOCK UMIT UNE BETWEEN BLOCK 6820 AND BLOCK 68SO, SOUTH 02 DEGREES 52 MINUTES 54 SECONDS EAST A DISTANCE OF 51.42 FEET TO A POINT,1HENCE 12. SOUTH 87 DEGREES 07 MINUTES 06 SECONDS WEST A DISTANCE OF 475.50 FEET TO A POINT, THENCE 13. SOUTii 02 DEGREES 51 MINUTES 54 SECONDS EAST A DISTANCE OF 528.06 FEET TO A POINT, THENCE 14. SouTH 87 DEGREES 07 MINUTES 06 SECONDS WEST A DISTANCE OF 902.35 FEET 1U A POINION THE EASTERLY RIGHT OF WAY UNE O.F INTERSTATe AVENUE,THENCE 15. RUNNING THE FOUOWING COURSES AND DISTANCES ALONG lliE EAsTERLY RIGHT OF WAY UNE OF INTERSTATE AVENUE, NORlli 22 DEGREES 42 MINlJTES 45 SECONDS.EAST A DISTANCE. OF 182.45 FEET TO A POINT OF CURVATURE, THENCE 16. ALONG llfE ARC OF A OJRVE TO THE LEFT HAVING A RADIUS OF 1951.86 FEET AND TURNING A CENTRAL ANGLE OF 01DE REES 12 MINlJTE? 00 SECQ,..,DS FOAN ARC lENGTH OF 40.88 FEET,.THE OiORD OF SAID ARC BEARING NOR1H 22 DEGREES 06 MINUTES 46 SECONDS EAST FOR A OiORD DISTANCE OF 40.88 FEET TO A POINT, THENCE 17.NORTH 21DEGREES 41MINlJTES 33 SECONDS EAST A DISTANCE OF 102.31FEET TO A POINT, THENCE 18. NORTii 18 DEGREES 07 MrNUTES 50 SECONDS EAST A DISTANCE OF 102.36 FEET TO A POINT, THENCE . 19. ALONG THE ARC OF A NONTANGENT OJRVE TO THE lEFf HAVING A RADIUS OF 423.97 FEET AND TURNING A CENTRAL ANGLE OF 34 DEGREES 30 MINUTES 28 SECONDS FOR AN ARC LENGTH OF 255.35 FEET,lliE CHORD OF SAID A.RC BEARING NOR"lli 01DEGREES 43 MINUTES 58 SECONDS WEST FOR A CHORD D£STANCE OF 251.50 FEET TO A POINT, Tl-fENCE 2Q. NORlli 18 DEGREES 59 MINUTES H SECONDS WEST A DISTANCE OF 71.00 FEr:T TO A POINT OF CURVATURE1 THENCE· 21. ALONG THE ARC OF A CURVE TO TiiE RIGHT HAVING A RADIUS. OF 176.11FEET AND TURNING A CENTRAL ANGI£ OF 52 DEGREES 58 MINUTES 54 SECONDS FOR AN ARC LENGTll OF 162.85 FEET,THE CHORD Of SAID ARC BEARING NORTH 07 DEGREES 30 MINUTES 13 SECONDS EAST FOR A CHORD 22. NORllt 33 DEGREES 59 MINUTES 39 SECONDS EAST A DISTANCE OF 204.63 FEET TO A POIN1, THENO: 23.LEAVING THE EASTERLY RIGHT OF WAY UNE OF INTERSfATE AVENUE AND RUNNING THE FOU-OWING COURSES AND DISTANCES AlONG niE DMDING UNE BETWEEN LOT 57 BLOCK 6820 AND LOT 586 BLOCK 6BZO, SOUTlf 56 DEGREES 00 MINUTES 21SECONDS EAST A DISTANCE OF DISTANCE OF 157.11FEET TO A POINT,TI-IENCE . 241.92 FEET TO A POINT,ntENCE - 24.NORTH 33 DEGREES 59 MINUTES 39 SECONDS EAST A DISTANCE OF 276.00 FEET TO Tl-IE POINT AND PlACE OF BEGINNING,CONTAINING 648,021SQUAAE F£ET OR 19.468 ACRES,MORE OR LESS. SUBJECT TO A RIGHT OF WAY FOR MUNICIPAL UllUTIES AND SERVICES liS SHOWN ON SURVEYS AND RECORDS DMSION, BUREAU OF CONSTRUGnON MANAGEMENT PLAT NO. 346-A-SE. ALSO SUBJECT TO A LANDSCAPE BUFFER EASEMENT AS SHOWN ON SURVEYS AND RECORDS OMSION, BUREAU OF CONSTRUCTION MANAGEMENT PLAT NO. 35&-A-SE. 3 of3

EXHIBIT A-17 T.\ Saginmv 6 64 l)ixie r Jighway Sai 'law. MT Srtuated in The Township of Bridgeport: PARCEll BEGINNING at a point on the South line of Section 15,Township 11 North, Range S East,Bridgeport Township, Saginaw County,Michigan, that is West 686.45 feet from the Southeast comer of the Southwest 1/4 of said Section 15;thence North 19 degrees 40 minutes 30 seconds East, 536.40 feet to a point on the South line of Highway U.S. 10; thence North 57 degrees 17 minutes 20 seconds Wer:J.:, 762.5 feet along the South line of said Highway U.S. 10; thence South 1degree 31 minutes 13 seconds East,. 440 feet; thence North S7 degrees 17 minutes 20 seconds West, 220 feeti thence South 1 degree 31minutes 13 seconds East, 5%.41 feet to a point on the South line of Section 15; thence East 618.60 feet along the said South line·of Section 15 to the Point of Beginning, EXCEPT A parcel of land in the East 1/2 of the Southwest 1/4 of Section 15, Township 11 North,Range 5 East, Bridgeport Township, Saginaw County, Michigan, descrtbed as follows: To ftx the point of beginning, commence at the West 1/4 comer of said Section;thence SOuth 89 degrees 32 minutes 47 seronds East,on the East and West 1/41ine, 1,300.17 feet; thence SOuth 01degrees 13 minutes 17 seconds East on the West 1/8 line, 1,576.88 feet to the intersection of said West 1/8 line with the SOuth right-of-way line of the Dixie Highway, said South line being parallel with and 60.00 feet, measured at right angles, Southwesterly from the centerline of said h!ghway; thence South 57 degrees 00 minutes 36 seconds East on said right-of-way line,220.00 feet to the point of beginning of this descnption; thence South 57 degrees 00 minutes 36 seconds East on said right-of-way line, 35.00 feet; thence South 32 degrees 59 minutes 24 seconds West, 33.69 feet; thence South 01 degree 13 minute,s 17 seconds East,parallel with said West 1/Siine, 260.46 feet;thence South 88 degrees 46 minutes 43 seconds West,10.00 feet; thence North 01degree 13 minutes 17 seconds West, parallel with said 1/8 line, 308.00 feet to the Point of Beginning. PARCEL2 A parcel of land in the East 1/2 of the Southwest 1/4 of Section 15, Township 11 North,Range 5 East, Bridgeport Township, Saginaw County, Michigan,desaibed as follows: To fix the point of beginning,commence at the West 1/4 comer of said Section; thence South 89 degrees 32 minutes 47 seconds East, on the East and West 1/4 line, 1300.17 feet;thence South 01degree 13 minutes 17 seconds East, on the West 1/8 Une, 1576.88 feet to the in.te ction of said West ·1/8 line with the South right of-way line of the Dixie Highwayr said. South line being parallel with and 60.00 feet, measured:at right angles, Southwesterly from the centerline of Said highway; thence continuing South 01 degree 13 minutes 17 seconds East, on said West 1/8 line, 440.00 feet to the point of beginning of this description;thence South 68 degrees 13 minutes 17 seconds East,on the approximate centerline of the McGrandy Drain,120.00 feet; thence South 87 degrees 22 minutes 26 seconds East,continuing on said centerline 71.63 feet; thence South 01 degree 13 minutes 17 seconds East, n.oo feet; thence North 57 degrees 00 minutes 36 secnnds West, parallel with the Dixie Highway, 220.00 feet to the Point of Beginning. PARCELS 1 AND 2 ARE ALSO DESCRIBED AS: .I of2

A parcel of land In the East 1/2 of the Southwest 1/4 of Section 15,Town 11 North, Range 5 East, Bridgeport Township, Saginaw County, Michigan, described as follows:Beglnnlng at a point on the South line of Section 15, that is West 686.45 feet from the Southeast comer of the Southwest 1/4 of said Section 15;thence North 19 degrees tW minutes 30 seconds East 536.40 feet to a point on tfle South line of Highway U.S. 10,also known as the Dixie Highway, thence North 57 degrees 17 minutes 20 seconds West 728.1feet along the South line of said Highway; thence South 32 degrees 42 minutes 53 seconds West 34.44 foot to a point; thence South 01 degrees 29 minutes 46 seconds East 260.46 feet; thence South 88 degrees 30 minutes 12 seconds West 8.94 feet; thence South 01degree 31minutes 13 sea:mds East 59.61feet to the c;tpproxlmate centerline of the McGrandy Drain, thence North 87 degrees 39 minutes 05 seconds West 71.63 feet; thence North 68 degrees 30 minutes 01seconds West 120.00 feet; thence South 01degree 31minutes 13 seconds East 596.41 feet to a point on the South line of Section 15; thence East 618.60 feet along the said South line of Section 15 to the Point of Beginning. r.: 2 of2

EXHIBIT A-18 TA Sawyer 6 I 00 Sawyer Road Smvyer, Ml PARCELl: lots 56, 57, 58,59 and part of Lot 55, and vacated alley,Tatro's Addition to Sawyer, Chikaming Township, Berrien County,Michigan, according to the Plat thereof,recorded May 26, 1909 in Book 4 of Plats 1 page SO,described as follows, to·wit: - Commencing at the Northwest comer of said lot 59; thence South 238.00 feet; thence East 152.00 feet, to the West.side of Tatro Avenue; thence North 238.00 feet; thence West 152.00 feet to the place of beginning. PARCEL2: That part of the East Half of the Northwest Quarter of Section 11, Township 7 South,Range 20 west,Chikamlng Township,Berrien County, Michigan.described .as follows, to-wit: - All that part of Tract A lying Easterly of a line 150.00 feet Easterly of (measured at right angles)and'parallel to a line described as follows: -Commencing at a point on the North fine of said Section 11, whidl is North 8'9 degrees 30minutes 07.5 seconds West 404.92 feet, From the North Quarter corner of said Section 11; thence Southerly, along the are of a 3819.83 foot radius curve to the left (chord bearing South 14 degrees 08 minutes 54.5 seconds West) 94<>.48 feet to the point of tangency; thence South 00 degrees 34 lllinutes 52.5 seconds West,1200.00 feet to a point of ending. TRACT A: That part of the East Half of the East Half of the Northwest Quarter of said Section 11,described as follows,to-wit: - Commendng 330.05 feet West of the North Quarter post of said Section 11; thence West 1 along said Section line, 334.00 feet to tile Northwest comer of said East Half of the East Half; thence South 0 degrees 05 minutes East, along the West line of said East Half of the East Half, 2049.30 feet to the North line of the Pere Marquette Railroad Company's right-of way; thence Northeasterly, along said right-of-way line, a chord distance of North 63 degrees 34 minutes East 3n.73 feet to a point that is 334.00 feet East of said West line; thence North 0 degrees OS minutes West, 1883.40 feet to the place of beginning; EXCEPTING THEREFROM Commencing 330.50 feet West and 357.40 feet South o degrees 05' East from the North Quarter post of said Section 11; thence South 0 degrees OS minutes East 16.00 feetj thence West 190,00 feet; thence North 0 degrees 05 minutes West 16.00 feet; thence East 190.00 feet to tfle place of beginning. PARCELJ: That part of the East Half of the Northwest Quarter qf said Section 11, described as follows, to-wit: - Commendng at the North Quarter post of sald Section 11; thence West,along the Section line, 250.22 feeti thence around a 3669.71foot radius curve to the left, a chord distance of South 10 degrees 59 minutes West 417.53 feet; thence South 0 degrees 02 minutes East, along a line that Is parallel to and 334.00 feet East of the West line of the East Half of the East Half of the Northwest Quarter of said Section 11, 1474.88 feet to the Nortnline of the Chesapeake and Ohio Railroad right-of-way; thence Northeasterly, along the North line of said right-of-way,to the intersection of the North line of said right-of-way and the East line of the Northwest Quarter of said Section 11; thence North 0 degrees OS minutes West, along the East line of said Northwest Quarter, to the place of beginning. PARCEL4: lots 7, 89 1 10 and 13 to 54 induslve, and the South 10 feet of lot 55, Tatro's Addition to Sawyer,Chik.aming Township, Berrien County, Michigan, according to the Plat thereof, recorded May 26, 1909 in Book 4 of Plats, page 50. PARCELS: That part of the Southwest Quarter of the Northwest Quarter of Section 12, Township 7 South,Range 20 West, Chikamlng Township, Berrien Countyr Michigan1 described as follows, to-wit: - Commencing 1443.70 feet South of the Northwest corner of said Section 12;thence North 69 degrees 33 minutes East 200.00 feet; thence South 54.00 feet;. thence South 89 degrees 33 minutes West 200.00 feet, to the West line of said Section 12; thence North, along said West line, 54.00 feet to the place of beginning. 1 of2

Also descr1bed as follows: - lots 29 to 59 indusive,and vacated alley lying North of Lot 56, Tatro's Addition to Sawyer, Chlkaming Township,Berrien County, Michigan,according to the Plat thereof, recorded May 26, 1909 in Book 4 of Plats, page 50, and part of the East Half of the Northwest Quarter of said Section 11, all described as follows, to-wit: - Commendng at the North Quarter comer of said Section 11; thence West on the North line of said Section 11, 250.22 feet to the Easterly right of way line of Highway I-94; thence Southerly 905.43 feet, on a 3669.83 foot radius curve to tlle lett whose chord bears South 7 degrees 09 minutes OS seconds West 903.14 feet; thence South 0 degrees OS minutes 00 seconds West. on said Easterly right of way line, 1006.97 feet to the Northerly light of way line of the CSX Railroad (formerly Chesapeake and Ohio Railroad); thence Northeasterly 435.69 feet on said NortherJy right of way line on a 2889.42 foot radius curve to the left whose chord bears North 57 degrees OS minutes 56 seconds East 435.26 feet; thence Northeasterly 195.96 feet,on said Northerly right of way line on a 2889.42 foot radius curve to the left whose chord bears North 50 degrees 50 minutes 10 seconds East 195.92 feet; thence North 0 degrees 02 minutes 26 seconds West (platted North) 1509.91feet; thence West 152.00 feet; thence North 0 degrees 02 minutes 26 seconds West 33.00 feet to the place of beginning. Also lots 7, 8,9,10 and 13 to 28 indusive, Tatro's Addition to Sawyer,being a Subdivision in Section 11,Township 7 South,Range 20 West, Chikaming Township,Berrien County,Michigan, according to the Plat thereof,recorded May 26, 1909 In Book 4 of Plats, page 50. And Also that part of the Southwest Quarter of the Northwest Quarter of Section 12, Township 7 South, Range 20 West, Chlkaming Township, Berrien COunty,Michigan, described as follows, to-wit: Commencing at a point on the West line osaid Section 12, 1443.70 feet South 0 degrees 12 minutes 18 seconds East (deeded South) of t:ne Northwest comer of said Section 12;thence North 89 degrees 20 mlnutes 42 seconds East (deeded North $9 degrees.33 minutes East) 200.00 feet; thence South 0 degrees 12 minutes 18 seconds East (deeded South) 54.00 feet; thence South 89 degrees 20 minutes tt2 seconds West (deeded South 89 degrees 33 minutes West) 200.00 feet to the West line of said SectJon 12; thence North 0 degrees 12 minutes 18 seconds W(deeded North), on said West line, 54.00 feet to the place of beginning. 2 of2

EXHIBIT A-19 TA Matthe\vs 854 State l-Iighway 80, R.R. # 1 Matthews. J\110 TRAIT #1: A TRACT OF LAND SITUATED IN LOT 2 OF THE NORTl1WEST QUARTER {NWV4) OF SECT10N 3, TOWNSHIP 24 NORTH, RANGE 14 EAST, SEE PAGE 197 OF ACREAGE PLAT BOOK NO.2, NEW MADRID COUNTY SURVEYORS' RECORDS, TO-WIT: BEGINNING AT A POINT ON lliE HALF LOT UNE NO.2 THEREIN DISTANT NORTH oo 30' EAST 161 1 FEET FROM THE CENTER OF TiiE NORlliWEST QUARTER (NWV4) OF SECTION 3,TOWNSHIP 24 NORTli,RANGE 14 EAST,THENCE RUNNING IN A COURSE SOUTH 890 07' 34" WEST,1006.25 FfETTO niE EAST RIGifT-QF-WAY LINE, I-55 AND ROUTE 80 INTERCHANGE, THENCE RUNNING IN A COURSE NORTH 100 32' 34" EAST, 509,85 FEET AlONG EAST RIGHT-OF-WAY UNE, lliENCE RUNNING IN A COURSE NORTH 24° 01' 34" EAST 617 FEET TO THE SOUTH RIGHT-QF-WAY UNE OF ROUTE 80, THENCE RUNNING IN A COURSE NORTii 84° 00' 34" EAST, 878 FEET ALONG OUTH RIGHT-OF-WAY LINE OF ROlJTE 80, THENCE RUNNING IN A COURSE NORTH 0° 43' 26" WEST 25 FEET,THENCE RUNNING IN A COURSE NORTH 89°16' 34" EAST, 199.5 FEET TO EAST P/l,THENCE RUNNING IN A COURSE SOUTH 0° 30' WEST 365 FEET ALONG EAST P/L,THENCE RUNNING IN A COURSE SOUTH 26° 48' WEST 902.8 FEET ALONG EASTERLY P/L TO THE POINT OF BEGINNING. TRACT# 2: TOGETHER WITH AN EASEMENT TWENTY {20) FEET WIDE ADJOINING AND IMMEDIATELY TO rnE SOtmi OF THE RIGHT OF WAY LINE OF THE STATE HIGHWAY 80, BEGINNING AT THE INTERSECflON OF THE EAST SIDE OF THE ABOVE DESCRIBED PROPERlY (TRACT#1), AND THE SOlJTli RIGHT OF WAY UNE OF STATE HIGHWAY 80, THENCE IN AN EASTERLY DIRECflON TO THE STJOHN'S DRAINAGE DITCH, LOCATED ON THE NORTH RALF (N1h) OF SECTION 3, TOWNSHIP 24 NORTH,RANGE 14 EASf, FOR THE PURPOSE OF INSTALLATION AND MAINTENANCE OF AN EIGHT (8) INCH EFFLUENT UNES. lAND ARE ALSO DESCRIBED AS FOLLOWS: THAT PART OF THE WEST 1f2 OF LOT NO. 2 OF THE NORTHWEST QUARTER, AND THAT PART OF THE EAST lh OF lOT NO. 2 OF THE NORTHWEST QUARTER, All BEING IN SECTION 3, TOWNSHIP 2'1 NORTH1 RANGE 14 EAST OF THE AFTH PRINOPAL MERIDIAN, IN 11-lE COUNlY OF NEW MADRID, STATE OF MISSOURI, DESCRIBED AS fOLLOWS: l of2

COMMENCE AT lliE SOUTHWEST CORNER OF THE EAST 112 OF THE NORTliWEST QUARTER (1/4) OF SAID SECTION NO.3, THENCE NORTH 0°30'00" EAST, 161.0 FEET, TO A FOUND 11/4 DIA. IRON PIPE, MARKING THE PLACE OF BEGINNING; 11-fENCE SOUTH 89°04'10" WEST, 1005.61 FEET, (TiiE RECORD CAU ALONG SAID UNE BEING SOUTH 89007'34" WEST, 1006.25 FEET), TO A POINT ON THE EASTERN RIGHT OF WAY UNE OF INTERSTATE HIGHWAY "551f, SAID POINT NOW MARKED BY A SET l/2" OIA. IRON ROD WITH PlASllC CAP, AND SAID POINT BEING AT INTERSTATE "55" STATION 417+00 1 AND 170.00 FEET RIGHT OF CENTERLINE, wmt THE CENTERUNE BEARING OF SAID INTERSTATE AT THIS POINT BEING NORTH 0°52'26" WEST,·TifENCE ALONG THE EASTERN RIGHT OF WAY OF SAID INTERSTATE,NORTH 10026'10" EAST, 509.90 FEET,(11-IE RECORD CAU. ALONG SAID UNE BEING NORTH 10°32'34" EAST, 509.85 FEET),TO A POINT WHICH IS 270 FEET,NORMAL AND OPPOSIT£ TO INTERSTATE CENTERUNE STATION 412+00, AND SAID POINT BEING WITNESSED BY A METAL MISSOURI STATE HIGHWAY AND TRANSPORTATION DEPARTMENT RIGHT OF WAY MARKER,WHICH BEARS NOR1ll 89°oi'34" EAST,0.42 FEET FROM THE TRUE CORNER,THENCE CONTINUING ALONG SAID EAST RIGHT OF WAY UNE, NORTH 23°59'22" EAST,617.43 FEET,(THE RECORD CALL ALONG SAID UNE BEING NORTH 24°01'22" EAST, 617.0 FEET),TO THE lNTERSEcnON OF THE EAST RIGHT OF WAY UNE OF SAID INTERSTATE "55", AND THE SOUTH UNE Of MISSOURI STATE ROUTE "BOu, SAID POINT BEING 529.60 FEET NORMAL AND OPPOSITE TO INTERSTATE STATION 405+39.8,AND BEING 140 FEET NORMAl AND OPPOSITE TO MISSOURI STATE ROlJTE "SO" STATION 87+25, AND SAID POINT BEING WITNESSED BY A ME:TAL MISSOURISfATE HIGHWAY AND TRANSPORTATION DEPARTMENT RIGHT OF WAY MARKER, WHICH BEARS SOUTH 31°06'56" EAST, 0;49 FEET,FROM THE lRUE CORNER,THENCE AlONG llfE SOU111 RIGHT OF WAY UNE OF SAID ROUTE "80",NORTH 83055'44" EAST,877.75. FEET,(THE RECORD CALL ALONG SAID UNE BEARS NORnl 84°00'34" EAST, 878.0 FEET), TO A METAL MISSOURI STATE HIGHWAY AND TRANSPORTATION DEPARTMENT RIGHT OF WAY MARKER, BEING 60 FEET OPPOSITE AND NORMAL TO ROUTE "80" STATION 96+00,THENCE NORTH 00°43'26" EAST, 25.00 FEET, TO A POINT NOW MARKED BY A SET 1/2" DIA.IRON ROO WITH PLASTIC CAP, SAID POINT BEING 25.00 OPPOSITE AND NORMAL TO ROtm: "80" STATION 96+00, THENCE CONTINUING ALONG THE SOLJTli RIGHT OF WAY UNE OF SAID ROliTE nBO", NORTH 890l6'34H EAST, 199.50 FEET1 TO A POINT NOW MARKED BY A SEf 1/Zw DIA. IRON ROD WITH A PLASTIC CAP, THENCE LEAVING SAID SOU'Tli RIGHT OF WAY LINE, SOUTH 00°30'00" WEST,365.00 FEET, TO A POINT NOW MARKED BY A SET 1/2" DIA.IRON ROD-WITH A PLASTIC CAP,THENCE SOlJfH 26049'00" WEST, 901.55 FEET, (THE RECORD CALL ALONG SAID UNE BEING SOUTH 26°48' WEST, 902.80 FEET),TO THE PtACE OF BEGINNING AND CONTAINING 28.574 ACRES (REC. DEED IN BOOK 267, PAGE 228,NEW MADRID COUNTY LAND RECORDS CALLS 29.48 ACRES),MORE OR L£55, AS SHOWN ON THE ACCOMPANYING PLAT. 2 of2

EXHIBIT A-20 TA tvlill City 6000 E. Frontage Road Mill City. NY Parcel 1 A rct31 of land lying In Jof:l 3.TOWhahlp $3 North, Range 35· st; M:o.s.&M., and being m re Part\ct!larty dasciib® s folloWs: . . · · · Begltmlhg at the West !4 CIOtnet of said.Secfl(ln 33j the TRU.E POINT OF BEGINNING; THENCE N 00°58'41" W, 1,589.35' i·th est boundary of Sect!on 3j to the Eastem right of way Una of the Southern Pacific Railroad;:· · · TiiENCt N ?2°09'22" E;, 1,167.39' along th.;l SoUthern Pacific Railroad right of way to the.North boundary or Section 33; ' ...: tHENCE S 88"45'40" E, 1,602.98' along the North boundary of Section 33 along the North boundary of SecUon 33 to the WeGtem rlgh\ of way line of FE 416; THENCE S 19°26'45" W, 1,180.97' along trle Western right of way fine ofF415;· THENCE CONTlNUING along FE 415 S 23°39'26" W,548.48'; THENCE CONTINUING along FE 415 S 66°20'3411 E,82.0'; THENCE CONTINUING along FE 415 S 23°43'46" W, 1,003.98'; TifENCE CONTINUING along FE 415 on a curve to the rlght 1,602.04', said curve having a central angle of 9°14'04" a radius of 9,940' and a tangent bearing of S 29 6'38° W: THENCE S 89°59'05" W, 177.44' to the West boundary of Section 33; THENCE N ooaooa55' W, 1,276.07' to the TRUE POINT OF BEGINNING. The above metes and bounds description appeared previously In that cartaln document recorded December 8, 19981n Book 336, Page 515 as File No. 221179, in the office of the County Recorder of Humboldt County, Nevada. EXCEPTING THEREFROM that portlon thereof lying wtthin the exterior boundaries of BURNS BROS SUBDIVISION, according to the map thereof fUed In the office of the County Recorder of Pershing County, State of Nevada an February 22, 1969, In Pocket 2, Folder 5 of Maps, as Document No. 129815. · ....,. . •.,' :.· ·p .Q'Et'l-' .'f;' : ;;, !; . , ln 81<>$ A aild LOTS I through 13, inclusive , in Block B, of Blffi:'lS BRO .·in<lll5ive 1 :.$ RThiJ ON tding -the 0ffieither-eof;·IDed in thOffice of the County Recorder of PeesCount; ·: S#t(q·;t,:0ti:Febrtuu:y 22, 19"S9, in Pocket Folder 5 of Maps, as Document No. 129815.

... . J' . s d:fdi: tlwesfe!rly rig}\Hlf-9.-ay ofilritet's'Ult1!.'Ro&te:: . :;=. :i...::--. t:_l· - ; ..... - ;·;··: ··:.it. ; · :-f : . Cj-.£s-o- !-r $i.4.ff. ·.:. : . • • - • •. whlc:Ms oin'cidt with f!ll! North section·Itne ofsaicf S(:33 a t1fdc:... }r: -:' \? 1!f r. - :: : j' :--. . - i; \' - { #f.ci;·1 i't: ?. . dt.:f.i'@it-ot"-y,:litle-oflli1mtP.te Rome au, the foUowing thr(3) COlliS andlstutc.es: ::_{-(::: 4f;? 7 1rt" - - -:·:· : l .9J f :_:_:\:-).i f-*hl -heat. · e desc.ribea tourse, CUl"'oing to the right vdth a radius of 2.915 feet, throu_gh an..angle . ·· ,_.:9.t4•i f :.: :z -a'l? arc ciist.ttJce-of&J 6':9':1 :focr, · -, .-. ..-)·::_;s1-j'!{:'J1 4.S.' W:. - 345.09 few poinf of btginni.ng:sll.id parcel cou2ic.s an area of 3.13 aqcs (136,2S6 . eT. mote.or:Jen. · · ... e; .ove t;l s r1J;_ed.p:arc.el·shave:alicess fu.aod to Interstate Route 80 (Project I-080-2 \8) 140 ). Subjectt.o any and ·.: · ..illg l:lfiJities, wh er of.record·or not .,·.:·. ·.... c

EXHIBIT A-21 ·1·/\ Paulsboro l-295 F:xit l R Berkcly Paulsboro. NJ ..·; '\c?.4... : ALL that certain lot, parcel or tract of land, situate and lying in the _Township of Greenwich and the Township of East Greenwich, County of Gloucester, State of New Jersey, and being more particularly described as follows: BEGINNING at a point in the southerly line of Berkley Road as widened to 37 feet from the original center line thereof, corner to lands of Mt. Royal Plaza, Inc. and extending from aforesaid beginning point; THENCE along said lands South 25 degrees 41 minutes 40 seconds West, 165.00 feet; THENCE along same, South 61 degrees 18 minutes 20 seconds East, 46.91 feet; THENCE still along lands of Mt. Royal Plaza, Inc. and the easterly line of a fifty foot wide access easement, known s Borelli Boulevard, South 40 degrees 33 minutes 40 seconds West, 925.65 feet to an angle point therein and corner to lands now or formerly Yuri Kupennan (lot 3.03, Block 219 on Tax Map); THENCE along said lands and crossing Borelli Boulevard, North 26 degrees 04 minutes 04 seconds West, 219.99 feet; THENCE still along lands of Kuperman, South 64 degrees 39 minutes 56 seconds West, 312.75 feet to a point in line of lands now orformerly.of William c. Marke, Jr. (Lot 3.04, Block 219); THENCE along lands of Marks, North 24 degrees 14 minutes 30 seconds West 188.99 feet; THENCE still along said lines, South 65 degrees 45 minutes 30 seconds West 400.00 feet to a point in the easterly line of Dominick Lane (50 feet wide); THENCE along said easterly line, North 24 degrees 14 minutes 30 seconds West, 277.34 feet; THENCE along the northerly line of Erhardt Drive (50 feet wide), South 65 degrees 45 minutes 30 seconds West, 336.57 feet to a corner of lands now or formerly Roy E. Scott (Lot 2, Block 217 Tax Map); THENCE along lands of Scott, North 34 degrees 38 minutes 50 seconds West 341 92 feet to a point in the southerly line of Interstate Route 295;

THENCE along said southerly line curving to the left in a northeasterly direction, a distance of 1141.55 feet measured along the arc of circular curve of radius 20,125 feet (the chord of said arc being North 66 degrees 29 minutes 45 seconds East, 1141.40 feet);

THENCE along the southerly line of an exit ramp from Route 295, North 79 degrees 37 minutes 19 seconds East, 125.79 feet;

THENCE along same, South 72 degrees 20 minutes 51 seconds East 232.32 feet;

THENCE still along the southerly line, North 71 degrees 53 minutes 34 seconds East 164.39 feet to a corner of lands now or formerly Wendy's Old Fashioned Hamburgers of New York, Inc.;

THENCE along lands of Wendy's, South 18 degrees 06 minutes 26 seconds East, 145.75 feet;

THENCE along said lands, North 71 degrees 53 minutes 34 seconds East, 66.68 feet to a point of curvature;

THENCE curving to the right in a northeasterly direction, a distance of 39.58 feet, measured along the arc of a circular curve of radius 73 feet (the chord of said arc being North 87 degrees 27 minutes 28 seconds East, 39.10 feet) to a point of tangency;

THENCE still along lands of Wendy's South 77 degrees 02 minutes 37 seconds East, 219.16 feet;

THENCE still along said lands, North 14 degrees 11 minutes 35 seconds East, 172.79 feet to a point in the southerly line of Berkley Road;

THENCE parallel with and 37 feet South of the original line of Berkley Road when measured at right angles thereto, South 64 degrees 18 minutes 20 seconds East, 129.28 feet to the point of BEGINNING.

BEING Block 191, Lots 1 and 3 on tax map Township of Greenwich and Block 217, Lot 3.01 and Block 219, Lots 3.01, 3.02, 3.05, and 16 on tax map Township of East Greenwich, County of Gloucester and State of New Jersey.

EXCEPTING THEREOUT AND THEREFROM Parcel 91A comprising 0.057 acres, more or less, conveyed to the State of New Jersey to alter the southerly

-! line of Route 295. This parcel of land begins in Course # 11 of above described premises and crosses Lot 1, Block 191 to tenninate in course # 12. PARCEL 91A being described in particular as follows: BEGINNING at an angle point in the original right of way of Interstate 295 being located South 25 degrees 13 minutes 04 seconds East, 125.00 feet on a radial line from Station 408+00 as shown on the General Property ParcelMaps of Route 295 and extending from aforesaid beginning point; THENCE along said original right of way line, North 79 degrees 37 minutes 19 seconds East, 125.79 feet; THENCE along same, South 72 degrees 20 minutes 51 seconds East, 48.10 feet; THENCE crossing lands of Travel Centers of America, Inc., South 84 degrees 19 minutes 51 seconds West, 134.38 feet; THENCE still crossing said lands, South 76 degrees 04 minutes 32 seconds West, 102.64 feet to a point in the existing southerly line of Route 295; THENCE along said line curving to the left in a northeasterly direction a distance of 70.44 feet measured along the arc of a circular curve of radius 20,125 feet (the chord of said arc being North 64 degrees 52 minutes 57 seconds East, 70.44 feet to the point of BEGINNING. BEING part of Lot 1, Block 191 on tax map Township of Greenwich, County of Gloucester, and State of New Jersey. BEING NOW KNOWN as Block 191, Part of Lot 1 and all of Lot 3 on tax map Township of Greenwich and Block 217, Lot 3.01 and Block 219, Lots 3.01, 3.02, 3.05 and 16 on tax map Township of East Greenwich, County of Gloucester and State of New Jersey.

EXHIBIT A-22 TA Moriarty 1700 U.S. Route 66 \Vest lvloriarty. NM Torrance ·cOunty Property: Bates Lease Parcel Being all that certain tract of land which Is a portlor) of the Fl. BATES ESTATE1 as the same is shown and designated on the plat thereof, filed in the records of the Office of the County Oerk of Torrance County 1 New Mexico, on Book. A 2, Page 100, and being all of lots 3, 4 and 5, and a portion of lot 6, and also an unplatted April 15, 1976,In . portion of land of Olar1es Bates1 an as shown on the above mentioned lands of FL. Bates Estates, and belng more particularly desciibed as follows: BE;GlNNING at the northwest comer of the tract herein desaibed, which Is the northwest oorner of said lot 5; Thence, s. 43° 46' 17" E., a distance of 2435 feet; Thence, 5. 38° 45' 5tt" E., a distance of 326.90 feet; . Thence, following a curve to the lett whose radius Is 225.00 feet and having a central angle of 99° 48' 391.93 feet; 1hence, s. 63°44' 17" E., a distance of 496.10 feet; Thence, s. 26° 15' 43" W., a distance of 62032 feet; 14", an arc distance of · Thence, Due West, a distance of 645.79 feet; . Thence, N. ooo 05' 04" W., a distance of li3<1.28 feet tu the pofnt of beginning. Pachta Lease Parcel Lot numbered Two (2) as shown on plat of division of land of F.L. Bates Estate,filed April 15, 1976 on Page 100, Book A-2, of the records of the Office of the County derk of Torrance County, New Mexico. Said property is located in Sec. 14, T.9N., R.SE., N.M.P.M., Oty of Moriarty, County of Torrance,State of New Mexico. McComb Lease Parcel Lot numbered One (1) as shown on plat of division of land of F.L. Bates Estate, filed AprillS, 1976 on Page 100, Book A-2,of the records of the Office of the County Clerk of Torrance County, New Mexico. Said property Is located in Sec. 14, T.9N., ltBE., N.M.P.M.,Oty of Moriarty, County of Torrance, State of New Mexico. AND A portion of Lot numbered Six (6) as shown on plat of division of land of FL Bates Estate, med April 15, 1976 on Page 100, Book A-2,of the reoords of the Office of the County Oerk of Torrance Count'yr New Mexico. Said property Is located in Sec. 14, T.9N., R.BE., N.M.P.M., Oty of Moriarty,County of Torrance, State of New Mexico and more particularly described as follows; BEGINNING at the northwest oorner of the tract herein desaibed, which Is the Southwest corner of lot 2 as shown on plat of division of land of f.L Bates Estate, filed April 15,1976 on Page 100,Book A-2, of the records of the Office of the County aerk of Torrance Countv. New Mexlm. s lrl nrnnl3rtv te located in Sec. 14,T.9N.,R.SE., N.M.P.M.,Oty of Moriarty, County of Torrance,State of New Mexico; Thence, 5.63° 44' 17" E. 1 a distance of 397.65 feet; Thence, s. 00° 39' 18" E.,a distance of 380.36 feet; Thence, Due West, a distance of 635.43 feet; Thence, N. 25° 15'43" E., a distance of 620.32 feet to the point of beginning. I of2

Exhibit A Legal Description (continued) - SURVEYED DESCRIPTION: A certain tract of land situate within Section-14,Township 9 North, Range 8 EQst,N.M.P.M.,Torrance Co!Jnty, New Mexico, and being all of Lots 1, 2, 3, 4, 5, an unplatted portlon of Land of Olarles R. Bates and a portion of Lot 6,all as shown·an the Division of Lands of ltL Bai:es Estates as the same Is shown and designated on the plat thereof, flied In the records of the omce of the county aerk of Torrance County,-ew Mexico, on Aprll15, 1976, inA-2, Page 100, and belng more partirular1y descr1bed as follows: BEGINNING at the oorthwest corner of the tract herein described,whldlls the northwest comer of lot 5,from which point a brass cap set ft concrete at the Intersection of the Westerly rlght of way of Green Road and the SOutherly right of way of Old U.S. Highway 66 bears N 61' 13' san W, a distance of 73.33 feet; Thence, rrom said point of beginning, Thence, 566° 05' 47" E, a distance of 24.87 feet; Thence, 5 38° 36' 2r E, a distance of 326.31 feet to a point of curvature; Thence, 385.16 feet along the arc of a wrve to the left, said curve having a radius of 225.00 feet, a delta of 98° 04'45", and a chord which bears 587g 37' 56" E, a distance of 339.82 feet; Thence, 5 63° 43' 53" E, a distance of 792.21 fuet.to the Northeast comer of the tract herein described; Them:, S 00° 36' 54" E, a distance of 604.66 feet to the Southeast comer of the tract herein described; lOence, N 89° 59' 49" W, a distance of 1281.44 feet to the Southwest rorner of the tract herein descrlbedi Thence, N 00° 04' 40" w, a distance of 1234.28 feet to the Northwest corner and point of beginning. 2of2

EXHIBIT A-23 ., /\ f'vfaybrook 1 :?5 t'-kl..'lytown Road :vlontgomcry (\'faybrook). NY Legal Description AllTHAT CERTAIN PLOT,PIECE OR PARCEL OF LAND situate, lying and being in the Town of Montgomery, Orange County,New York, and-more partlOJiarty bounded and described as follows: Commendng at a point in the westerly side of Neelytown Road (as presently lotated), said point being marked by a monument,and; Running thence North B5° 11' 26" West,a distance of 6.27 feet to the wester1y Jlne of Neelytown Road (as widened) and the point of beginning; Thence along the westerly line of Neelytown Road (as widened) the following courses and distances: South 07° 30' 00" Westr a distance of 193.75 feet; thence On a curve to the right having a radius of 475.00 feet, an arc distance of 252.78 feet; thence On a curve to the right having a radius of 953.05 feet, an arc distance of 153.86 feet; thence South 47° 14' 30" West, a distance of 168.00 feet to lands now or formerly of Weinberg; thence Along lands now or formerly of Weinberg, North 69° 25' 07" West, a distance of 488.50 feet; thence . Along lands now or formerly of Weinberg and alor-v;} lands now or formerly of Tweedle and along a fence, North 02° 02' 00" West, a distance of 666.00 feet to the southeasterly line of Interstate Route 84; thence Along the southeasterly line of fnte Route 84 and through a monument, North sga 44' 20" East, a distance of 953.30 feet to a monument; tflence South 11o 53' 44" West, a distance of 236.35 feet to a monument; thence South 21o 26' 53" East,a distance of 1S0.22 feet to a monument;thence South 03° 34' 11" West, a distance of 265.60 feet; thence South 85° 11' 26" East,a distance of 34.09 feet to the pPlnt of beginning. Excepting therefrom, ALL THAT TRAer OR PARCEl OF LAND situate, lying and being in the Town of Montgomery, COunty of Orange and State of New Yoric: Commendng at a point In the westerly side of Neelytown Road, at Its Intersection with the boundary line of lands now or focmerly of the People of the Smte of New York; and Running thence North 03° 3<t' 11" East a distance of 60.00 feet to the paint of beginning; J of4

Thence running through lands now or formerly of Truckstops COrp. of Ameri<:a, the following courses and distances: North 86° 25' 49" West, a distance of 28.00 feet; thence Still through same, North 03° 34' 11"' East, a distance of 4{).00 feet; thence Still thrtlugh·same, Sottth 86° 25' 49" East, a distance of 28.00 feet to lands now or formerly of the People of the State of New YorK; thence Along the westerly line of County Route 99,a distance of 40.00 feet to the point or place of beginning. Excepting therefrom, All THAT PIECE OR PARCEL Of lAND situate, lying and being In the Town of Montgomery, County of Orange,State of New Yobeing designatEd as Parcel C on a map entitled, "Lot Une Change Plan lands of Robert K. & Dorothy L. Tweedle and Maybrook Realty, Inc. nI dated October 20, 1995, revised March 29, 1996 and filed In the Orange County aerk's Office, June 17, 1996 as Map No. 116·96,·belng more partiOJiarly bounded and described as follows: Beginning at a point in the nOJthwesterly line of the existing Neelytown Road, a/k/a County Road No. 99, said point being on the qivision line between the lands now or formerly of Blue Beacon of ·Montgomery on the south and Parcel C herein described on the north; Thence afong the last mentioned division line,North 67° 39' 43" West 467.28 feet to a point on the division line between the Individual lands now or fonnerty of Blue Beacon of Montgomery and Parcel A of the above mentioned filed map,lands now or formerly of Tweedle, respectively, on the west, and Parcel C herein descrfbed on the east; Thence along the last men.tioned division line, North 00° 16' 36" West 146.60 feet to a point on the division line between Parcel B,of the above mentioned filed map, lands now or formerly of Maybrook Realty,lnc., on the northeast and north and Parcel C herein described on the southwest and south; Thence,along the.l!=lst mentioned division line the following four (4) courses: 1. South 35° 39' 43" East 120.88 feet; 2. On a OJrve to the left having a radius of 140.00 feet and an arc length of 78.19 feet; 3. South 67° 39' 43" East 324.49 feet, and; 4. On a curve to the left having a radius of 50.00 feet and an arc length of 64.10 feet to a point in the aforementioned northwesterly line of Neelytown Road,atk/a County Road No. 99; lhence along the last mentioned llne1 South 38° 52' <14" West 89.47 feet to the point or place of beginning. 2 of4

PARCEl ll: Ai.L THAT O:RTAIN PlOT, PIECE OR PARCEL OF LANO, situate,lying and being in tfle Town of Montgomery,Orange County 1 New York and more partkularty bounded and desa1bed as follows: Commendng at a point in the westerty side of Neelytawn Road (as presently located), said paint being marked by a monument, and; · Running thence North 85° 111 26" West, a dist!nce of 6.27 feet to the westeny line of Neelytown Road (as widened}; Thence alorig lands of The People of the State of New York, North ssa 11' 26• West, a distance of 34.09 feetr Thence afong the same, North 03° 34' 11" East, a distance of 285.60 feet to a monument and the point of beginning; Thence through lands now or former1y of Truckstops Corp. of America, the following courses and distances: North 21o 26' 53" West1 a distance of 150.22 feet to a monument; thence North 11o 53' 44" East, a distance of 236.35 feet to a monument; Thence along the lands of The People of the State of New York, the following courses and distances: North 59° 57 20" East, a distance of 166.62 feet to a monument; thence South 16° 53' 29" West, a distance of 475.01 feet to a monument and the point of beginning. And can further be described as: All ntAT CERTAIN PLOT,PIECE OR PARCa Of lAND situated In the Town of Montgomery,Orange County,New York,and m<?re particulariy bounded and deso1bed as follows: Beginning at a point; said point being South 16° 53' 29" West, a distance of 475!1feet from the intersection of the west line of Neelytown Road and the south line of New YoInterstate Route 64, said point also being a monument; Thence South 03° 34' 00" West for a distance of 285.60 feet along the westerly line of Neelytown Road to a point; Thence South 17° SO' 36• West for a dlstan<E of 253.47 feet continuing along the westerly line of Neelytown Road, to a polnti Thence South 26° 53' 59" West for a distance of 215.96 feet continuing along the westerly line of Neelytown Road to a point; Thence South 37° 07' 20" West for a distance of 174.70 feet continuing along the westeriy line of Neelytown Road to a pornt of curvej 3 of4

Thence along a curve to the nght having a radius of .so.90 feet and an art length of 64.59 feet to the point of tangent; Thence North 69° 25' 06" West for a distance of 324.49 feet to a point of curve; Thence along a curve to the tight having a radius of 140.00 feet and an arc length of 78.19 feet to a point of tangent; Thence North 37° 25' or West for a distance of 120.88 feet to a point; inence North 02° 02' 01" West for a distance of 519.40 feet to a point on the south line of N.Y.S. Interstate Route 84; Thence North 59° 44' 20" East for a distance of 935.30 feet along the southcr1y line of N.Y.S. rnterstate Route 84 to an extsttng monument; Thence SOuth 11o 53' 44" West for a distance of 236.35 feet to a point; Thence South 21° 26' 53" East for a distance of 150.22 feet to the point and place of beginning. 4 of4

EXHIBIT A-24 TA Dayton 6762 St. Rt. 127 Dayton (Eaton). Of-I Legal Description Located in Section 35, Town 9, Range 2 East 1 Monroe Township,Preble County, Ohio being all the land of BP OH Company1 an Ohio corporation as recorded In Deed Book 3611 Page 488 of the Deed Remrds of said County and being more partirularly described as surveyed by George N. Stephenson, Ohio Professional Surveyor No. 7264; Beginning at the Northwest corner of said Section 35: Thence along the North line of said Section 35 South Eighty-Nine degrees Sixteen minutes Twenty-Three seconds (89() 16' 23) East for one thousand ninety eight and 59/100 (1,098.69) fe.et to a P.K. naif set on the cente.rline of State Route 127 being the true point of beginning; Thence continuing with said North Section line of the South lines of land of the State of Ohio, Department of Highway Safety as recorded in Deed Book 247, Page 175 of the Deed Records of said County and land of Bessie L. Biot as recorded in Deed Book 366,Page 78 of the Deed Records of said County South Eighty-Nine degrees Sixteen minutes Twenty-Three seconds (89° 16' 23") East for one thousand four hundred ninety nine and 80/100 (1,499.80) feet to an "X" mark on a stone found; Thence with the West lines of land of Jamie & Douglas Holster as rerorded in Deed Book 330, Page 541of the Deed Records of said County and Armacost Motel,Inc. as recorded In Deed Book 325,Page 109 South Zero degrees Twenty minutes Forty-Seven seconds (00° 20' 47") West for two thousand six hundred forty four and 61/100 (2,644.61) feet to a P.K. nail set on the centerline of Price Road and the Soi.Jth line of the Northwest Quarter of said Section 35; Thence with said South line of the Northwest Quarter· North Eighty-Nine degrees seventeen minutes Forty-Nine seconds (89° 17' 49") West for Seven hundred Sixty-Eight and 36/100 (768.36) feet to a 5/8" Iron pin set on the North Une of Interstate 70 limited access right-of-way as recorded in Deed Book 361, Page 400 of the Deed Records of said County; Thence with said North line, on the following courses: North Seventy One degrees Zero minutes Thirty seconds (71a 00' 30") West for two hundred ten and 96/100 (210.96) feet to a 5/8" iron pin set; North Fifty-Eight degrees Forty-Two minutes Thirty seconds {SSO 42' 30") West for two hundred four and 08/100 (204.08) feet to a 5/8" iron pin set; North Forty degrees Thirty-Seven minutes Rfty Four seconds (40° 37' 54") West for one hundred ninety and 69/100 (190.69) feet to _a 5/8" Iron pin set; North Si><t.y-One degrees Rfty tv.to minutes Forty seconds (61() 52' 40 1 ) West for tv.lo hundred ' seventy and 72/100 (270.72) feet to a 5/8" Iron pin set; North Zero degrees fifty-Eight minutes Forty Seven seconds (OOQ 584r) East for four hundred seventy and 38/100 (470.38) feet to a 5/8" iron pin set; North Eighty Six degrees Forty-Two minutes Nineteen seconds (86° 42'19") West for ninety six and 85/100 (96.85) Feet to a P.K. nail set In the center1ine of Old State Route 127; Thence along said old centerfine, the East line of ATH Corporation as recorded In Deed Book 261, Page 247, the East line of H&W Development, as recorded ln Deed Book 357, Page 795, the East line _of carol cassel Badgley as recorded in Deed Book 268,Page 192, and the East line of Uoyd and Thelma Swihart as recorded in Deed Book 2.96 1 Page 854 of the Deed Remrds of said County for the following 3 courses: _ North Three degrees Fifty-Two minutes Forty-One seconds (03° 52' 41") East for two hundred . thirty one and 26/100 (231.26) feet to a P.K. nail set; 1 of5

North Three degrees Thirty-Six minutes Forty-One seconds (03° 36' 41•) East for one thousand four hundred sixty three and 73/100 (1,463.73) feet to a P.K. nail set; North Three degrees Fourteen minutes Forty-One seconds (03° 14' 41") East for thirty nine and 95/100 (39.95) feet to the true point of beginning rontaining 89.785 acres of land more or less subject to all legal highways, restrictions, easements,and agreements of record. The above described property Is the same as described in Rrst American TitJe Insurance Company Commitment No. 9-35634,dated Mart:hS, 1993. Also enrumbering the following desoibed land to the extent not lnduded In the aforedescribed land: Situated in the Township of Monroe,County of Preble and State of Ohio: In the Northwest Quarter of Section 35; T9; R2 E, and being all of the MabelSmith et al tract as reoorded in Deed Book 194,Page 134 on the Deed Records of said County and being more partirularly desa1bed as Follows: Commendng at a stone at the Northwest corner of Section 35;T9; R2 E; Thence 5 89° 16' 23" E with the North fine of said Section 1098.69 feet to a hinge nail at the Northwest corner of the MabeiSmlttltract and In the center of U.S. Route· 127,and the plare of beginning of the following described tract: Thence S 89° 16' 23" E contlnufng with said North section nne 1499.80 feet to a boulder, being also the Northeast corner of the Mabel Smith tract; Thence S 0° 20' 47" W with Mabel Smith's East line 2644.61 feet to a hinge nail at Mabel Smith's Southeast comer, said corner being also in the center of Price Road and in the South Une of said Northwest quarter section; Thence S 8911 17' 49" W with the South line of the Mabel Smlth tract and with the South line of said quarter section anet centerline of Price Road 1655.35 feet to Mabel Smith's Southwest comer and at the intersection of the South line of said quarter section and the centerline of Price Road with the centerline of U.S.Route 12.7; Thence N 2° 31' 11" E with t11e center-line of U.S. Route 127 a distance of 16.10 feet to a hinge N . Thence N 3° 52' 41" E continuing with said centerline 1129.07 feet to a hinge nail; Thence N 3° 36' 41" E continuing with said centerline 1463.73 feet to a hinge nail; Thence N 3° 14' 41'' E continuing with said center-line 39.96 feet to the place of beginning, containing 95.699 acres more or less. Less and except that portJon of the above desoibed premises appropriated by the State of Ohio on May 15, 1963, for permanent easement and public highway premiseS,and more partlrularly described as follows: Situated in the Township of Monroe, County of Preble, State of Ohio; And Beginning at the Northeast comer of Section 35; Thence South 01degree 08 minutes 41 seconds West along the East line of SectJon 35, a distance of 2667.05 feet to a point In the present southerly right of way line of Price Road and In the proposed northerly limited access right of way line of Interstate 70 (USR 40); 2 of5

Thence North B9 degrees 17 minutes 29 seconds West along said southerty right of way line and northerly limited aa:ess right of way line, a distance of 1270.72 feet to a point; Thence North 89 degrees 16 minutes 03 seconds West along said southerly right of way line and northerly limited aa:ess right of way line,a distance of 1268.08 feet to a point; Thence North 89 degrees 17 minutes 14 seconds West along said southerly right of way line and northerly limited access right of way line a distance of 543.15 feet to a point; Thence North 86 degrees 30 minutes 51 seconds We5t along the proposed northerly limited access right of way line, a distance of 200.30 feet to a point; Thence North 71 degrees 00 minutes 30 seconds West along said northerly limited access right of way line, a distance of 26.49 feet to a point in the present centerline of right of way of Price Road, said point being 181.48 feet left of Station 532 plus 74.90 in the centerline of a survey made In 1961 for the Ohio Department of Highways of Interstate Route 70 (USR 40), In Preble County and also being the point of beginning of the parcelherein described; Thence North 89 degrees 17 minutes 14 seconds West along the present centerline of rtght of way of Price Road, a distance of 686.99 feet to a point in the present centerline of right of way of USR 127; Thence North 02 degrees 31minutes 41 seconds East along said centerline of right of way of USR 127,a distance of 16.10 feet to a point; Thence North 03 degrees 52 minutes 41 seconds East along said centerline of right of way of USR 127, a distance of 897.81 feet to a point; Thence South 86 degrees 42 minutes 19 seconds East, a distance of 96.85 feet to a point; Thence Soutn 00 degrees 58 minutes 47 seconds West, a distance of 470.38 feet to a point; Thence South 61degrees 52 minutes 40 seronds East, a distance of 270.72 feet to a point; Thence South 40 degrees 37 minutes 54 seconds East, a distance of 190.69 feet to a point; Thence South 58 degrees 42 minutes 30 seconds East, a dlstane of 204.08 feet to a point; Thence South 71 degrees 00 minutes 30 seconds East, a distance of 211.00 feet to the point of beginning containing 4.943 acres,more or less,exdusive of the present road which occupies 0.972 of an acre, more or less. Together with all rights or easements of access to or from said limited access highway, from or to the land of said persons abutting upon that portion of said limited (la:ess highway between the following points: From a point 76.00 feet right of centerline Station 11 plus 00 to a point 181.48 feet left of centerline Station 532 plus 74.90 and as shown by plans for said Improvement herein referred to. Parcel No. 86 {Highway) Perpetual Easement for Highway Purposes Beginning at the Northeast comer of Section 35; Thence South 01degree 08 minutes 41seconds West along the East line of Section 35,a distance of 2667.0S.feet to a point In the present southerty right of way line of Price Road and in the proposed northerly limited access right of way line of Interstate Route 70 (USR 40); 3 of5

Thence North 89 d1:9rees 17 minutes 29 seconds West along said souther1y right of way line and northerly limited access right of way line,a distance of 1270.72 feet to a point; Thence North 89 degrees 16 minutes 03 semnds West along said southerly right of way line and northerly limited aa:ess right of way line,a distance of 1268.08 feet to a point; Thence North 89 degrees 17 minutes 14 seconds West along said southerly right of way line and northerfy limited access right of way line, a distance of 543.15 feet to a point; Thence North 86 degrees 30 minutes 51 sewnds West along the proposed northerly limited aa:ess right of way liner a distance of 200.30 feet to a point; Thence North 71degrees 00 minutes 30 seconds West along said nortflerty limited access right of way line,a distance of 26.49 feet to a point in the present centerline of right of way of Price Road, said point being 181.48 feet left of Station 532 plus 74.90 In the centerline of a survey made In 1961for the Ohio Department of Highways of Interstate Route 70 (USR 40),in Preble County and also being tile point of beginning of the parcel herein described; Thence North 71 degrees 00 minutes 30 seconds West along the proposed northerly limited aa:ess right of way line oflnterstate Route 70 (USR 40),a distance of 57.39 feet to a point; Thence North 25 degrees 04 mlnult!:) 56 semnds East, a distan-ce dt 28.87 feet to a point in a drcular rurve having a radius of 999.93 feet, said point being 45.00 feet right of Station 20 plus 00.48 In the proposed construction centerline of Price Road Relocation; Thence northwesterly rurving to tt'ae right along said circular OJrve,a distance of 806.51feet measured along the arc, said arc being subtende(f by a chord 784.82 feet Jn length bearing North 41 degrees 48 minutes 42 seconds West to a point, said point being 45.00 feet right of the point of curvature at Station 12 plus 30.27 In the proposed construction centerline of Price Road Relocat1on; Thence South 71 degrees 17 minutes 41seconds West, a distance of 5.00 feet to a point; Thence North 18 degrees 42 minutes 19 seconds West,a distance of 230.78 feet to a point; Thence North 50 degrees 15 minutes 02 seconds West,a distance of 110.30 feet to a point in the proposed norther1y limited access right of way !ine of Interstate Route 70 (USR 40); Thence North 86 degrees 2 minutes 19 seconds West along said northerly limited access right of way line,a distance or 96.85 feet to a point In the present centerline of right of way of USR 127; Thence North 03 degrees 52 minutes 41seconds East along said centerline of right of way of VSR 127, a distance of 231.74 feet to a point; Thence North 03 degrees 35 minutes 41 seconds East along said centerflne of right of way of USR 127,a distance of 868.26 feet to a point; Thence South 86 degrees 11 minutes 12 seconds East, a distance of 0.89 feet to a point at Station 22 plus 00.00 North in the proposed construction centerline of USR 127; Thence continuing South 86 degrees 11minutes 12 seoonds Eaa distance of 29.11feet to a point in the present easterly right of way line of USR 127; Thence South 05 degrees 14 minutes 50 seconds East, a distance of 202.5feet to a point; Thence South 00 degrees 08 minutes 38 seconds West, a distance of 761.58 feet to a point; Thence South 49 degrees 15 minutes 48 seronds East, a distance of 176.06 feet to a point; 4of5

Thence South 18 degrees 42 minutes 19 seconds East,a distance of 297.56 feet to a point of tangency with a circular OJrve having a radius of 909.93 feet, said point being 45.00 feet left of the point of curvature at Station 12 plus 30.27 in the proposed construction centerline of Price Road Relocation; Thence curving to the left along said drcular OJrve,a distance of 1019.32 feet measured along the arc, said arc being subtended by a chord 966.85 feet in length bearing South SO degrees 47 minutes 50 seconds East to a point, said point being 45.00 feet left of Station 23 plus 00.00 in the proposed construction centerline of Price Road Relocation; Thence South 81degrees 38 minutes 13 sewnds East1 a distance of 246.96 feet to a point In the present northerly right of way line of Price Road; Thence South 00 degrees 42 minutes 11 seconds West,a distance of 17.77 feet to a point at Station 25 plus 50.00 In the proposed construction centerl ne of Price Road Relocation; Thence continuing SOuth 00 degrees 42 minutes 11 seconds West,a distance of 0.23 feet to a point in the present cent rfine of right of way of Price Road; Thence North 89 degrees 17 minutes 14 seconds West along said centerline of right of way of Pr1ce Road, a distance of 513.37 feet to the point of beginning containing 4.346 acres, more or less, exdusive of the present road which oa:upies 0.981 of an acre more or less. Engineer's Note; Area being conveyed after exceptions fur highway purposes 86.399 acres,more or Jess. 5 of:S

EXHIBIT A-25 TA Toledo _·.;.1 X::l I.ibbcv Road 1\ iT}'Shurg. OH Parcel I: Being a parcel of land In the Southeast Quarter {1/4) of Section 34,Town 7 North, Range 12 East,Lake Township,Wood County, Ohio, more fully described as follows: Comrnendng at a point In the North line of the Southeast Quarter (1/4) of Section 34 located Seventy·seven and Ninety Hundredths (77.90) feet East of the Northwest comer of the. said Southeast Quarter (1/4} of Section 34; Thence South Eighty-nine (89) degrees, Atty-one (51) minutes, Zero {00) seconds East along the said North line of the Southeast Quarter (1/4) of Section 34 a distance of Six Hundred and Zero_ Hundredths (600.00) feet to a point; Thence South forming an interior angle of Ninety (90) degrees,Nine (09} minutes on a line parallel with the we5t line of the said Southeast Quarter (1/4) of Section 34 a distance of Six Hundred and Zero Hundredths (600.00) feet to a point; Thence North Bghty-nine (89) degrees,Fifty-one (51) minutes West on a line parallel with the said North fine of the South st Quarter·(1/4) of Section 34 a distance of Six Hundred Seventy seven and Ninety Hundredths (6n.90) feet to the said West line of the Southeast Quarter (1/4) of Section 34; Thence North along the West line of the Southeast Quarter (1/4) of Section 34, said West line also being the East right of way.line of tile Toledo Expressway a distance of Three Hundred Eighty-nine and Eighty-fiVe Hundredths (389.85) feet to a point; Thence North Twenty (20) degrees, Eighteen (16} minutes, Twenty-seven (27) seconds East and continuing along the said Easterly right of way line of the Toledo Expressway a distance of Two Hundred Twenty-three and Ninety-one Hundredths (223.91} feet to the place of beginning. Subject to all legal highways. Parcel II: Being a parcel of land in the Southeast Quarter (1/4) of Section 34,Town 7 North,Range 12 East, lake Township, Wood County,Ohio, more fully desaibed as follows: Commencing at a point In the North line of the Southeast Quarter (1/4) of Section 34,said point being Six Hundred Seventy-seven and Ninety Hundredths (677.90) feet East of the Northwest comer of the SOUtheast quarter (1/4) of Section 34; Thence South Eighty-nine {89) degrees, Fitty-one {51} minutes East along the said North line of the Southeast Quarter (1/4) a distance of Two Hundred and Zero Hundredths (200.00) feet tu a point; Thence South on a line parallel to the West line of the Southeast Quarter (1/4} of Section 34 a distance of 8ght Hundred Eighty four and Twenty-two Hundredths (884.22) feet to a point; Thence North Eighty-nine (89) degrees1 Rfty-one (51) minutes West on a line parallel to the said North line of the Southeast Quarter (1/4) of Section 34 a distance of Eight Hundred Seventy seven and Ninety Hundredths (877.90) feet to the said West line of the Southeast Quarter (1/4) of Section 34; Thence North along the West line of the Southeast Quarter (1/4) of Section 34; said West line also being the East light of way line of the Toledo Expressway, a distance of Two Hundred Eighty-four and lWenty-t:wo Hundredths (284.22) feet to a point; Thence South Elghty-nlne (89) degrees,Fifty-one (51) minutes East on a line parallel to the said North line of the Southeast Quarter (1/4) of Section 34 a distance of Six Hundred Seventy-seven 1 of2 and Ninety Hundredths (677.90) feet to a point; Thence North on a line parallel to the said West line of the Southeast Quarter (1/4) of Section 34 a distance of Six Hundred and Zero Hundredtlls (600.00) feet to the place of beginning. Subject to an legal highways. 2 of2

EXHIBIT A-26 T A Oklahoma City East 801 South Council Road Oklahoma City, OK Tract I A part of the East Half (E/2) of the Northeast Quarter (NE/4} of Section Six (6)1 Township Eleven (11) North, Range Four (4) West, Indian Mertcftan, Oklahoma County, Oklahoma, more particularty described as foUows: Commendng at the Northeast Comer of said Northeast Quarter (NE/4); Thence South 00°33'55" East along the East tine of saki Northeast Quarter (NE/4) a distance of 2520.97 feet; · Thence South 89°26'05" West a distance of 65.00 feet to the Point or Place of Beginning, said point being the same as the Point of Beginning of tract described at Book 3270, page 341of Oklahoma COUnty Records; Thence South 00933'55" East a distance of 62,41feet; Thence North 89°26'05" East a distance of 32.00 feet to a point 33 feet West of the East line of said Northeast Quarter (NE/4); · Thence South 00°33'55" East a dl5tance of 62,69 feet tn a point on the South line of said Northeast Quarter (NE/4),33 feet West of the Southeast Comer of said Northeast Q rter; Thence North 89°27'19• West along the South line of said Northeast Quarter a distance of 946.82 feet; · Thence North 00°40'24"' West a distance or 1001.70 feet to a point on the Southerly Right of Way line of Intentate Highway No.40; Thence North 89°41'20"' East along said Southerly Right of Way line a distance of 102.67 feet to a point of curve; Thence Southeasterly along said Right of Way line, the same being a curve to the right having a ntdius of 390 feet a distance of 408.41feet; Thence South 30°18"40•East along said Right of Way fine a distance of 359.54 fed: to a point of curve; Tttence Easterly along sald Right of Way,the same being a curve to the left having a radius of 371.77 feet a dlstBnce of 366.2.1feet to a point 65 feet West of the East Une of said Northeast Quarter, said point being on the Northeast Comer of said tract desaibed at Book 3270, page 341of Oklahoma county Records; Thence South 00°33'55" East a dlstam;e of 200.00 feet to the Point or Place of Beginning.

Tract II A part of the Northeast Quarter (NE/4) of sectlon Six (6}, Township Eleven (11)·North, Range Four (4) West, Indian Meridian, Oklahoma County, Oldahoma, more paitlculariy described as follows: Commendng at the Southeast Comer of said Northeast Quarter {NE/4) of said Section Six (6); Thence North 89°27'19• West along the Soutfl fine of said Northeast Quarter (NE/4) a dlstance of 1124.82 feet to the Point of Beginning; Thence continuing North 89°27'19" West along the soultl tine of said Northea5t Quarter (NE/4}a distance of 194.76 feet to the Southwest Comer of the East Half (E/2) of the Northeast Quarter (NE/4) of said Section Six (6); Thenee NorU1 00°40'40" West along the West One of the East Half (E/2) of said Northeast Quarter (N.E/4) a distance of 652.62 feet; Thence North 89°41'20" East a distance of 339.74 feet; Thence South 00°40'24• East a distance of 317.70 flret; Thence North 89°27'19• West a distance of 145.00 feet; Thence South 00°40'24• East a distance of 340.00 feet to the Polnt of Beginning.

801 South Council Road
Oklahoma City, OK 43128

(Sign Lease Parcel)

Legal Description

A part of the East Half (E/2) of the Northeast Quarter (NE/4) of Section Six (6). Township Eleven (11) North, Range Four (4) West, I.M., Oklahoma County, Oklahoma, more particularly described as follows:

Commencing at a nail with E.D. Hill Shiner found as the Southeast corner of the Northeast Quarter (NE/4) of said Section 6;

THENCE North 89 Degrees 27'19" West along the South line of said Northeast Quarter (NE/4) [the bearing upon which this description is based] a distance of 979.82 feet;

THENCE North 0 Degrees 40'24" West a distance of 657.70 feet to a 3/8 inch iron rod found as the point of beginning.

THENCE continuing NORTH 0 Degrees 40'24" West a distance of 344.71 feet [called 344.0 feet] to a 3/8 inch iron rod found on the South right-of-way line of Interstate Highway No. 40;

THENCE South 89 Degrees 41'20" West along said South right-of-way line a distance of 339.76 feet to a 3/8 inch rod found on the West line of the East half (E/2) of said Northeast Quarter (NE/4);

THENCE South 0 Degrees 40'40" East [called S 00 Degrees 40'24"E] along the West line of the East Half (E/2) of said Northeast Quarter (NE/4) a distance of 344.71 feet to a 3/8 inch iron rod found for corner.

THENCE North 89 Degrees 41'20" East a distance of 339.74 feet (called 339.76 feet) to the point of beginning.

Containing 117,143 square feet or 2,689 acres.

EXHIBIT A-27 TA Troutdale 790 NV/ Frontage Road Troutdale. OR PARCEl t Parcel 2,PARTITION PLAT NO. 1992-134,in the City of Troutdale 1 County of Multnomah and State of Oregon. PARCEL II: A portion of that property described fn Deed to Bums Brothers, Inc. and recorded May 1, 1988 In Book 2108,page 1690, Multnomah County Deed Records,situated In the J. M.Stott DonatJon Land Oaim and the D. F. Buxton Donation land Qaim, in the NortheaSt one-quarter of Section 26, Township 1 North, Range 3 East, of the Willamette Meridian, in the Oty of Troutdale,County of Multnomah and state of Oregon,being more particularly described as follows: Beginning at the Northeast comer of said Bums Brothers,Inc. property, said comer being on the Southerly right-of-way line of Columbia River Highway (I-84) as established by Circuit Court Suit No. 244166; and running thence South 0°25'09" West leaving said Southerly right-of-way line and tradng tlle Easterly line of said Burns Brothers, Inc. property a distance of 868.01 feet to the Northerly right-of-way line of the O.W.R.R.& N. Railroad;thence tradng said Northerly right-of-way line the following courses; along the arc of a 5,679.65 foot non-tangent radius curve to the right, through a central angle of 7°36'47",an arc distance of 757.98 feet (the long chord of which bears North 79°44'54" West 757.42 feet);thence North 75°55'30" West 348.66 feet; thence South 14°04'30" West 20.00 feet; thence North 75°55'30" West 80.00 feet to the Southwest corner of said Burns Brothers,Inc. property; thence feaving said Southerly right-of-way line and tracing the Wester1y line of said Bums Brothers,Inc. property North 0°28'10" East '102.86 feet to said SoUtherly right-of-way line of Columbia River Highway;thence tracing said Southerly right-of-way line North 81°<J0'15'' East 145.00 feet; thence continuing along said Southerly right-of-way.line North 23°12'40" East 97.04 feet to a point on the Westerly nne of that property described in Deed to Chevron U.S.A., Inc. and recorded June 1, 19n m Book 1153,page 1993, Multnomah County Deed Records; thence tradng said Westerly line South 4°26'15" East 174.01 feet to the Southwest comer thereof; thence b"adng the Southerly line of said Chevron property North 81°40'15" East 210.45 feet to a_ Inch iron rod with yellow plastic cap stamped ••oEA INC."; thence leaving said Southerly line South 0°2S09" West 49.96 feet to a 5/8 inch iron rod with yeflow plastic cap stamped ''DEA INC."; thence South 89°34'51" East 155.00 feet to a 5/B Inch iron rod with yellow plastic cap stamped "DEA INC." at a point which Is 60.00 feet Westerly of (when measured perpendlaJiar to) the Westerly line of Parcel 1 of Partition Plat No. 1992-134,a duly recorded Partition Plat in MlJJtnomah County; thence parallel with said Westerly line North 0°25'09" East 275.70 feet to a 5/8 Inch Iron rod with yellow plastic cap stamped "DEA INC." on saJd SOutheriy right-of-way line of Columbia River Highway; thence tradng said Southerly right-of-way line North 81°40'15" East 60.70 feet to the Northwest comer of said Parcel 1; thence leaving said Southerly right-of-way line and tradng said Westerly line of Parcel 1 SOuth 0°25'09" West 284.94 feet to the Sout;hwest corner thereof; thence tradng the SOUtherly line of said Parcel 1South 89 1134'51n gast 150.00 feet to the Southeast coiner thereof,said comer also being the Southwest comer of that property described in Deed to McDonald's CQrporation recorded October 1, 1988 in Book 2182,page 2523, Muftnomah County Deed Records;thence tradng the Southerly line of said Md>Onald's property North 89°33'45n East 200.00 feet to the Southeast corner thereof; thence tradng the Easterly line of said McDonald's property North 0°25'0911 East 300.00 feet to the Northeast corner thereof,said mrner being on said Southerly right-of-way line of Columbia River Highway; thence leaving said Easterly line and tradng said SOutherly r1ght-<Jf way line North 85°33'45" East 200.00 feet to the point of beginning. EXCEPT that portion thereof lying within Partition Plat No. 1992-134. IofJ

PARCEL III: A tract of land in the Northeast quarter of Section 261 Township 1North,Range 3 East of the Willamette Meridian,in the Oty of Troutdale, County of Multnomah and State of Oregon,and being a portion of that property desoibed In Deed from M.A. Cerruti to Rose M. Cerruti, recorded December 4,1946 in Book 1125, page 574, Deed Rerords, described as follows: Beginning at a point that is the Northeast comer of a tract of land described in Deed between Husky Oil COmpany of Delaware to HYEX Corporation, recorded December 12, 1972 In Book 899, page 34, Deed Remrds, which point Is also the Southwest oorner of that tract of land conveyed by Rna! Judgment dated November 20, 1958 under Suit No. 24+175 to the State of Oregon,by and through Its State Highway Commission; thence North 85°33'45'' East 501.56 feet to an iron rod which is the Northwest oomer of a tract of land conveyed to the Oty of Troutdale by Deed recorded August 31,19711n Book 810, page 12831 Deed Records; lflence Southerfy along the Westerly line of said City of Troutdale property,a distance of 20 feet to ttle SOuthwest oorner thereof;thence Easterly along the Southerly line of said City of Troutdale property a distance of 20 feet to the Southeast oomer thereof; thence South 0°22'40" West 959.46 feet to an Iron rod In the Northerfy line of the O.W.R.&N. Railroad right of way; thence North 84°04'20q West 372.35 feet to an Iron rod; thence along the Norther1y line on the arc of a 5689.6S foot radius curve to the left, through a central angle 1°30'39", an arc distance of 151.03 feet (the chord bears Nortfi 83°19'00" West 151.03 feet) to an Iron rod located at a point on the Railroad right of way which Is on the Easterly line of said HYEX Corporation property,extended Southerly; thence North 0°22'40" East 883.20 feet along said Easterly line to the point of beginning. Being also described as that portion of the D. f.. Buxton Donation Land Oalm,and the Northeast one quarter of Section 26,Township 1North, Range 3 Eaof the Wlllamette Meridian,in the Oty of Troutdale,County of Multnomah and State of Oregon,being more particularly described as follows: Commencing at tfle Northwest comer of the said D. F. Buxton Donation Land Oalm as monumented with a brass cap;thence South 0°14'20" West along the West line of said Donation Land Oaim 1703.49 feet to the Northerly line of Parcel2 of PAR11110N PLAT NO. 19 2-134, a duly recorded PARTITION PLAT In Multnomah County and the true point of beginning; thence following the Northerly perfmeter of said Parcel 2, South 89°34'51" East 116.5 feet; thence North 85°33'45" East 200.00 feet; thence North 0°25'09" East 300.00 feet to the Southerly right-of-way line of the frontage road; thence North 85°33'45q East along said Southerly right-of-way line of the Frontage Road;thence North 85°33'45" East along said Southerly right·of-way 2.00.00 feet to the Northeast corner of said Parcel 2; thence North 85°50'59" East along said light-of-way 501.18 feet to the Northwest corner of a parcel owned by the City of Troutdale: thence along the perimeter of sald Qty parcel South 0°24'49" West 20 feet; thence North 85°50'59'' East 20 feet to the Southeast comer of said Oty parcel;t:f:lence South 0°24'49" West along a line contiguous with the West line of a PARTTilON PlAT NO. 19.91 39,records of said county for 955.87 feet tD a polnt on the Norther1y r1ght-of-way line to the Union Pacific Railroad,being "10 feet perpendicular to the centerline, safd point is monumented with a Jones rebar; thence aloog said raH road rfght f-way North 84°49'58" West 288.67 feet to the beginning of a spiralanve to the right, having a chord of North 84° '58n West 89.88 feet,a centerline delta of 0°27'0411 and a center line length of 90.20 feet; thence along said r1ght of-way 89.89 feet to the beginning of a rurve to the right havfng a radius of 5689.58 feet, and a chord of North 83a39'31" West 143.64 feet;thence along said right-of-way and said curve 143.64 feet; thence North 0°2r0211 East 10.07 feet,to a point on the said Northerly right-of way line, being SO feet perpendlrular to the centerline of said railroad;on a curve to ttle right, having a chord of North 79°32'55" West 668.73 feet, thence along said right-of-way and said curve 669.12 feet to the beginning of a spiral curve to the right, having a chord of North 75°52.'21" West 89.81 feet, a centerline delta of 0°27'04" and a centerline length of90.20 feet; thence along said right-of-way and said rurve 89.81 feet; thence North 75°43'21" West along said rlght--of way 348.38 feet; thence South l4°16.39n West 20.00 feet; thence North 75°43'21" West along the Northerly right of-way being 30 feet 2 of3 perpendicular to the centerline of said railroad, 80.00 feet to the East line of the J. M. Stott Donation Land Claim; thence North 0°30'06" East along said Stott line 403.01 feet to the Southerly right-of-way line of said Frontage Road; thence North 81°40'15" East along said right-of-way 144.15 feet; thence North 23°12'40" East along said right-of-way line 97.04 feet; thence South 4°26'15" East 174.01 to a rebar marked "LS 1678"; thence North 81°40'15" East 210.45 feet thence South 0°25'09" West 49.96 feet to a rebar marked "DEA"; thence South 89°34'51" East 155.00 feet; thence North 0°25'09" East 275.70 feet; thence North 81°40'15" East along the said Frontage Road right-of-way 60.70 feet; thence South 0°25'09" West 284.95 feet; thence South 89°34'51" East 33.45 feet to the said true point of beginning.

3 of 3

EXHIBIT A-28

TA Greencastle
10835 John Wayne Drive
Greencastle, PA

ALL THAT CERTAIN real estate, lying and being in the Township of Antrim, Franklin County, Pennsylvania bounded and described as follows, to wit:

BEGINNING at an iron pin on the existing right of way line of Pennsylvania Route 16 and Easterly line of John Wayne Drive; T-358, thence along lands now or formerly of C.W. Wayne Dahlstrom and the Easterly right of way of John Wayne Drive along curve to the left, identified on a certain survey hereinafter referred to as curve "C1", said curve having a chord bearing of South 58 degrees 30 minutes 16 seconds West, a chord distance of 77.78 feet, a radius of 55 feet and an arc distance of 85.39 feet to a point; thence continuing along a curve to the right, identified as curve "C5", on said survey, said curve "C5" having a chord bearing of South 23 degrees 38 minutes 37 seconds West, a chord distance of 3.01 feet, a radius of 330 feet, and an arc distance of 3.01 feet to a point; thence continuing along lands of the same and aforementioned right of way South 23 degrees 54 minutes 18 seconds West 204.53 feet to a point of lands now or formerly of John L. Grove; thence along lands of the same and said right of way on a curve to the left identified as curve "C2" on aforesaid survey, said curve "C2" having a chord bearing of South 08 degrees 18 minutes 19 seconds West a chord distance of 145.21 feet, a radius of 270 feet and an arc distance of 147.02 feet to an iron pin, thence continuing along lands of the same South 07 degrees 17 minutes 40 seconds East 321.62 feet to a nail and cap at lands of John Wayne, Inc. and said right of way; thence continuing along the same herein on a curve to the left, identified as curve "C3" on the aforesaid survey, said curve "C3" having a chord bearing of South 18 degrees 22 minutes 53 seconds East a chord distance of 142.3 feet a radius of 330 feet and an arc distance of 143.19 feet to an iron pin, thence along lands of the same and said right of way, South 29 degrees 28 minutes 06 seconds East, 139.60 feet to a point at lands of John Wayne Drive and along lands of John Wayne, Inc. South 20 degrees 32 minutes 15 seconds West, 1369.94 feet to an existing iron pin at corner of lands of John Wayne, Inc., and on line of lands now or formerly of the Bowman Group LLP, thence along lands of the Bowman Group, North 48 degrees 58 minutes 15 seconds West, 621.75 feet to an existing iron pin in the Easterly right of way line of Interstate Route 81; thence by the right of way of Interstate Route 81, North 19 degrees 07 minutes 37 seconds East 647.92 feet to a point, thence by the same along the following courses and distances: North 22 degrees 33 minutes 38 seconds East 150.27 feet, North 28 degrees 09 minutes 50 seconds East 101.86 feet, North 16 degrees 49 minutes 38 seconds East 149.52 feet, North 07 degrees 49 minutes 01 seconds East 25.50 feet, North 19 degrees 07 minutes 37 seconds East 25.00 feet, North 30 degrees 26 minutes 13 seconds East 50.99 feet, North 20 degrees 16 minutes 22 seconds East 250.05 feet, North 12 degrees 17 minutes 03 seconds East 125.90 feet, North 19 degrees 07 minutes 37 seconds East 225.00 feet, North 27 degrees 39 minutes 28 seconds East 101.12 feet, North 14 degrees 16 minutes 59 seconds East 118.42 feet, North 31 degrees 59 minutes 29 seconds East 42.90 feet to a point at the right of way line of Pennsylvania Route 16; thence by right of way Route 16 along a curve to the right, identified as curve "C4" on the said survey said curve "C4" having a chord bearing of South 75 degrees 52 minutes 12 seconds East a chord distance of 39.30 feet, a radius of 5774.65 feet and an arc distance of 39.30 feet to a point; thence by the same South 70 degrees 38 minutes 27 seconds East 50.62 feet to a point;*thence by the same South 76 degrees 29 minutes 43 seconds East 49.11 feet to the place of BEGINNING.

CONTAINING 23.4899 acres as per survey of Byers & Runyon Surveying, entitled "Alta Survey for Travel Centers of America, Inc., dated April, 1999 and revised May 24, 1999.

BEING Tax Parcel No. A-17-62A.

BEING the same premises which C.W. Wayne Dahlstrom and Lona L. Dahlstrom, his wife, John L. Grove and Cora I. Grove, his wife by Deed dated 11/23/1988 and recorded 12/1/1968 in the County of Franklin in Deed Book 1036 page 1, conveyed unto Roadway Realty, Inc., in fee.

AND the said Roadway Realty, Inc. has since merged with and into Travel Ports of America.

AND the said Travel Ports of America, has since merged with and into TA Operating Corporation, a Delaware Corporation by virtue of Articles of Merger dated 6/3/1999 and filed with the Secretary of State of Pennsylvania on 6/21/1999.

*thence S 76° 29' 4" E, 100'; thence S 87° 48' 19"E 50.99';

EXHIBIT A-29 Milesburg, PA (TA) 875 North Eagle Valley Road Milesburg, PA ALL THAT CERTAIN piece, parcel or tract of land located in Boggs Township, Centre County, Pa., bounded and described as follows: BEGINNING at a railroad spike set on the southeasterly right-of-way line of State Route 0150 at its intersection with the centerline of the right-of-way of Township Route 644; thence running along said centerline South 58 degrees 10 minutes 21 seconds East 522.29 feet to a railroad spike set; thence running along the same South 53 degrees 42 minutes 21 seconds East 106.16 feet; thence running along the same South 33 degrees 45 minutes 21 seconds East 98.27 feet to a railroad spike set on the Northwesterly right-of-way of Seda-Cog Joint Rail Authority; thence running along said right-of-way of said railroad South 62 degrees 19 minutes 39 seconds West 1570.86 feet to a steel pin set of the Southeasterly right-of-way line of State Route 0150; thence running long said right-of-way following a curve to the left, said curve having a delta angle of 11 degrees 03 minutes 11 seconds, a radius of 1226.28 feet, a curve length of 236.56 feet and along chord bearing of North 40 degrees 29 minutes 36 seconds East 236.20 feet to a steel pin set; thence running along the same North 34 degrees 58 minutes 00 seconds East 91.65 feet to a railroad spike set; thence running along the same North 55 degrees 02 minutes 00 seconds West 10.00 feet to a railroad spike set; thence running along the same North 34 degrees 58 minutes 00 seconds East 900.00 feet to a steel pin set; thence running along the same North 55 degrees 02 minutes 00 seconds West 10.00 feet to a steel pin set; thence running along the same North 34 degrees 58 minutes 00 seconds East 177.90 feet to a railroad spike set to the place of beginning. CONTAINING 11.570 acres of land. BEING Tax Parcel No. 7-8-95.

EXHIBIT A-30 TA Spartanburg 1402 E. Main Street Duncan (Spartanburg), SC PROPERTY DESCRIPTION Tax Map No. 5-25..00-122.00 All that certain piece, parcel or tract of land together with improvements thereon, situate, lyiqg and being located in Spartanburg C01mty, South Carolina, western side of the intersection ofSC Highway 290 and Interstate Highway 85 as more particularly shown on that certain ALTAIACSM Land title survey prepared by International Land Surveying, Inc., by Joseph H. Parker, Surveyors License No. L-11593 dated August 31, 1993, with the following metes and bounds as shown on said survey: BEGINNING at an iron rod in the southern right-of-way Line ofSC Highway 290 (83 feet from center), at its intersection with the western right-of-way line of Interstate Highway 85 and runs thence with the west right-of-way line oflnterstate 85, the same being about 1 foot west of the control access fence the following courses and distances:South 41 degrees 14 minutes 36 seronds West 315.89 feet to an iron rod, South 39 degrees 30 minutes 02 seconds West 306.28 feet to an iron rod, South 43 degrees 39 minutes 02 seconds West 195.12 feet to an iron rod, South 48 degrees 56 minutes 26 seconds West J 88.30 feet to an iron rod, South 52 degrees·07 minutes 47 seconds West 188.91 feet to an iron rod and South 52 degrees 07 minutes 25 seconds West 308.25 feet to an existing iron pipe in the western right of-way line oflnterstate Highway 85; thence North 38 degrees 26 minutes 11 seconds West 728.85 feet to an existing iron pipe in the east line of the right-of-way for Inglesby Parkway; thence along said line North 45 degrees 52 minutes II seconds East 820.04 feet to an iron rod in said line at its intersection with the new right-of-way line (50 feet from center) of Inglesby Parkway; thence with said new east right-of-way line offng1esby Pmkway North 47 degrees 02 minutes 05 seconds East 41.31 feet to a nail in said right-of-way line; thence continuing withsaid east right--of-way line North 44degrees 44 minutes East 42.36 feet to an iron rod in swd right-of-way Line; thence leaving said new right--of-way end with the original right-of-way North 45 degrees 52 minutes 11 seconds East 307.45 feet to a nail; thence <:ontinuing withsaid old right-of-way oflnglesby Parkway North 45 degrees 36 minutes 02 seconds East 189.29 feet to an iron rod in said right-of·way at its intersection with the new right-of-way for q site distance between Inglesby Parkway and SC Highway 290; thence with said site distance·South 80 degrees 06 minutes 35 seconds East I 00.19 feet to an iron rod where said site distance intersects the south right-of-way line ofSCHighway 290; thence with thesouth right-of-way line ofSC Highway 290 the following courses and distances: South 43 degm!s 43 minutes 48 seconds East 5.74 feet to an iron rod, South 41 degrees 02 minutes 45 second.s East 211.23 feet to a con nail, South 38 degrees 23 minutes 27 seconds East 149.66 feet to aeon nail., South 41 degreesJ8 minutes 54 seconds East 190.13 feet to a con nail and South 43 degrees 45 minutes 47 seconds East 86.8 feet to the point ofbeginnjng, containing 25.733 acres, more or less. Page I of 3

ALSO: All that parcel of land in Spartanburg County, South Carolinsituate at the southwest comer of the intersection of US Highway Interstate 85 and South Carolina Highway No. 290, designated as Tract 1-A, containing 30.06 acres, more or less, on a plat made for Oelunig Oil Co., Inc. By Nell R. Phillips, Surveyor, dated February 187 1972 and recorded in Plat Book 67 at pages 16 and 17, and having according to said plat the foiJowing metes and bounds, to-wit: BEGINNING at a bolt ·m the center line of South Carolina Highway No. 290, 309 feet northwesterly from the center line ofl-85 at the point were I-85 is crossed by Highway 290, and runningS 46-53 W 502.4 feet with highway right-of-way to a concrete momnnent; thence the following six courses continuing with the right-of-way ofi-85, S. 37-20 W 166.3 feet; S 35-32 W 135.5 feet; S 47-20 W 198.4 feet; S 51-15 W 196.8 feet; S 50-55 W 263.2 feet; S 52-43 W 125.4 feet to an iron pin; thence leaving the right-of-way and running N 38-26 W 947.7 feet to an iron pin; thence N 55-44 E 1207.5 feet to an iron pin; thence N 45-36 E 301.2 feet to a_ nail and cap in center line of South Carolina Highway No. 290; thence with center line of Highway 290, S 43-07 E 758.8 feet to the beginning. LESS AND EXCEPTED TIIEREFROM is all that rtain tract or parcel ofland in Spartanburg County, South Carolina described as follows:From an old iron pin and coriunon comer of properties ofOehmig Oil Co., Inc. and Allen J. Inglesby at the right of way ofSC Highway 290thence S 45-36 W for a distance of263.62 feet to an old iron pin and common comer of properties ofOehmig Oil Co., Inc. and Allen J Inglesby, said comer being the point of beginning for survey !Dld description of a parcel of land containing 2.873 acres, more or less, thence S 55-44 W 1206.04 feet to an old iron pin and oomer; thence S 37-48 E 207.85 feet to an iron pin and comer; thence N 45-52 E 1211.13 feet to an old iron pin and point of beginning. Said property more particularly described and conveyed by Deed to Allen J. Inglesby, et al. recor ed in Deed Book 54 R at page 413, Register of Deeds for Spartanburg County, State of South Carolina. ALSO LESS AND EXCEPTED THEREFROM is all that parceJ or strip of land, in fee simp[e, with improvements the.ret>n, if any, containing 28,297 square feet of land and being described as follows: within 52 feet, on the right, of the construction centerline of SC Route 290 between survey stations 140+97 and 142+00; thence along a transition to 62 feet at survey station 144+ J ] ; thence continuing along a transition to 76 feet at survey station 145+60; thence continuing along a transition to 83 feet at survey station 147+50 and continuing 83 feet to survey station 148+30, including rights of access as may be needed for vontroUed access fucilities. Also herein condemned is land for a 90 foot x 65 foot triangular area on the right opposite of approximate mainline survey station 141+12 at the intersection of the right of way of SC Route 290 and Inglesby Parkway. Also within 40 feet on the left of the coilstructjon centerline of lnglesby Parkway between survey stations 0+31.5 and 4+0; thence along a transition to 50 feet at survey station 6+50 and continuing at 50 feet to survey station 8+50. Property herein condemned is measured from survey centerline of Inglesby Parkway between survey stations 4+10.01 and 8+50 (Tie Equality: 4+18.01 Relocation Back=4+17.94 original line Ahead.) Page 2 of 3

ALSO LESS AND EXCEPTED THEREFROM is all that certain parcel of land described as follows:

BEGINNING at a concrete right of way monument 83 feet from the construction centerline of SC Highway 290 and on the western right of way of Interstate 85 and running thence along the right of way of Interstate 85 S 41-17-13 W 17.06 feet to an old iron pin (½" rebar), said pin being 100 feet from the construction centerline of SC Highway 290, thence leaving the right of way of Interstate 85 and running along the new 100 foot right of way of SC Highway 290 43-45-47 W 41.47 feet to an old iron pin (½" rebar) thence N 20-44-15 W 43.46 feet to an iron pin (½" rebar), 83 feet from the construction centerline of SC Highway 290, thence running along the 83 foot right of way of SC Highway 290 S 43-45-47 E 40.00 feet to an old iron pin (½" rebar); thence continuing along the 83 foot right of way of SC Highway 290 S 43-45-47 E 40.00 feet to the point of beginning and containing 1992.52 square feet.

This is the same property conveyed to the SC Department of Transportation recorded August 8, 1997 in Deed Book 66 H at page 639.

Page 3 of 3

EXHIBIT A-31 TA Franklin '-f400 Peytonsville Road Franklin. TN I ) LAND IN TI-iE TENTH CIVIL DISTRICT, Wlli.IAMSON COUNTY, TENNESSEE, BEING DESCRIBED ACCORDING TO AN UNRECORDED SURVEY BY INTERNATIONAl lAND SURVEYING, INC., 611 24Tii AVENUE 5. W. SUITE C, NORMAN, OKLAHOMA 73069, DATED' FEBRUARY 19, 1993, PATRICK S. COODE, SURVEYOR, UCENSE NO. 855,AND BEING MORE PARTIQJLARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON ntE NORTH RIGHT·OF-WAY UNE OF GOOSE CREEK BY-PASS (HAVING AN EXISTING 80 FOOT RIGHT-OF-WAY}, SAID POINT BEING NORlli SO 29' 50" EAST 40 FEET FROM A CONCRffi MONUMENT AT HIGHWAY STATION 528.00; THENCE AlONG lHE NORTHERlY RIGHT-OF WAY UNE OF GOOSE ffiEEK BY PASS NORnt 58° 50' WEST 106.14 FEET TO A CONCRETE MONUMENT; THENCE NORTH 12° 00' WEST 757.51 FEET ALONG TliE EASTERLY RIGHT-OF-WAY UNE OF INTERSTATE 65 TO A.CONCRETE MONUMENT; TiiENCE SOUTif 86° 40' 55" EAST 866.77 FEET TO A CONCRETE MONUMENT; THENCE SOllTH 8° 30' 01" WEST 828.91 FEET TO A CONCRffi MONUMENT ON THE NORTH RIGHT-OF-WAY UNE OF GOOSE CREEK BY-PASS; 111ENCE NORTH 81° 28' 41" WEST 500 FEET AlONG THE NORTii RIGHT-OF-WAY LINE OF GOOSE CREEK BY-PASS TO TI-iE POINT OF BEGINNING. . AllOF TiiE ABOVE·DESCRIBED LAND BEING THE SAME AS FOLLOWS: BEING A TRACT OR PARCEL OF LAND LYING IN THE TENTH CML DISTRICT, WilliAMSON COUNTY, TENNESSEE, SAID TRACT OR PARCEL BEING BOUNDED ON THE SOUTH BY GOOSE CREEK BY-PASS AND ON THE WEST BY INTERSTATE I-68 AND BEING MORE PARTICULARLY DESCRIBED AS FOllOWS: BEGINNING AT AN EXI511NG CONCRETE HIGHWAY MONUMENT BEING LOCATED ON lliE NORTiiERLY RIGHT OF WAY OF GOOSE CREEK BY·PASS (100' RIGHf OF WAY) AND LYING IN THE WESTERLY UNE OF THE PROPERTY NOW OR FORMERLY CONVEYED TO MARKETING CO.', PS OF RECORD IN VOLUME 803, PAGE 889, R.O.W.C, TENNESSEE AND BEING THE SOUTHEASTERLY CORNER OF TiiE HEREIN DESCRIBED TRACT; lliENCE WITH THE NORTHERLY RIGHT OF WAY GOOSE EEK BY·PASS N81 . 28'41" W, 500.00 FEET TO AN IRON PIN {SET} AT THE INTERSECTION OF AFORESAID RIGHfOF WAY AND IN THE EASTERLY RIGHT OF WAY OF INTERSTATE 1-65; "THENCE CONTINUING WITH SAID EASTERLY RIGifT OF WAY OF INTERSTATE 1-65 Wmt TilE FOLLOWING 1WO CAU.S N58 50'00"W, 106.14 FEET TO AN IRON PIN (SEl) AND N12 OO'OO"W, 757.51 FEET TO AN EXISTING CONCRETE HIGHWAY MONUMENT LYING IN THE EASTERLY RIGHT OF WAYOFAFORESTATED INTERSTATE 1-65, AT THE SOUTHWESTERLY CORNER OFTHE PROPERTY NOW OR FORMERLY CONVEYED TO "FRANKUN BUSINESS PARK'', AS OF RECORD IN PLAT BOOK 15, PAGE 83. R.O.W.C., TENNESSEE AND BEING THE NORTHWESTERLY CORNER OF TifE HEREIN DESCRIBED TRACT TiiENCE WITH THE NORTHERLY UNE OF TI-fE HEREIN DESCRIBED TRACT 586 40'55"E, 966.77 FEET TO 1\N EXISTING CONCRETE MONUMENT AT THE NORTHWESTERlY CORNER OF THE HEREIN DESCRIBED TRACT; THENCE WITH THE EASTERlY UNE OF THE HEREIN DESCRIBED 1RACT 58 30'01W, 828.91 FEET TO THE POINT OF BEGINNING AND CONTAINING 13.192 ACRES MORE OR LESS. BEING THE SAME PROPERTY CONVEYED TO NATIONAL AUTO{TRUCKSTOPS, INC., A DElAWARE COPORATION BY SPECIAL WARRANTY DEED FROM UNION Oil COMPANY OF CAUFORNJA, A CAUFORN!A CORPORATION OF RECORD IN BOOK 1066, PAGE 941, REGISTER'S OFFICE FOR WILLIAMSON COUNTY, TENNESSEE; THE SAID NATIONAL AUTO/TRUCKSTOPS, INC., A DELAWARE COPORATION HAVING BEEN MERGED lNTO TA OPERATING CORPORATION, A DELAWARE CORPORATION, BY ARTIU.ES OF MERGER OF RECORD IN BOOK----' PAGE ----J REGISTER'S OFFICE FOR WILliAMSON COUNTY, TENNESSEE.

EXHIBIT A-32 T:\ Amarillo 7('100 I-40 East \Vhitakcr Rd . . \ma•·illo. TX A 28,9323 acre tract of land being all of Lots 1 and 2, Block 1, Unaoal Addition Unit No. 1, an Addition to the City of Amarillo in section 90, Block 2, AB&M Survey, Potter County, Texas, as filed of record in Volume 2079, Page 55 of the Official Public Records of Potter county, Texas, and being further described by metes and bounds aa follows: BEGINNING at a 1/2 inch iron rod with a red plastic cap marked "KELLEY-RPLS-503• found in tlte Easterly right-of-way line of Whitaker Road .-nd the Southerly ri ht-of-way line of u.s. Interstate Highway 40 marking the most westerly northwest corner of this tract; · .along the Southerly right-of-way line uC IuLHr t THRNCE N3 de reea 24' Highway 40, a distance of 16,52 feet (RI: N 43 degrees 43' JO" E. 18.20'} to a wooden highway monument with a 60 D nail found in the center marking the moat Northerly Northwest corner of this tract and from which the Northwest corner of said Section 90 as shown on the recorded plat of said Unocal Addition Unit No. 1 bears 43 degrees s 43' 30", 5.3.88'; West 22.60'; N 0 degrees 06' OD" E, 342,20'; THENCE N 87 degrees 18' J7" E {Base Bearing), along the Southerly right-of-way line Interstate Highway 40, a distance of 576.00 feet (RI: N 67 degrees lB' 37" E, 575.30') to an "X in concrete set marking a point af iot.eraection in the North line of this tract; THENCE s 89 degrees SO' 55" E, along the Southerly right-of-way line of Interstate Highway 40, a distance of 372.62 feet (RI! S B9 degrees 54' 00" B 372.96') to 1/2 inch iron rod found with a yellow cap marked "THOMAS-RPS-2203 mar king the Northeast corner of this tract; THENCE S 0 degrees 07' 31" W, along the East line of Loc 1, Block 1, ASCO Addition Unit No. 1, an Addition to the City of Amarillo in said Section 90 as filed of record in Volume 1200, Page 419-420 of the Deed Records of Potter County, Texas, a distance of 1319.78 feet {RI: S 0 degrees 06' oo W 1320.00} to a 1/2 inch iron rod found with yellow cap marked "THOMAS-RPS-2203" marking the Southeast corner of this tract; THENCE s 89 degrees 58'lW,a distance of 960.00 feet (RI: s B9 degrees s · 30" W 95'0.04 to a 1/2.inch iron rod found wit:h a red plastic cap marked aA&:J\ RPLS 2964" in the East right-of-way line of Whitaker Road marking the Southwest corner of this tract1 THENCE N o degrees 05' 16" E, along the Easterly right-of-way line of Whitaker 06' oon E 1241.47•) to the P CE road distance of 1280.6'6 feet {RIN 0 degrees OF BEGINNING. LESS AND EXCEPT: A 5.304 acre tract of land being out of Lot 1 & Lot 2, Block 1, Onocal Addition

Unit No. 1, Potter County, Texas, according to the recorded map or plat thereof, as recorded in Volume 2079, Page 55 of the Official Public Records of Potter County, Texas, said 5.304 acre tract being further described by metes and bounds as follows:

The Point of Beginning is a 1/2" rebar with a Yellow Cap marked "GOLLADAY" found, in the South right-of-way line of Interstate 40, at the Northeast corner of said Lot 1, Block 1, Unocal Addition Unit No. 1, same being the Northwest corner of Lot 1, Block 1, ASCO Addition Unit No. 1, according to the recorded map or plat thereof as recorded in Volume 1200, Page 419 of the Deed Records of Potter County, Texas, and being the Northeast corner of this tract;

THENCE S 00 degrees 05' 20" W on the common line of said Unocal Addition Unit No.1 and ASCO Addition Unit No. 1, at a distance of 950.11 feet pass the Southeast corner of said Lot 1, Block 1, Unocal Addition Unit No. 1, same being the Northeast corner of said Lot 2, Block 1, Unocal Addition Unit No. 1, continue for a total distance of 1320.15 feet to 1/2" rebar with a red plastic cap marked" APEX 5275" (such type rebar hereafter being refereed to as an APEX-Cap) found at the Southeast corner of said Lot 2, Block 1, Unocal Addition Unit No. 1, same being the Southwest corner of ASCO Addition Unit No. 1, and being the Southeast corner of this tract;

THENCE S 89 degrees 58' 07" W on the South line of said Lot 2, Block 1, Unocal Addition Unit No. 1, same being the South line of this tract, for a distance of 175.00 feet to an APEX-CAP set for the Southwest corner of this tract;

THENCE N 00' 05' 20" E on the West line of this tract, at a distance of 370.04 feet pass the North line of said Lot 2, Block 1, Unocal Addition Unit No. 1, continue for a total distance of 1320.55 feet to an APEX Cap set in the South right-of-way line of Interstate 40 for the Northwest corner of this tract;

THENCE S 89 degrees 54' 00" E (Base hearing) on the South right-of-way line of Interstate 40 for a distance of 175.00 beet to the POINT OF BEGINNING.

Said tract contains 5.304 acres of land, and is now know as Lot 2, Block 1, ASCO Addition Unit No. 2, being a replat of the East 175 feet of Lots 1 and 2, Block 1, Unocal Addition Unit No. 1, an Addition to the City of Amarillo, according to the recorded map or plat thereof, of record in Volume 3118, Page 541, Official Public Records, Potter County, Texas.

7000 I-40 East Whitaker Road
Amarillo, TX 79118

Leasehold Parcel

DESCRIPTION:

A 5.00 ACRE TRACT OF LAND OUT OF SECTION 30, BLOCK 2, A.B. & M. SURVEY, POTTER COUNTY, TEXAS, DESCRIBED BY METES AND BOUNDS TO-WIT:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 30; THENCE WEST 2,245.64 FT. TO A POINT; THENCE SOUTH 1,650.37 FT. TO A POINT MARKING THE SOUTHEAST CORNER AND TRUE PLACE OF BEGINNING OF THE TRACT OF LAND HEREIN DESCRIBED;

THENCE N 89°55'45" W 350.00 FT. TO THE SOUTHWEST CORNER;

THENCE N 00°04'15" E 622.29 FT. TO THE NORTHWEST CORNER;

THENCE S 89°55'45" E 350.00 FT. TO THE NORTHEAST CORNER ;

THENCE S 00°04'15" W 622.29 FT. TO THE PLACE OF BEGINNING AND CONTAINING AN AREA OF 5.00 ACRES OF LAND.

UTILITY EASEMENT (A)

DESCRIPTION:

A TRACT OF LAND IN SECTION 30, BLOCK 2, A.B. & M. SURVEY, POTTER COUNTY, TEXAS, BEING TWENTY FEET IN WIDTH AND LAYING TEN FEET EACH SIDE OF A CENTER LINE DESCRIBED BY METES AND BOUNDS TO-WIT:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 30; THENCE WEST 2,445.64 FT. TO A POINT; THENCE SOUTH 1,650.12 FT. TO A POINT IN THE SOUTH LINE OF A 5 ACRE TRACT OF LAND MARKING THE TRUE PLACE OF BEGINNING AND NORTHERLY TERMINUS OF THE CENTER LINE HEREIN DESCRIBED, THE SOUTHWEST CORNER OF SAID 5 ACRE TRACT BEARS N 89°55'45" W 150.00 FT. FROM SAID BEGINNING POINT;

THENCE S 13°31'09" W 214.99 FT. TO A POINT MARKING THE SOUTHERLY TERMINUS OF SAID CENTER LINE.

UTILITY EASEMENT (B)

DESCRIPTION:

A TRACT OF LAND IN SECTION 30, BLOCK 2, A.B. & M. SURVEY, POTTER COUNTY, TEXAS, BEING TWENTY FEET IN WIDTH AND LAYING TEN FEET EACH SIDE OF A CENTER LINE DESCRIBED BY METES AND BOUNDS TO-WIT:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 30; THENCE WEST 687.83 FT. TO A POINT; THENCE SOUTH 1,336.36 FT. TO A POINT IN THE WEST LINE OF A 10 ACRE TRACT OF LAND MARKING THE TRUE PLACE OF BEGINNING AND EASTERLY TERMINUS OF THE CENTER LINE HEREIN DESCRIBED, THE SOUTHWEST CORNER OF SAID 10 ACRE TRACT BEARS S 00°14'31" W 320.58 FT. FROM SAID BEGINNING POINT;

THENCE S 87°58'34" W 511.92 FT. TO A POINT;

THENCE S 86°46'22" W 1,047.57 FT. TO A POINT IN THE EAST LINE OF A 5.00 ACRE TRACT 385.33 FT. SOUTH OF THE NORTHEAST CORNER OF SAID 5.00 ACRE TRACT MARKING THE WESTERLY TERMINUS OF SAID CENTER LINE.

EXHIBIT A-33 8301 N Expressway 281 Edinburg, TX 78541-7060 A tract of land containing 17.2489 acres (751,362 square feet) situated in the County of Hidalgo County, Texas, consisting of 8.6235 acres (375,640 square feet) out of Lot 17, and 8.6254 acres (3 75,722 square feet) out of Lot 16, Block 47, Santa Cruz Gardens Subdivision Unit No. 2, according to the plat thereof recorded in Volume 8, Page 28, Hidalgo County Map Records, which said 8.6235 acres (375,640 square feet) was conveyed to Edinburg Auto Truck Stop, Inc by virtue of Warranty Deed recorded in Document No. 569099, Hidalgo County Official Records and said 8.6254 acres (3 75,722 square feet) was conveyed to Edinburg Auto Truck Stop, Inc., by \'irtue of Warranty Deed recorded in Volume 2656, Page 83 0, Hidalgo County Official Records, said 17.2489 acres also being more particularly described as follows: BEGINNING at the Northwest corner of Lot 17, Block 47, Santa Cruz Gardens Subdivision Unit No. 2, for the Northv/cst corner of this tract; THENCE, S 81 a 20' 00" E along the North line of Lot 17, Block 47 and within the right of way of F.M. 2812, a distance of 1252.00 feet to the Northeast comer of this tract; THENCE, S 08° 52' 00" W along the \Vest right of way line of U.S. Expressway 281, at a distance of30.00 feet pass a No.4 rebar found for the South right of way line ofF.M. 2R12, at a distance of 300.00 feet pass a No. 4 rebar found on the South line of Lot 17 and the North line of Lot 16, Block 4 7l continuing a total distance of 600.00 feet to a No. 4 rebar found on the South line of Lot 16, for the Southeast corner of this tract; THENCE, N 81° 20' 00" W along the South line of Lot 16, Block 47, a distance of 1252.54 feet to a No. 4 rebar found at the Southwest comer of Lot 16, for the Southwest corner of this tract; THENCE, N 08° 56' 25" E along the West line of Lot 16 and 17, Block 47 and the East line of Lake Citrus Estates Subdivision (Vol. 21, Pg. 27, li.C.M.R.), at a distance of 300.00 feet pass a No.4 rebar found for the North\vest corner of Lot 16, and the Southwest corner of Lot 1 7, at a distance of 570.00 feet pass a No. 4 rebar found for the South right of way line of Fi\1 2812, a total distance of 600.00 feet to the POINT OF BEGINNING, and containing 1 7.2489 acres (751 ,362 square feet), of which 0.8623 of one acre (3 7,560 square feet) lies in the right of way of FM 2 812, leaving a net of 16.3866 acres (713,802 square feet) of land, more or less.

EXHIBIT A-34

TA Terrell
1700 Wilson Road
Terrell, TX

LEGAL DESCRIPTION

Being Lot 1 and 2, in Block A, of THE RIP GRIFFIN ADDITION, an Addition to the City of Terrell, Kaufman County, Texas, according to the Map thereof recorded in Volume 2, Page 2, of the Map Records of Kaufman County, Texas, and being more particularly described below:

BEING all that certain tract or parcel of land in the R. Sowell Survey, A-443, Kaufman County, Texas, and being all of Lots 1, and 2, Block "A", of the Rip Griffin Addition to the City of Terrell, as recorded in Plat Cabinet 2, Envelope 2, of the Plat Records of Kaufman County, Texas and being more particularly described as follows;

BEGINNING at a ½" iron rod found for corner at the south corner of said Lot 1, Block "A", said point being in the northwest R.O.W. of Wilson Road;

THENCE N42°48'00"W, along the southwest line of said Block "A", Rip Griffin Addition, a distance of 1357.37 feet to a ½" iron rod found for corner at the south corner of Lot 3, Block "A";

THENCE N47°12'00"E, along the southeast line of said Lot 3, a distance of 622.21 feet to a ½" iron rod found for corner at the east corner of said Lot 3;

THENCE N43°28'00"W, a distance of 30.00 feet to a ½" iron rod found for corner at the north corner of said Lot 3;

THENCE N47°12'00"E, along the northwest line of said Lot 2, Block "A", a distance of 126.33 feet to a ½" iron rod found for corner in the southerly R.O.W. of Interstate Highway No. 20;

THENCE S70°29'00"E, along the southerly R.O.W. of Interstate Highway No. 20, a distance of 200.00 feet to a concrete monument found for corner;

THENCE S71°15'00"E, continuing along the southerly R.O.W. of Interstate Highway No. 20, a distance of 354.77 feet to a concrete monument found for corner;

THENCE S44°04'00"E, continuing along the southerly R.O.W. of Interstate Highway No. 20, a distance of 377.24 feet to a concrete monument found for corner;

THENCE S15°27'00"E, continuing along the southerly R.O.W. of Interstate Highway No. 20, a distance of 390.00 feet to a concrete monument found for corner;

THENCE S30°48'00"E, continuing along the southerly R.O.W. of Interstate Highway No. 20, a distance of 169.12 feet to a ½" iron rod found for corner in the northwest R.O.W. of Wilson Road;

THENCE S46°32'00"W, along the northwest R.O.W. of Wilson Road, a distance of 804.17 feet to the POINT OF BEGINNING and containing 28.806 acres of land.

EXHIBIT A-35 TA Parowan 1 I 00 North 130 \Vest Pann-van. UT Legal Description PARCEL 1: Beginning North 0°10'05" East 339.98 feet along the Section Uand North 90°00'00" East 40.28 feet from the West Quarter Comer of Section 12, Townsnip 34 South,Range 9 West, Salt lake Base and Meridian;thence North 77°'14'00" East 129.15 feeti thence South 69°26'41 11 East 268.47 feet; thence South 64°20'31" East 724.83 feet; thence along the Northerly and Eas_terty rtght of way with non access line of Highway 1-15 as follows: thence South 45°11'57" West 62.57 feet; thence along the arc of a non tangent curve to the right, having a radius of 758.51 feet a distance of 523.54 feelong cord for said curve bears South 64°53'10" West 513.21 feet; thence South 84°.t18'10" West 221.96 feet; thence along the arc of a non tangent OJTVe to the left, having a radius of 493.01 feet a distance of 199.78 feet, long dlord for said curve South 73°11'39M West 196.42 feet to a brass right-of-way marker,station 23+20; thence North 32°53'40" West 197.38 feet to a brass. cap right-of.,way marker station 38+49.52; thence along the arc of a non tangent OJrve to the right, having a radius of 522.96 feet a distance of 276.47 feet, long chord for said a.nve bears North 15°06'36" West 275.19 feet; thence North 00°10'11" East 46.25 feet to the point of beginning. EXCEPTING therefrom all coal,oil gas and other minerals in tllat portion lying within tlle West 316.83 met of the Northwest Quarter of the Southwest Quarter of said Section. PARCEL2: Together with an access and utility easement as disdosed by that certain General Warranty Deed recorded December 16, 1998 as Entry No. 401786 in Book 663 at Page 727 of Official Records desa1bed as follows: Beginning at a point North 0°10'05" East 339.96 feet along the S on line and East 40.28 feet from the West Quarter Comer of Section 12,Township 34 South,Range 9 W5alt lake Base and Merid' an;said point being a rlght-of way marker STA 42+00 on the Easterly non access line of Interstate Highway 15; thence West 23.92 feet;thence North 0°10'05" East 83.64 feet along the East line of a county road; thence South 69°26'.tJ1n East 160.06 feet to a point on a North South fence line; tflence South na37'00'' West 129.t:16 feet to the point of beginning. PARCEL3: Beginning North 0°10'05" East 273.16 feet along the Section line and North 90°00'00" East 418.06 feet from the West Quarter Comer of Section 12, Township 34 South, Range 9 West, 5alt lake Base anMeridian; thence North zgo21'15" East 69.69 feet; thence North 80°59'13" East 978.07 to the Northwesterly rig t-of-way line of Highway I 15;thence along the said rtght of-way hne and the arc of a 22n8.31 feet radius non-tangent OJrve to the right a distance of 203.46 feet, long chord for said curve rs South 4{}039'50" West 203.46 feet; thence South 48°08'04" West 196.43 feet along said r-15 right-of way; thence North 84°20'31" West n4.83 feet to the polnt of beginning.

EXHIBIT A-36 TA Ashland 1 0134 Lewiston Road Ashland, VA LEGAL DESCRIPTION 11-IAT certain parcel of lanwith improvements thereon and appurtenances belonging to such parcel, in Chickahominy District (formerly Ashland District), Hanover County, Virginia, about three miles south of the Town of Ashland on the north side of State Route 660,. (also known as Lewistown Road) at its intersection with Interstate 94 (sic), on the east side of Interstate 95, containing 25.1097 acres, described as folJows: BEGINNING at n point on a curve in the center line of Route 660, which point is 63.89' · (Delta 63 '22") plong a 572.96 1 radius curve, or on the chord N 64°]1'31,. E 63.86', from the begirming of such curve, which is N 60°59'50" E 784.6' from the center Jine intersection of Route 660 with Interstate 95; then N 37°57'50" W 31.f3' to a right-of-way monument on the new right-of-way to Route 660; then S 64°40'10'' W 69.55' to a monument on the right-of-way line to Route 660; then S 61°05'29" W 184.45' to a monument on the right-of-way line to Route 660; then S 73°21'24" W 140.58' to a monument on the right-of-way lie to Route 660 junction with the right-of-way line to Interstate Route 95; then N. 26°18'22" W. 653.01 • to ll monmnent on the right-of-way line to Interstate 95; then 342.75' along a 986.79' radius curve {Delta 19°54'04", chord N 16°21'/,0" W 341.Q3') to a monument on tho right-of-woy line to Interstate 95; thence N 6°24'18" W 1244.18' along the right-of-way l_ine of Interstate 95 to a rod (comer); then S 55°02'36" E 7.45' to a. rod (comer with Willie Lewis); then S 23°36'36" E 677.75'·along a line with Willie Lewis and Nona Mobley to a rod; then N 64°58'14" E 499.36' along a line with Nona Mobley to a rod (corner with Mary Henson); then S 25°01'46, RE 135.96' along a line with Mary Henson to a rod (comer with Bessie Cole); then S 7°27'47" E 1445.49' along a line with Bessie Cole and Cabell Luck to the center line of Route 660; then westwardly along the center line of Route 660; 79.22' on a 572.96' mdius curve or S 71 0'49" W 79.14' on the chord to the point of begiMig in the center line of Route 660, os surveyed by William Hugh Redd, Certified Land Surveyor, Certificate #243, Box 292, Ashland, Virginia, on January, 1966. ALL of the above described land being the swne as follows: BEGINNING at an iron rod in the Northern line of Lewistown Road (State Route 802) a.t its intersection with the Southern line of Ramp D of Interstate Roue 95; thence from said point ofbegirming along said southern line of Ramp D, S 66°02'57" W a distance of 140.88 feet to a highway monument; thence along the Eastern line of Ramp D N 32°59'05" W a distance of 653.02 feet to an iron rod; thence along a curve to the right having a radius of 982.74 feet, a length of 341.96 feet (chord N 22°45'26" W, 340.24 feet) to a highway monument in the Eastern line of Interstate Route 95; thence along the Eastern line oflnterstate Route 95 N 12°55'59" W a distance of 12l9.89 feet to an iron rod; thence S 62°14'22" E a distance of 7.64 feet to an iron rod; thence S 30°15'25" E a distance of 672.28 feet to an angle iron; thence N 58°28'05" E a distance of 498.28 feet to an iron pipe; thence S 31°52.41" E a distance of 135.12 feet to an iron pipe; thence S 14°09'54" E a distance of 1450.81 feet to a point in the center line of Lewistown Road; thence along the center line of Lew1stown Road in a curve to the South and West having a radius of 572.96 feet and a Jengtb of 89.35 feet (chord s· 66°24'08" W 89.26 feet) to a point thence N 28°23'02" W a distance of 35.00 feet to a highway monument in tlle Northern line of Lewistown Road; thence along the Northern line of Lewistown RoadS 55°36'58" W a distance of253.59 feet to the Point of Beginning and·containing I ,095,260 square feet or 25.144 acres.

EXHIBIT A-37 TA Madison 5901 Highway 51 DeForest (Madison). WI Part of the Southeast Quarter of the Northeast Quarter (SE 1/4 NE 1/4) of Sect:fon Eight (8),Township Eight (8) Norttl,Range Ten (10) East,In the Town of Burke, Dane County, Wlsamsin, more particularly described as follows: Commenting on the centerline of U.S. Highway 51at the East quarter comer of said Section 8; thence West 59.0 feet to the West right-of-way of said U.S. Highway 51; thence North 0°06' East, 407.7 feet along said right-of-way to the point of beginning of this description;thence continuing North 0°06' East, 558.0 feet along said right-of-way of U.S. Highway 51; thence North 29°54 1West, 143.18 feet along the right-of-way of the U.S. Highway 51;thence North 60°06' West,178.12 feet along the right-of-way of a town road to a point of rurvature; thence on a ·curve to the left of radius 878.8 feet whose long chord bears North 73a47' West, 320.65 feet; tflence North 87°21' West,67.48 feet along the right-of-way of said town road; thence South 0°6'West, 858.94 _feet;thence South 89°54'Ea5t1600 feet to the point of beginning.

EXHIBIT A-38 TA Raw·Iins 1400 Higley Blvd. Rawlins. WY Legal Description All of Tract A and a portion of Tract B of the B.R•.Griffin Track Stop Subdivision of the City of Raw ins, Carbon County, Wyoming, more completely described as fol owa: Beginning at the Southeat corner of said Tract A, on the Westerly right of way of Wyoming Highway 78, and which bears SBl•Oo'47aw, 2074.43 ft. from the East Y. corner of sec. 21, T2l.N, RB7W, Carbon Cougty, Wyoming1 Thence along a curve to the left, along the Westerly right of way of Kighway 78, and along the East line of said Tract A, an arc distance of 265.88 ft. on a radius of 1849.96 ft., through a ceatral1U1gle of 8'14'0511 , to a point, Thence N29'2S'21°W, 136.92 ft. along the Nestarly right of way of Highway 78 and along the Bast line of said Tract A to the Northeast corner of said Tract A; Thence along a non-tangent curve to_tbe right and along the Northerly line of said Tract A and B, 381.79 ft. on a radius of 1220.96 ft., th ough a cantral mngla of 18•11'52•, to a point which is J4.04 ft. on an arc West of the Northwest corner of said Tract A; Thenae Sl2°05'19•B, 110.22 ft. parallel to the West line of. said Tr11ot A to a poiotr Tbooe N77°54'4;L11 B, 34.00 f . t;o a. point on tho Wost l a of said Tract A, OB.73 ft. South of the Northwest corner of said 'tract AI Thence Sl2°05'19°B, 240.26 ft. along the West line of said Tract A to the Southwest corner of said Tract AI Thence N17°54'41aE, 451.73 ft. along the Southerly line of said Tract A to the point of beginning, AND All of Tract C of the B.R. Griffin Truck Stop SUbdivision of the City of Rawlins, Carbon County, Wyoming AND All of Tract n·of the B.R. Griffin Truck Stop Subdiviaion of the City of Rawlins, Carbon County, Wyoming.

EXHIBIT B

New Properties

TA Site No.	Property Address
235	8301 N. Expressway 281, Edinburg, TX 78541.

EXHIBIT C

Petro Properties

None.

EXHIBIT D

Trade Area Restriction Waivers

TA Site No.	Property Address
397	426 Alabama Highway 69 S, Hanceville, AL 35077.
399	2842 SE Frontage Rd., Johnstown, CO 80534.
377	10200 Old Federal Rd., Carnesville, GA 30521.
376	1035 W. State Road 42, Brazil, IN 47834.
244	5884 S. Wilbur Wright Rd., New Lisbon, IN 47366.
250	1441 W. US Hwy 20, Porter, IN 46304.
382	4230 W. Highway 24, Remington, IN 47977.
243	15587 M-60, Tekonsha, MI 49092.
385	14150 Hwy 418 SW, Deming, NM 88030.
251	1670 U.S. Hwy 601 North, Mocksville, NC 27028.
378	98 Grove St., DuPont, PA 18641.
253	849 Victory Hwy. West, West Greenwich, RI 02817.
255	289 Howard Baker Hwy, Pioneer, TN 37847.
340	101 Cornelius Road North, Hillsboro, TX 76645.
394	110 Interstate 35 Frontage Rd., Pearsall, TX 78061.